Exhibit 10.11

Confidential Treatment Requested by Capital Trust, Inc.

AMENDED AND RESTATED

MASTER REPURCHASE AGREEMENT

Dated as of March 31, 2011

Between

CT LEGACY MS SPV, LLC,
CT XLC HOLDING, LLC
BELLEVUE C2 HOLDINGS, LLC
and CNL HOTEL JV, LLC, collectively,

as Seller,

and

MORGAN STANLEY ASSET FUNDING INC.,

as Buyer

TABLE OF CONTENTS

Page

-i-

ANNEXES, EXHIBITS AND SCHEDULES

ANNEX I	Names and Addresses for Communications between Parties

ANNEX II	Scheduled Assets

EXHIBIT I	Form of Confirmation

EXHIBIT II	Authorized Representatives of Seller

EXHIBIT III-A	Monthly Reporting Package

EXHIBIT III-B	Quarterly Reporting Package

EXHIBIT III-C	Annual Reporting Package

EXHIBIT IV	Form of Custodial Delivery

EXHIBIT V	Form of Power of Attorney

EXHIBIT VI	Representations and Warranties Regarding Individual Purchased Assets

EXHIBIT VII	Asset Information

EXHIBIT VIII	Advance Procedures

EXHIBIT IX	Form of Bailee Letter

EXHIBIT X	UCC Filing Jurisdictions

EXHIBIT XI	Form of Servicer Notice

EXHIBIT XII	Form of Release Letter

EXHIBIT XIII	Covenant Compliance Certificate

EXHIBIT XIV	Form of Re-Direction Letter

AMENDED AND RESTATED MASTER REPURCHASE AGREEMENT

AMENDED AND RESTATED MASTER REPURCHASE AGREEMENT, dated as of March 31, 2011, by and between MORGAN STANLEY ASSET FUNDING INC., a Delaware corporation (“Buyer”) and CT LEGACY MS SPV, LLC, a Delaware limited liability company, CT XLC HOLDING, LLC, a Delaware limited liability company, BELLEVUE C2 HOLDINGS, LLC, a Delaware limited liability company and CNL HOTEL JV, LLC, a Delaware limited liability company (collectively, “Seller”).

ARTICLE 1.
APPLICABILITY

Capital Trust, Inc., CNL Hotel JV, LLC, Bellevue C2 Holdings, LLC, CT RE CDO 2004-1 Sub, LLC, CT RE CDO 2005-1 Sub, LLC and CT XLC Holding, LLC (collectively, “Original Sellers”) and Morgan Stanley Bank, N.A. (predecessor-in-interest to Buyer) are parties to that certain Master Repurchase Agreement dated as of July 29, 2005 (as the same has been amended, supplemented or otherwise modified from time to time, the “Existing Agreement”).

Morgan Stanley Bank, N.A. has assigned all of its right, title and interest in and to the Existing Agreement and all repurchase documents in connection therewith to Buyer.

Original Sellers and Buyer have agreed that the Existing Agreement shall be amended, restated and superseded in it entirety by this Agreement. This Agreement hereby amends, restates and supersedes the Existing Agreement in its entirety.

From time to time the parties hereto may enter into transactions in which Seller and Buyer agree to the transfer from Seller to Buyer all of its rights, title and interest to certain Eligible Assets (as defined herein) or other assets and, in each case, the other related Purchased Items (as defined herein) (collectively, the “Assets”) against the transfer of funds by Buyer to Seller, with a simultaneous agreement by Buyer to transfer back to Seller such Assets at a date certain or on demand, against the transfer of funds by Seller to Buyer.  Each such transaction shall be referred to herein as a “Transaction” and, unless otherwise agreed in writing, shall be governed by this Agreement, including any supplemental terms or conditions contained in any exhibits identified herein as applicable hereunder.  Each individual transfer of an Eligible Asset shall constitute a distinct Transaction.  Notwithstanding any provision or agreement herein, at no time shall Buyer be obligated to purchase or effect the transfer of any Eligible Asset from Seller to Buyer.

ARTICLE 2.
DEFINITIONS

“A-Note” shall mean the original promissory note, if any, that was executed and delivered in connection with the senior position of a Senior Mortgage Loan.

“Accelerated Repurchase Date” shall have the meaning specified in Article 11(b)(i) of this Agreement.

“Acceptable Attorney” means an attorney-at-law that has delivered at Seller’s request a Bailee Letter, with the exception of an attorney whom Buyer has notified Seller is not satisfactory to Buyer.

“Accepted Servicing Practices” shall mean with respect to any applicable Purchased Asset, those mortgage loan, participation interest, equity interest or mezzanine loan servicing practices of prudent mortgage lending institutions that service mortgage loans, participation interests, equity interests and/or mezzanine loans of the same type as such Purchased Asset in the state where the related underlying real estate directly or indirectly securing or supporting such Purchased Asset is located.

“Act of Insolvency” shall mean, with respect to any Person, (i) the filing of a petition, commencing, or authorizing the commencement of any case or proceeding under any bankruptcy, insolvency, reorganization, liquidation, dissolution or similar law relating to the protection of creditors, or suffering any such petition or proceeding to be commenced by another which is consented to, not timely contested or results in entry of an order for relief; (ii) the seeking or consenting to the appointment of a receiver, trustee, custodian or similar official for such Person or any substantial part of the property of such Person; (iii) the appointment of a receiver, conservator, or manager for such Person by any governmental agency or authority having the jurisdiction to do so; (iv) the making of a general assignment for the benefit of creditors; (v) the admission by such Person of its inability to pay its debts or discharge its obligations as they become due or mature; or (vi) that any Governmental Authority or agency or any person, agency or entity acting or purporting to act under Governmental Authority shall have taken any action to condemn, seize or appropriate, or to assume custody or control of, all or any substantial part of the property of such Person, or shall have taken any action to displace the management of such Person or to curtail its authority in the conduct of the business of such Person.

“Advance Rate” shall mean, with respect to each Transaction and any Pricing Rate Period, the initial Advance Rate selected by Buyer for such Transaction as shown in the related Confirmation, unless otherwise agreed to by Buyer and Seller.

“Affiliate” shall mean, when used with respect to any specified Person, (i) any other Person directly or indirectly controlling, controlled by, or under common control with, such Person.  Control shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise and “controlling” and “controlled” shall have meanings correlative thereto, or (ii) any “affiliate” of such Person, as such term is defined in the Bankruptcy Code.

“Affiliated Hedge Counterparty” shall mean Morgan Stanley Asset Funding Inc., or any Affiliate thereof, in its capacity as a party to any Hedging Transaction with Seller.

“Agreement” shall mean this Amended and Restated Master Repurchase Agreement, dated as of March 31, 2011 by and between Morgan Stanley Asset Funding Inc., as buyer, and CT Legacy MS SPV, LLC, CNL Hotel JV, LLC, Bellevue C2 Holdings, LLC and CT XLC Holding, LLC, collectively, as seller, as such agreement may be modified or supplemented from time to time.

“Alternative Rate” shall have the meaning specified in Article 3(g) of this Agreement.

“Alternative Rate Transaction” shall mean, with respect to any Pricing Rate Period, any Transaction with respect to which the Pricing Rate for such Pricing Rate Period is determined with reference to the Alternative Rate.

“Annual Reporting Package” shall mean the reporting package described on Exhibit III-C.

“Anti-Money Laundering Laws” shall have the meaning specified in Article 8(b)(xxxi) of this Agreement.

“Applicable Spread” shall mean, with respect to a Transaction involving a Purchased Asset:

(i)       with respect to each Purchased Asset and so long as no Event of Default shall have occurred and be continuing, the incremental per annum rate of (a) for the period from the Closing date through and including December 31, 2012, two hundred fifty (250) basis points, and (b) for the period from January 1, 2013 through and including the Maturity Date, three hundred (300) basis points; and

(ii)       after the occurrence and during the continuance of an Event of Default, the applicable incremental per annum rate described in clause (i) of this definition, plus 400 basis points (4.0%).

“Asset Information” shall mean, with respect to each Purchased Asset, the information set forth in Exhibit VII attached hereto.

“Assets” shall have the meaning specified in Article 1.

“B-Note” shall mean the original promissory note, if any, that was executed and delivered in connection with the subordinate portion of a Senior Mortgage Loan.

“Bailee Letter” shall mean a letter from an Acceptable Attorney or from a Title Company, in the form attached to this Agreement as Exhibit IX, wherein such Acceptable Attorney or Title Company in possession of a Purchased Asset File (i) acknowledges receipt of such Purchased Asset File, (ii) confirms that such Acceptable Attorney, Title Company, or other Person acceptable to Buyer is holding the same as bailee of Buyer under such letter and (iii) agrees that such Acceptable Attorney or Title Company shall deliver such Purchased Asset File to the Custodian by not later than the second (2nd) Business Day following the Purchase Date for the related Purchased Asset.

“Bankruptcy Code” shall mean The United States Bankruptcy Code of 1978, as amended from time to time.

“Breakage Costs” shall have the meaning assigned thereto in Article 3(l).

“Business Day” shall mean a day other than (i) a Saturday or Sunday, or (ii) a day in which the New York Stock Exchange or banks in the State of New York are authorized or obligated by law or executive order to be closed.  Notwithstanding the foregoing sentence, when used with respect to the determination of LIBOR, “Business Day” shall only be a day on which commercial banks are open for international business (including dealings in U.S. Dollar deposits) in London, England.

“Buyer” shall mean Morgan Stanley Asset Funding Inc., or any successor.

“Capitalized Lease Obligations” shall mean obligations under a lease that are required to be capitalized for financial reporting purposes in accordance with GAAP.  The amount of a Capitalized Lease Obligation is the capitalized amount of such obligation as would be required to be reflected on the balance sheet prepared in accordance with GAAP of the applicable Person as of the applicable date.

“Certificated Membership Interest” shall mean an equity interest in a Person who directly or indirectly holds an ownership interest in one or more Underlying Mortgaged Properties, which equity interest has been certificated pursuant to Article 8 of the UCC.

“Change of Control” shall mean, with respect to any Person, if either (a) any “person” or “group” (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the “1934 Act”)) shall become, or obtain rights (whether by means of warrants, options or otherwise) to become, the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of a percentage of the total voting power of all classes of equity of Seller entitled to vote generally in the election of directors, members or partners of 20% or more or (b) Guarantor shall cease to own and control, of record and beneficially, directly 100% of each class of outstanding equity of Seller.  Notwithstanding the foregoing, neither Buyer nor any other Person shall be deemed to approve or to have approved any internalization of management as a result of this definition or any other provision herein.  Notwithstanding anything to the contrary contained herein, in no event shall a “Change of Control” of Capital Trust, Inc. constitute a “Change of Control” under this Agreement.

“Citigroup Facility” shall mean that certain Amended and Restated Master Repurchase Agreement, dated as of March 31, 2011 (as amended, restated, supplemented or otherwise modified and in effect from time to time), by and among CT Legacy Citi SPV, LLC , as seller and Citigroup Global Markets Inc. and Citigroup Financial Products Inc., as buyers, and any documents related thereto.

“Closing Date” shall mean March 31, 2011.

“CMBS” shall mean pass-through certificates representing beneficial ownership interests in one or more first lien mortgage loans secured by commercial and/or multifamily properties, regardless of rating.

“CNL Equity Transaction Asset” shall mean the equity interest in the entity known as CNL-A LLC, which equity interest is owned by CNL Hotel JV, LLC and is being assigned and pledged to Buyer on the date hereof.

“CNL Income Collateral Direction Request” shall have the meaning ascribed to such term in Article 4(f) of this Agreement.

“CNL Interest Income” shall mean distributions received by CNL Hotel JV, LLC from CNL-A LLC up to an amount equal to LIBOR plus four percent (4%) on a notional balance of $50,000,000, as calculated on a monthly basis.

“CNL Principal Income” shall mean distributions received by CNL Hotel JV, LLC from CNL-A LLC in excess of CNL Interest Income, as calculated on a monthly basis.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Collateral” shall have the meaning specified in Article 5 of this Agreement.

“Collection Period” shall mean with respect to the Remittance Date in any month, the period beginning on but excluding the Cut-off Date in the month preceding the month in which such Remittance Date occurs and continuing to and including the Cut-off Date immediately preceding such Remittance Date.

“Confirmation” shall have the meaning specified in Article 3(b)(i) of this Agreement.

“Core Property Types” shall mean the following types of properties: multi-family, mixed-use, retail, industrial, office building and hospitality, or such other types of properties that Buyer may agree to in its sole and absolute discretion.

“Covenant Compliance Certificate” shall mean a properly completed and executed Covenant Compliance Certificate in form and substance identical to the certificate attached hereto as Exhibit XIII.

“Custodial Agreement” shall mean the Amended and Restated Custodial Agreement, dated as of the date hereof, by and among the Custodian, Seller and Buyer.

“Custodial Delivery” shall mean the form executed by Seller in order to deliver the Purchased Asset Schedule and the Purchased Asset File to Buyer or its designee (including the Custodian) pursuant to Article 6 of this Agreement, a form of which is attached hereto as Exhibit IV.

“Custodian” shall mean Deutsche Bank National Trust Company, or any successor Custodian appointed by Buyer.

“Cut-off Date” shall mean the second (2nd) Business Day preceding each Remittance Date.

“Default” shall mean any event which, with the giving of notice, the passage of time, or both, would constitute an Event of Default.

“Depository” shall mean PNC Bank, National Association, or any successor depository mutually selected by Buyer and Seller.

“Depository Account” shall mean one or more segregated interest bearing accounts, in the name of Seller, established at Depository pursuant to the Depository Agreement.

“Depository Agreement” shall mean that certain Amended and Restated Depository Agreement, dated as of the date hereof, among Buyer, Seller and Depository.

“Draft Appraisal” shall mean a short form appraisal, “letter opinion of value,” or any other form of draft appraisal acceptable to Buyer.

“Due Diligence Package” shall have the meaning specified in Exhibit VIII to this Agreement.

“Early Repurchase” shall mean a repurchase of a Purchased Asset as described in Article 3(e) of this Agreement.

“Early Repurchase Date” shall have the meaning specified in Article 3(e) of this Agreement.

“Eligible Assets” shall mean the Scheduled Assets.

“Eligible Loans” shall mean any Senior Mortgage Loans, B-Notes, Participation Interests and  Mezzanine Loans that are also Eligible Assets.

“Environmental Law” shall mean any federal, state, foreign or local statute, law, rule, regulation, ordinance, code, guideline, written policy and rule of common law now or hereafter in effect and in each case as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the environment, employee health and safety or Hazardous Materials, including, without limitation, CERCLA; RCRA; the Federal Water Pollution Control Act, 33 U.S.C. § 1251 et seq.; the Toxic Substances Control Act, 15 U.S.C. § 2601 et seq.; the Clean Air Act, 42 U.S.C. § 7401 et seq.; the Safe Drinking Water Act, 42 U.S.C. § 3803 et seq.; the Oil Pollution Act of 1990, 33 U.S.C. § 2701 et seq.; the Emergency Planning and the Community Right-to-Know Act of 1986, 42 U.S.C. § 11001 et seq.; the Hazardous Material Transportation Act, 49 U.S.C. § 1801 et seq. and the Occupational Safety and Health Act, 29 U.S.C. § 651 et seq.; and any state and local or foreign counterparts or equivalents, in each case as amended from time to time.

“Environmental Site Assessment” shall have the meaning specified in paragraph 30 of the sections of Exhibit VI dealing with Eligible Loans.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated thereunder.  Article references to ERISA are to ERISA, as in effect at the date of this Agreement and, as of the relevant date, any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

“ERISA Affiliate” shall mean any corporation or trade or business that is a member of any group of organizations (i) described in Article 414(b) or (c) of the Code of which Seller is a member and (ii) solely for purposes of potential liability under Article 302(c)(11) of ERISA and Article 412(c)(11) of the Code and the lien created under Article 302(f) of ERISA and Article 412(n) of the Code, described in Article 414(m) or (o) of the Code of which Seller is a member.

“Event of Default” shall have the meaning specified in Article 11(a) of this Agreement.

“Federal Funds Rate” shall mean, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day of such transactions received by Buyer from three (3) federal funds brokers of recognized standing selected by it.

“Filings” shall have the meaning specified in Article 5(d) of this Agreement.

“Financing Lease” shall mean any lease of property, real or personal, the obligations of the lessee in respect of which are required in accordance with GAAP to be capitalized on a balance sheet of the lessee.

“Fitch” shall mean Fitch, Inc.

“FMC” shall mean Five Mile Capital II CT Mezz SPE LLC.

“GAAP” shall mean United States generally accepted accounting principles consistently applied as in effect from time to time.

“Governing Documents” shall mean, with respect to any Person, its articles or certificate of incorporation or formation, by-laws, partnership, limited liability company, operating or trust agreement and/or other organizational, charter or governing documents.

“Governmental Authority” shall mean any national or federal government, any state, regional, local or other political subdivision thereof with jurisdiction and any Person with jurisdiction exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government (including any supra-national bodies such as the  European Union or the European Central Bank).

“Guarantee Agreement” shall mean the Guarantee Agreement, dated as of the date hereof, from Guarantor in favor of Buyer, in form and substance acceptable to Buyer.

“Guarantor” shall mean CT Legacy Asset, LLC, a Delaware limited liability company.

“Hedge-Required Asset” shall mean any Eligible Asset that is a fixed rate Eligible Asset.

“Hedging Transactions” shall mean, with respect to any or all of the Purchased Assets, any short sale of U.S. Treasury Securities or mortgage-related securities, futures contract (including Eurodollar futures) or options contract or any interest rate swap, cap or collar agreement or similar arrangements providing for protection against fluctuations in interest rates or the exchange of nominal interest obligations, entered into by any Affiliated Hedge Counterparty or Qualified Hedge Counterparty with Seller, either generally or under specific contingencies that is required by Buyer, or otherwise pursuant to this Agreement, to hedge the financing of a Hedge-Required Asset, or that Seller has elected to pledge or transfer to Buyer pursuant to this Agreement.

“Income” shall mean, with respect to any Purchased Asset at any time, (x) any collections of principal, interest, dividends, receipts or other distributions or collections, (y) all net sale proceeds received by Seller or any Affiliate of Seller in connection with a sale or liquidation of such Purchased Asset and (z) all payments actually received by Buyer on account of Hedging Transactions.

“Indebtedness” shall mean, for any Person,  (a) obligations created, issued or incurred by such Person for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such property from such Person); (b) obligations of such Person to pay the deferred purchase or acquisition price of property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business so long as such trade accounts payable are payable within ninety (90) days of the date the respective goods are delivered or the respective services are rendered; (c) Indebtedness of others secured by a lien on the property of such Person, whether or not the respective Indebtedness so secured has been assumed by such Person; (d) obligations (contingent or otherwise) of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for account of such Person; (e) obligations of such Person under repurchase agreements, sale/buy-back agreements or like arrangements; (f) Indebtedness of others guaranteed by such Person; (g) all obligations of such Person incurred in connection with the acquisition or carrying of fixed assets by such Person; (h) Indebtedness of general partnerships of which such Person is secondarily or contingently liable (other than by endorsement of instruments in the course of collection), whether by reason of any agreement to acquire such indebtedness to supply or advance sums or otherwise; (i) Capitalized Lease Obligations of such Person; (j) all net liabilities or obligations under any interest rate, interest rate swap, interest rate cap, interest rate floor, interest rate collar, or other hedging instrument or agreement; and (k) all obligations of such Person under Financing Leases.

“Indemnified Amounts” and “Indemnified Parties” shall have the meaning specified in Article 24 of this Agreement.

“Intercreditor Agreement” shall mean that certain intercreditor agreement, acceptable in form and substance to Buyer, duly executed by Buyer, JPMorgan Chase Bank, N.A., JPMorgan Chase Funding Inc., Citigroup Global Markets Inc., Citigroup Financial Products Inc. and FMC.

“Interim Servicing Agreement” shall mean the Amended and Restated Interim Servicing Agreement, dated as of the date hereof, by and among the Servicer, Seller and Buyer.

“Internal Revenue Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

“JPMorgan Facility” shall mean that certain (i) Amended and Restated Master Repurchase Agreement, dated as of March 31, 2011 (as amended, restated, supplemented or otherwise modified and in effect from time to time), by and among CT Legacy JPM SPV, LLC , as seller and JPMorgan Chase Bank, N.A., as buyer, and any documents related thereto and/or (ii) Amended and Restated Master Repurchase Agreement, dated as of March 31, 2011 (as amended, restated, supplemented or otherwise modified and in effect from time to time), by and among CT Legacy JPM SPV, LLC , as seller and JPMorgan Chase Funding, Inc., as buyer, and any documents related thereto.

“LIBOR” shall mean, with respect to each Pricing Rate Period, the rate determined by Buyer to be (i) the per annum rate for deposits in U.S. dollars for a period equal to the applicable Pricing Rate Period, which appears on the Reuters Screen LIBOR01 Page (or any successor thereto) as the London Interbank Offering Rate as of 11:00 a.m., London time, on the day that is two (2) London Business Days prior to that respective Pricing Rate Determination Date (rounded upwards, if necessary, to the nearest 1/1000 of 1%); (ii) if such rate does not appear on said Reuters Screen LIBOR01 Page, the arithmetic mean (rounded as aforesaid) of the offered quotations of rates obtained by Buyer from the Reference Banks for deposits in U.S. dollars for a period equal to the applicable Pricing Rate Period to prime banks in the London Interbank market as of approximately 11:00 a.m., London time, on the day that is two (2) London Business Days prior to that Determination Date and in an amount that is representative for a single transaction in the relevant market at the relevant time; or (iii) if fewer than two (2) Reference Banks provide Buyer with such quotations, the rate per annum which Buyer determines to be the arithmetic mean (rounded as aforesaid) of the offered quotations of rates which major banks in New York, New York selected by Buyer are quoting at approximately 11:00 a.m., New York City time, on the Pricing Rate Determination Date for loans in U.S. dollars to leading European banks for a period equal to the applicable Pricing Rate Period in amounts of not less than U.S. $1,000,000.00.  Buyer’s determination of LIBOR shall be binding and conclusive on Seller absent manifest error.  LIBOR may or may not be the lowest rate based upon the market for U.S. Dollar deposits in the London Interbank Eurodollar Market at which Buyer prices loans on the date which LIBOR is determined by Buyer as set forth above.

“Lien” shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any financing lease having substantially the same economic effect as any of the foregoing), and the filing of any financing statement under the UCC or comparable law of any jurisdiction in respect of any of the foregoing.

“London Business Day” shall mean any day other than (a) a Saturday, (b) a Sunday or (c) any other day on which commercial banks in London, England are not open for business.

“Market Value” shall mean, with respect to any Purchased Asset as of any date of determination, the market value for such Purchased Asset on such date as determined by Buyer in its sole and absolute discretion, exercised in good faith.

“Material Adverse Effect” shall mean a material adverse effect on (a) the property, business, operations, financial condition or prospects of Seller or Guarantor, taken as a whole, (b) the ability of Seller or Guarantor to perform its obligations under any of the Transaction Documents, (c) the validity or enforceability of any of the Transaction Documents, (d) the rights and remedies of Buyer under any of the Transaction Documents, or (e) the timely payment of any amounts payable under any of the Transaction Documents.

“Materials of Environmental Concern” shall mean any toxic mold, any petroleum (including, without limitation, crude oil or any fraction thereof) or petroleum products (including, without limitation, gasoline) or any hazardous or toxic substances, materials or wastes, defined as such in or regulated under any Environmental Law, including, without limitation, asbestos, polychlorinated biphenyls, and urea-formaldehyde insulation.

“Maturity Date” shall mean January 31, 2013.

“Mezzanine Loan” shall mean a performing loan (or a participation therein) primarily secured by a pledge of full or partial equity ownership interests in one or more entities that own directly or indirectly multifamily or commercial properties that serve as collateral for Senior Mortgage Loans.

“Mezzanine Note” shall mean the original promissory note that was executed and delivered in connection with a particular Mezzanine Loan.

“Moody’s” shall mean Moody’s Investors Service, Inc.

“Monthly Reporting Package” shall mean the reporting package described on Exhibit III-A.

“Mortgage” shall mean a mortgage, deed of trust, deed to secure debt or other instrument, creating a valid and enforceable first Lien on or a first priority ownership interest in an estate in fee simple in real property and the improvements thereon, securing a Mortgage Note or similar evidence of indebtedness.

“Mortgage Note” shall mean a note or other evidence of indebtedness of a Mortgagor secured by a Mortgage, including any A-Note, B-Note or Participation Certificate that is a Purchased Asset.

“Mortgagor” shall mean the obligor on a Mortgage Note and the grantor of the related Mortgage, or the obligor on a Mezzanine Note or Participation Interest.

“Multiemployer Plan” shall mean a multiemployer plan defined as such in Article 3(37) of ERISA to which contributions have been, or were required to have been, made by Seller or any ERISA Affiliate and that is covered by Title IV of ERISA.

“Net Proceeds” shall mean, with respect to any Early Repurchase, the aggregate amount of cash received by or on behalf of such Person for its own account in connection with any such transaction, after deducting therefrom only:

(a)           reasonable and customary brokerage commissions, underwriting fees and discounts, legal fees, finder’s fees and other similar fess, costs and commissions that, in each case, are (a) disclosed to Buyer in accordance with obtaining Buyer’s consent pursuant to Articles 3(e)(i) and (ii), and (b) actually paid at the time of receipt of such cash to a Person that is not a Subsidiary or Affiliate of the Seller;

(b)           the amount of taxes payable in connection with or as a result of such transaction that, in each case, are actually paid at the time of receipt of such cash to the applicable taxation authority or other Governmental Authority or, so long as such Person is not otherwise indemnified therefor, are reserved for in accordance with GAAP, as in effect at the time of receipt of such cash, based upon such Person’s reasonable estimate of such taxes, and paid to the applicable taxation authority or other Governmental Authority within 90 days after the date of receipt of such cash; and

(c)           the outstanding principal amount of, the premium or penalty, if any, on, and any accrued and unpaid interest on, any Indebtedness (other than Indebtedness under or in respect of the Transaction Documents) that is secured by a lien on the property and assets subject to such Early Repurchase and is required to be repaid under the terms of such Indebtedness as a result of such Early Repurchase, in each case, to the extent that the amounts so deducted are actually paid at the time of receipt of such cash to a Person that is not an Affiliate of Seller;

provided, that any and all amounts so deducted by any such Person pursuant to clauses (a) through (c) of this definition shall be properly attributable to such Early Repurchase or to the property or asset that is the subject thereof; provided, further, that if, at the time any of the taxes referred to in clause (b) are actually paid or otherwise satisfied, and the reserve therefor exceeds the amount paid or otherwise satisfied, then the amount of such excess reserve shall constitute “Net Proceeds” on and as of the date of such payment or other satisfaction for all purposes of this Agreement.

“New Asset” shall mean an Eligible Asset that Seller proposes to be included as a Purchased Item.

“Originated Asset” shall mean any Eligible Asset originated by Seller.

“Participation Certificate” shall mean the original participation certificate, if any, that was executed and delivered in connection with a Participation Interest.

“Participation Interest” shall mean a performing senior, pari passu or junior participation interest in a performing Senior Mortgage Loan, B-Note, or Mezzanine Loan, in each case evidenced by a Participation Certificate.

“Permitted Liens” shall have the meaning specified in Article 9(e) of this Agreement.

“Person” shall mean an individual, corporation, limited liability company, business trust, partnership, joint tenant or tenant-in-common, trust, joint stock company, joint venture, unincorporated organization, or any other entity of whatever nature, or a Governmental Authority.

“Plan” shall mean an employee benefit or other plan established or maintained by Seller or any ERISA Affiliate during the five year period ended prior to the date of this Agreement or to which Seller or any ERISA Affiliate makes, is obligated to make or has, within the five year period ended prior to the date of this Agreement, been required to make contributions and that is covered by Title IV of ERISA or Article 302 of ERISA or Article 412 of the Code, other than a Multiemployer Plan.

“Plan Party” shall have the meaning set forth in Article 19(a) of this Agreement.

“Potential Event of Default” shall mean any condition or event that, after notice or lapse of time, would constitute an Event of Default.

“Pre-Existing Asset” shall mean any Eligible Asset that is not an Originated Asset.

“Pre-Purchase Due Diligence” shall have the meaning set forth in Article 3(b)(ii) of this Agreement.

“Pre-Purchase Legal Expenses” shall mean all of the reasonable and necessary out of pocket legal fees, costs and expenses incurred by Buyer in connection with the Pre-Purchase Due Diligence associated with Buyer’s decision as to whether or not to enter into a particular Transaction and preparation of any required documents to effect the related Transaction.

“Price Differential” shall mean, with respect to any Purchased Asset as of any date, the aggregate amount obtained by daily application of the applicable Pricing Rate for such Purchased Asset to the Purchase Price of such Purchased Asset on a 360-day-per-year basis for the actual number of days during each Pricing Rate Period commencing on (and including) the Purchase Date for such Purchased Asset and ending on (but excluding) the date of determination (reduced by any amount of such Price Differential previously paid by Seller to Buyer with respect to such Purchased Asset).

“Pricing Rate” shall mean, for any Pricing Rate Period, an annual rate equal to the sum of (i) LIBOR and (ii) the relevant Applicable Spread, in each case, for the applicable Pricing Rate Period for the related Purchased Asset. The Pricing Rate shall be subject to adjustment and/or conversion as provided in the Transaction Documents.

“Pricing Rate Determination Date” shall mean with respect to any Pricing Rate Period with respect to any Transaction, the second (2nd) Business Day preceding the first day of such Pricing Rate Period.

“Pricing Rate Period” shall mean, with respect to any Transaction and any Remittance Date (a) in the case of the first Pricing Rate Period, the period commencing on and including the Purchase Date for such Transaction and ending on and excluding the following Remittance Date, and (b) in the case of any subsequent Pricing Rate Period, the period commencing on and including the immediately preceding Remittance Date and ending on and excluding such Remittance Date; provided, however, that in no event shall any Pricing Rate Period for a Purchased Asset end subsequent to the Repurchase Date for such Purchased Asset.

“Principal Payment” shall mean, with respect to any Purchased Asset, any payment or prepayment of principal received or allocated as principal in respect thereof or with respect to any Purchased Asset which constitutes a Certificated Membership Interest, any distributions received by Seller as the holder of such Certificated Membership Interest.

“Prohibited Investor” shall mean (1) a person or entity whose name appears on the list of Specially Designated Nationals and Blocked Persons by the Office of Foreign Asset Control (“OFAC”), (2) any foreign shell bank, and (3) any person or entity resident in or whose subscription  funds are transferred from or through an account in a jurisdiction that has been designated as a non-cooperative with international anti-money laundering principles or procedures by an intergovernmental group or organization, such as the Financial Action Task Force on Money Laundering (“FATF”), of which the U.S. is a member and with which designation the U.S. representative to the group or organization continues to concur.  See http://www.fatf-gati.org for FATF’s list of Non-Cooperative Countries and Territories.

“Properties” shall have the meaning specified in Article 8(b)(xxvii)(A) of this Agreement.

“Purchase Date” shall mean, with respect to any Purchased Asset, the date on which Buyer purchases such Purchased Asset from Seller hereunder (such date being the date hereof with respect to the Scheduled Assets).

“Purchase Price” shall mean, with respect to any Purchased Asset, the purchase price set forth in the related Confirmation with respect to such Purchased Asset; provided, however, that in no event shall the aggregate Purchase Price with respect to all Scheduled Assets exceed $93,172,883 and in no event shall the Purchase Price with respect to each individual Purchased Asset exceed the par value of such Purchased Asset.

“Purchased Asset” shall mean (i) with respect to any Transaction, the Eligible Asset sold by Seller to Buyer in such Transaction and (ii) with respect to the Transactions in general, all Eligible Assets sold by Seller to Buyer (other than Purchased Assets that have been repurchased by Seller).

“Purchased Asset Documents” shall mean, with respect to a Purchased Asset, the documents comprising the Purchased Asset File for such Purchased Asset.

“Purchased Asset File” shall mean the documents specified as the “Purchased Asset File” in Article 6(b), together with any additional documents and information required to be delivered to Buyer or its designee (including the Custodian) pursuant to this Agreement; provided that to the extent that Buyer waives, including pursuant to Article 6(c), receipt of any document in connection with the purchase of an Eligible Asset (but not if Buyer merely agrees to accept delivery of such document after the Purchase Date), such document shall not be a required component of the Purchased Asset File until such time as Buyer determines in good faith that such document is necessary or appropriate for the servicing of the applicable Purchased Asset.

“Purchased Asset Schedule” shall mean a schedule of Purchased Assets attached to each Trust Receipt and Custodial Delivery containing information substantially similar to the Asset Information.

“Purchased Items” shall have the meaning specified in Article 5(a) of this Agreement.

“Qualified Hedge Counterparty” shall mean, with respect to any Hedging Transaction, any entity, other than an Affiliated Hedge Counterparty, that (a) qualifies as an “eligible contract participant” as such term is defined in the Commodity Exchange Act (as amended by the Commodity Futures Modernization Act of 2000), (b) the long-term debt of which is rated no less than “A+” by S&P and “A1” by Moody’s and (c) is reasonably acceptable to Buyer; provided, that with respect to clause (c), if Buyer has approved an entity as a counterparty, it may not thereafter deem such counterparty unacceptable with respect to any previously outstanding Transaction unless clause (a) or clause (b) no longer applies with respect to such counterparty.

“Quarterly Reporting Package” shall mean the reporting package described on Exhibit III-B.

“Rating Agency” shall mean any of Fitch, Moody’s and S&P.

“Redirection Letter” shall have the meaning specified in Article 4(b).

“Reference Banks” shall mean banks each of which shall (i) be a leading bank engaged in transactions in Eurodollar deposits in the international Eurocurrency market and (ii) have an established place of business in London.  Initially, the Reference Banks shall be JPMorgan Chase Bank, N.A., Barclays Bank, Plc and Deutsche Bank AG (and, at Buyer’s election, Morgan Stanley Asset Funding Inc.).  If any such Reference Bank should be unwilling or unable to act as such or if Buyer shall terminate the appointment of any such Reference Bank or if any of the Reference Banks should be removed from the Reuters Monitor Money Rates Service or in any other way fail to meet the qualifications of a Reference Bank, Buyer, in its sole discretion exercised in good faith, may designate alternative banks meeting the criteria specified in clauses (i) and (ii) above.

“Release Letter” shall mean a letter substantially in the form of Exhibit XII hereto (or such other form as may be acceptable to Buyer).

“REMIC” shall mean a real estate mortgage investment conduit, within the meaning of Section 860D(a) of the Internal Revenue Code.

“Remittance Date” shall mean the first (1st) calendar day of each month, or the immediately succeeding Business Day, if such calendar day shall not be a Business Day, or such other day as is mutually agreed to by Seller and Buyer.

“Repurchase Date” shall mean, with respect to a Purchased Asset, the earliest to occur of (i) the Termination Date, (ii) the date set forth in the applicable Confirmation or (iii) the Accelerated Repurchase Date.

“Repurchase Obligations” shall have the meaning assigned thereto in Article 5(a).

“Repurchase Price” shall mean, with respect to any Purchased Asset as of any Repurchase Date or any date on which the Repurchase Price is required to be determined hereunder, the price at which such Purchased Asset is to be transferred from Buyer to Seller; such price will be determined in each case as the sum of the (i) Purchase Price of such Purchased Asset (as increased by any additional funds advanced in connection with such Purchased Asset); (ii) the accreted and unpaid Price Differential with respect to such Purchased Asset as of the date of such determination; (iii) any other amounts due and owing by Seller to Buyer and its Affiliates pursuant to the terms of this Agreement as of such date; and (iv) if such Repurchase Date is not a Remittance Date, any Breakage Costs payable in connection with such repurchase.  In addition to the forgoing, the Repurchase Price shall be decreased by (A) the portion of any Principal Payments on such Purchased Asset that is applied pursuant to Article 4 to reduce such Repurchase Price and (B) any other amounts paid to Buyer by Seller to reduce such Repurchase Price.

“Requested Exceptions Report” shall have the meaning specified in Article 3(b)(ii)(E) of this Agreement.

“Requirement of Law” shall mean any law, treaty, rule, regulation, code, directive, policy, order or requirement or determination of an arbitrator or a court or other Governmental Authority whether now or hereafter enacted or in effect.

“Reserve Requirement” shall mean, with respect to any Pricing Rate Period, the aggregate (without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect during such Pricing Rate Period (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of such Board of Governors) maintained by Buyer.

“Responsible Officer” shall mean any executive officer of Seller.

“S&P” shall mean Standard and Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.

“Scheduled Assets” shall mean each of the Purchased Assets set forth on Annex II hereto, which shall include, as of the Closing Date (and subject to subsequent change in accordance with the definition thereof and the other terms of this Agreement), the Purchase Price for each of such Scheduled Assets.

“SEC” shall have the meaning specified in Article 21(a) of this Agreement.

“Seller” shall mean the entity identified as “Seller” in the Recitals hereto and such other sellers as may be approved by Buyer in its sole discretion from time to time.

“Senior Mortgage Loans”  shall mean performing senior commercial or multifamily fixed or floating rate mortgage loans or A-Notes related to performing senior commercial or multifamily fixed or floating rate mortgage loans, in each case secured by first liens on multifamily or commercial properties.

“Servicer” shall mean Midland Loan Services, a Division of PNC Bank, National Association, Successor by Merger with Midland Loan Services, Inc.

“Servicer Notice” shall mean a notice substantially in the form of Exhibit XI hereto, as amended, supplemented or otherwise modified from time to time.

“Servicing Agreement” shall have the meaning specified in Article 26(b) of this Agreement.

“Servicing Records” shall have the meaning specified in Article 26(b) of this Agreement.

“Servicing Rights” shall mean rights of any Person, to administer, service or subservice, the Purchased Assets or to possess related Servicing Records.

“Servicing Tape” shall have the meaning specified in Exhibit III-A hereto.

“SIPA” shall have the meaning specified in Article 21(a) of this Agreement.

“Solvent” shall mean, with respect to any Person at any time, having a state of affairs such that all of the following conditions are met at such time: (a) the fair value of the assets and property of such Person is greater than the amount of such Person’s liabilities (including disputed, contingent and unliquidated liabilities) as such value is established and liabilities evaluated for purposes of Section 91(32) of the Bankruptcy Code, (b) the present fair salable value of the assets and property of such Person in an orderly liquidation of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person is able to realize upon its assets and property and pay its debts and other liabilities (including disputed, contingent and unliquidated liabilities) as they mature in the normal course of business, (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature, and (e) such Person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such Person’s assets and property would constitute unreasonably small capital.

“Subordinate Eligible Assets” shall mean Eligible Assets described in items (ii) and (iii) of the definition of Eligible Assets.

“Subsidiary” shall mean, as to any Person, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person.  Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a Subsidiary or Subsidiaries of Seller.

“Survey” shall mean a certified ALTA/ACSM (or applicable state standards for the state in which the collateral is located) survey of the underlying real estate directly or indirectly securing or supporting such Purchased Asset prepared by a registered independent surveyor or engineer and in form and content satisfactory to Buyer and the company issuing the Title Policy for such Property.

“Termination Date” means, with respect to any Transaction, the earlier of (a) three hundred sixty-four (364) days from the date of such Transaction, or if such Transaction is extended, the date to which it is extended; (b) any Early Repurchase Date for such Transaction; (c) the Maturity Date; or (d) the date of the occurrence of an Event of Default.

“Termination Date Extension Conditions” shall have the meaning specified in Article 3(f) of this Agreement.

“Title Company” shall mean a nationally-recognized title insurance company acceptable to Buyer.

“Title Policy” shall have the meaning specified in paragraph 9 of the sections of Exhibit VI dealing with Eligible Loans.

“Transaction” shall mean a Transaction, as specified in Article 1 of this Agreement.

“Transaction Documents” shall mean, collectively, this Agreement, any applicable Annexes to this Agreement, the Guarantee Agreement, the Custodial Agreement, the Interim Servicing Agreement, the Depository Agreement, all Hedging Transactions and all Confirmations and assignment documentation executed pursuant to this Agreement in connection with specific Transactions.

“Trust Receipt” shall mean a trust receipt issued by Custodian to Buyer confirming the Custodian’s possession of certain Purchased Asset Files that are the property of and held by Custodian for the benefit of Buyer (or any other holder of such trust receipt) or a bailment arrangement with counsel or other third party acceptable to Buyer in its sole discretion.

“UCC” shall have the meaning specified in Article 5(d) of this Agreement.

“Underlying Mortgage Loan” shall mean, with respect to any B-Note, Participation Interest, Mezzanine Loan or CMBS, a mortgage loan made in respect of the related Underlying Mortgaged Property.

“Underlying Mortgaged Property” shall mean, in the case of:

(a)           a Senior Mortgage Loan, the Mortgaged Property securing such Senior Mortgage Loan, as applicable;

(b)           a Participation Interest, the Mortgaged Property securing such Participation Interest, or the Mortgaged Property securing the Mortgage Loan in which such Participation Interest represents a participation, as applicable;

(c)           a B-Note, the Mortgaged Property securing such B-Note;

(d)           a Mezzanine Loan, the Mortgaged Property that is owned by the Person the equity of which is pledged as collateral security for such Mezzanine Loan;

(e)           CMBS, the Mortgaged Properties securing the mortgage loans related to such security; and

(f)           a Certificated Membership Interest, the Mortgaged Property which is directly or indirectly owned by the Person granting such Certificated Membership Interest.

“Underwriting Issues” shall mean, with respect to any Purchased Asset as to which Seller intends to request a Transaction, all material information that has come to Seller’s attention that, based on the making of reasonable inquiries and the exercise of reasonable care and diligence under the circumstances, would be considered a materially “negative” factor (either separately or in the aggregate with other information), or a material defect in loan documentation or closing deliveries (such as any absence of any material Purchased Asset Document(s)), to a reasonable institutional mortgage buyer in determining whether to originate or acquire the Purchased Asset in question.

All references to articles, schedules and exhibits are to articles, schedules and exhibits in or to this Agreement unless otherwise specified.  The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.  All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles.  References to “good faith” in this Agreement shall mean “honesty in fact in the conduct or transaction concerned”.

ARTICLE 3.
INITIATION; CONFIRMATION; TERMINATION; FEES

Buyer’s agreement to enter into the initial Transaction hereunder is subject to the satisfaction, immediately prior to or concurrently with the making of such Transaction, of the condition precedent that Buyer shall have received from Seller payment of an amount equal to all fees and expenses payable hereunder, and all of the following items, each of which shall be satisfactory in form and substance to Buyer and its counsel:

(a)           The following documents, delivered to Buyer:

(i)       this Agreement, duly completed and executed by each of the parties hereto (including all exhibits hereto);

(ii)       a Custodial Agreement, duly executed and delivered by each of the parties thereto;

(iii)       a Depository Agreement, duly completed and executed by each of the parties thereto;

(iv)       a Guarantee Agreement, duly completed and executed by each of the parties thereto;

(v)       an Interim Servicing Agreement, duly completed and executed by each of the parties thereto;

(vi)       any and all consents and waivers applicable to Seller or to the Purchased Assets;

(vii)           UCC financing statements for filing in each of the UCC filing jurisdictions described on Exhibit X hereto, each naming Seller as “Debtor” and Buyer as “Secured Party” and describing as “Collateral” all of the items set forth in the definition of Collateral and Purchased Items in this Agreement, together with any other documents necessary or requested by Buyer to perfect the security interests granted by Seller in favor of Buyer under this Agreement or any other Transaction Document;

(viii)           any documents relating to any Hedging Transactions;

(ix)       an Intercreditor Agreement, duly completed and executed by each of the parties thereto;

(x)       opinions of outside counsel to Seller reasonably acceptable to Buyer (including, but not limited to, those relating to enforceability, corporate matters, bankruptcy law matters, applicability of the Investment Company Act of 1940 and security interests);

(xi)       good standing certificates and certified copies of the certificate of formation and limited liability company agreement (or equivalent documents) of Seller and Guarantor and of all corporate or other authority for Seller and Guarantor with respect to the execution, delivery and performance of the Transaction Documents and each other document to be delivered by Seller and Guarantor from time to time in connection herewith (and Buyer may conclusively rely on such certificate until it receives notice in writing from Seller to the contrary);

(xii)           with respect to any Eligible Asset to be purchased hereunder on the related Purchase Date that is not serviced by Seller, Seller shall have provided to Buyer a copy of the related Servicing Agreement, certified as a true, correct and complete copy of the original, together with a Servicer Notice, fully executed by Seller and Servicer;

(xiii)           Buyer shall have received payment from Seller of an amount equal to the amount of actual costs and expenses, including, without limitation, the reasonable fees and expenses of counsel to Buyer, incurred by Buyer in connection with the development, preparation and execution of this Agreement, the other Transaction Documents and any other documents prepared in connection herewith or therewith;

(xiv)           Buyer shall have received payment from Seller, as consideration for Buyer’s agreement to enter into this Agreement, in an amount equal to ten percent (10%) of the aggregate Repurchase Price of all Purchased Assets as of the date hereof, such amount to be paid to Buyer in U.S. Dollars on the Closing Date, in immediately available funds, without deduction, set-off or counterclaim; and

(xv)           all such other and further documents, documentation and legal opinions as Buyer in its discretion shall reasonably require.

(b)           Buyer’s agreement to enter into each Transaction (including the initial Transaction) is subject to the satisfaction of the following further conditions precedent, both immediately prior to entering into such Transaction and also after giving effect to the consummation thereof and the intended use of the proceeds of the sale:

(i)       Seller shall give Buyer no less than one (1) Business Days prior written notice of each Transaction (including the initial Transaction), together with a signed, written confirmation in the form of Exhibit I attached hereto prior to each Transaction (a “Confirmation”).  Each Confirmation shall describe the Purchased Assets, shall identify Buyer and Seller and shall be executed by both Buyer and Seller; provided, however, that Buyer shall not be liable to Seller if it inadvertently acts on a Confirmation that has not been signed by a Responsible Officer of Seller, and shall set forth:

(A)           the Purchase Date;

(B)           the Purchase Price for the Purchased Asset included in the Transaction;

(C)           the Repurchase Date; and

(D)           any additional terms or conditions not inconsistent with this Agreement.

No Confirmation may be amended unless in a writing executed by Buyer and Seller.  Neither (i) changes in the Repurchase Price related to a Purchased Asset (due to the application of Principal Payments) nor (ii) periodic adjustments to LIBOR related to a Purchased Asset shall require an amendment to the related Confirmation.

(ii)       Buyer shall have the right to review, as described in Exhibit VIII hereto, the Eligible Assets Seller proposes to sell to Buyer in any Transaction and to conduct its own due diligence investigation of such Eligible Assets as Buyer determines (“Pre-Purchase Due Diligence”).  Buyer shall be entitled to make a determination, in the exercise of its sole discretion, that, in the case of a Transaction, it shall or shall not purchase any or all of the assets proposed to be sold to Buyer by Seller.  On the Purchase Date for the Transaction, which shall be not less than one (1) Business Day following the final approval of an Eligible Asset by Buyer in accordance with Exhibit VIII hereto, the Eligible Assets shall be transferred to Buyer or the Custodian against the transfer of the Purchase Price to an account of Seller.  Buyer shall inform Seller of its determination with respect to any such proposed Transaction solely in accordance with Exhibit VIII attached hereto.  Upon the approval by Buyer of a particular proposed Transaction, Buyer shall deliver to Seller a signed copy of the related Confirmation described in clause (ii) above, on or before the scheduled date of the underlying proposed Transaction. Prior to the approval of each proposed Transaction by Buyer:

(A)           Buyer shall have (i) determined, in its sole and absolute discretion, that the asset proposed to be sold to Buyer by Seller in such Transaction is an Eligible Asset and (ii) obtained internal credit approval, to be granted or denied in Buyer’s sole and absolute discretion, for the inclusion of such Eligible Asset as a Purchased Asset in a Transaction, without regard for any prior credit decisions by Buyer or any Affiliate of Buyer, and with the understanding that Buyer shall have the absolute right to change any or all of its internal underwriting criteria at any time, without notice of any kind to Seller;

(B)           Buyer shall have fully completed all external legal due diligence;

(C)           Buyer shall have determined the Pricing Rate applicable to the Transaction (including the Applicable Spread);

(D)           no Default or Event of Default shall have occurred and be continuing under this Agreement or any other Transaction Document and no event shall have occurred which has, or would reasonably be expected to have, a Material Adverse Effect;

(E)           Seller shall have delivered to Buyer a list of all exceptions to the representations and warranties relating to the Purchased Asset and any other eligibility criteria for such Purchased Asset (the “Requested Exceptions Report”);

(F)           Buyer shall have waived all exceptions in the Requested Exceptions Report;

(G)           both immediately prior to the requested Transaction and also after giving effect thereto and to the intended use thereof, the representations and warranties made by Seller in Exhibit VI and Article 8, as applicable, shall be true, correct and complete on and as of such Purchase Date in all respects with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date;

(H)           subject to Buyer’s right to perform one or more due diligence reviews pursuant to Article 25, Buyer shall have completed its due diligence review of the Purchased Asset File, and such other documents, records, agreements, instruments, mortgaged properties or information relating to such Purchased Asset as Buyer in its sole discretion deems appropriate to review and such review shall be satisfactory to Buyer in its sole discretion and Buyer has consented in writing to the Eligible Asset becoming a Purchased Asset;

(I)           with respect to any Eligible Loan to be purchased hereunder on the related Purchase Date that is not primarily serviced by Servicer or an Affiliate thereof, Seller shall have provided to Buyer a copy of the related Servicing Agreement, certified as a true, correct and complete copy of the original, together with a Servicer Notice, fully executed by Seller and the servicer named in the related Servicing Agreement;

(J)           Seller shall have paid to Buyer all legal fees and expenses and the reasonable costs and expenses incurred by Buyer in connection with the entering into of any Transaction hereunder, including, without limitation, costs associated with Pre-Purchase Legal Expenses, recording or other administrative expenses necessary or incidental to the execution of any Transaction hereunder, which amounts, at Buyer’s option, may be withheld from the sale proceeds of any Transaction hereunder;

(K)           Buyer shall have received from Custodian on each Purchase Date a Trust Receipt, Asset Schedule and Exception Report (as defined in the Custodial Agreement) with respect to each Purchased Asset, dated the Purchase Date, duly completed and with exceptions acceptable to Buyer in its sole discretion in respect of Eligible Assets to be purchased hereunder on such Business Day;

(L)           Buyer shall have received from Seller a Release Letter covering each Eligible Asset to be sold to Buyer;

(M)           Buyer shall have reasonably determined that the introduction of, or a change in, any Requirement of Law or in the interpretation or administration of any Requirement of Law applicable to Buyer has not made it unlawful, and no Governmental Authority shall have asserted that it is unlawful, for Buyer to enter into Transactions;

(N)           the Repurchase Date for such Transaction is not later than the Maturity Date;

(O)           Seller shall have taken such other action as Buyer shall have reasonably requested in order to transfer the Purchased Assets pursuant to this Agreement and to perfect all security interests granted under this Agreement or any other Transaction Document in favor of Buyer with respect to the Purchased Assets;

(P)           with respect to any Eligible Asset to be purchased hereunder, if such Eligible Asset was acquired by Seller, Seller shall have disclosed to Buyer the acquisition cost of such Eligible Asset (including therein reasonable supporting documentation required by Buyer, if any);

(Q)           Buyer shall have received all such other and further documents, documentation and legal opinions (including, without limitation, opinions regarding the perfection of Buyer’s security interests) as Buyer in its reasonable discretion shall reasonably require;

(R)           Buyer shall have received a copy of any documents relating to any Hedging Transaction, and Seller shall have pledged and assigned to Buyer, pursuant to Article 5 hereunder, all of Seller’s rights under each Hedging Transaction included within a Purchased Asset, if any;

(S)           no “Termination Event”, “Event of Default”, “Potential Event of Default” or any similar event by Seller, however defined therein, shall have occurred and be continuing under any Hedging Transaction;

(T)           the counterparty to Seller in any Hedging Transaction shall be an Affiliated Hedge Counterparty or a Qualified Hedge Counterparty, and, in the case of a Qualified Hedge Counterparty, in the event that such counterparty no longer qualifies as a Qualified Hedge Counterparty, then, at the election of Buyer or Seller shall ensure that such counterparty posts additional collateral in an amount satisfactory to Buyer under all its Hedging Transactions with Seller, or Seller shall immediately terminate the Hedging Transactions with such counterparty and enter into new Hedging Transactions with a Qualified Hedge Counterparty.

Notwithstanding the foregoing, Buyer and Seller hereby acknowledge and agree that the only Transactions hereunder are with respect to the Scheduled Assets and that no additional Transaction shall be entered into pursuant to this Agreement.

(c)           Upon the satisfaction of all conditions set forth in Articles 3(a) and (b), the Eligible Asset shall be transferred to Buyer or the Custodian against the transfer of the Purchase Price to an account of Seller; provided, however, that Seller acknowledges and agrees that with respect to the Scheduled Assets, no such transfer of the Purchase Price shall be required, such Purchase Price having previously been funded pursuant to the terms of the Existing Agreement.  With respect to any Transaction, the Pricing Rate shall be determined initially on the Pricing Rate Determination Date applicable to the first Pricing Rate Period for such Transaction, and shall be reset on the Pricing Rate Determination Date for each of the next succeeding Pricing Rate Periods for such Transaction.  Buyer or its agent shall determine in accordance with the terms of this Agreement the Pricing Rate on each Pricing Rate Determination Date for the related Pricing Rate Period in Buyer’s sole and absolute discretion, exercised in good faith, and notify Seller of such rate for such period each such Pricing Rate Determination Date.

(d)           Each Confirmation, together with this Agreement, shall be conclusive evidence of the terms of the Transaction covered thereby.  In the event of any conflict between the terms of such Confirmation and the terms of this Agreement, other than with respect to the Advance Rate or the applicable Price Differential set forth in the related Confirmation, this Agreement shall prevail.  Buyer and Seller hereby acknowledge and agree that, upon Seller’s satisfaction of the conditions set forth in Articles 3(a) and (b)(i) on the Closing Date, each of the Scheduled Assets shall be approved Purchased Assets subject to Transactions.  Notwithstanding anything to the contrary contained herein, the Scheduled Assets shall at all times be deemed to be Eligible Assets for all purposes under this Agreement.

(e)           Seller shall be entitled to terminate a Transaction on demand and repurchase the Purchased Asset subject to a Transaction on any Business Day prior to the Repurchase Date (an “Early Repurchase Date”) upon satisfaction of the following conditions:

(i)       Seller notifies Buyer in writing of its intent to terminate such Transaction and repurchase such Purchased Asset, setting forth the Early Repurchase Date and identifying with particularity the Purchased Asset to be repurchased on such Early Repurchase Date and the amount of proceeds to be realized from the sale or refinancing of such Purchased Asset (including, without limitation, a statement of the anticipated Net Proceeds and the calculation thereof), no later than five (5) Business Days prior to such Early Repurchase Date,

(ii)       the prior written consent of Buyer, if the amount of proceeds to be realized from the sale or refinancing of such Purchased Asset is less than the Repurchase Price for such Purchased Asset (except that, with respect to a sale of all Purchased Assets subject to Transactions, such consent shall not be required, subject to payment in full of the Repurchase Obligations and the satisfaction by Seller of all obligations under the Transaction Documents), and

(iii)       on such Early Repurchase Date, Seller pays to Buyer an amount equal to the greater of (A) one hundred percent (100%) of the Net Proceeds actually received in connection with such sale or refinancing and (B) the Repurchase Price for such Purchased Asset plus, in all instances, any accreted Price Differential as of the date of determination, together with all other amounts payable under this Agreement with respect to such Purchased Asset.

(f)           On the Termination Date (including any Early Repurchase Date) for any Transaction, termination of the Transaction will be effected by transfer to Seller or its agent of the Purchased Assets being repurchased and any Income in respect thereof received by Buyer (and not previously credited or transferred to, or applied to the obligations of, Seller pursuant to Article 4 of this Agreement) against the simultaneous transfer of the Repurchase Price to an account of Buyer.  Notwithstanding the foregoing, provided that all of the extension conditions listed in clauses (i) through (iii) of this Article 3(f) (collectively, the “Termination Date Extension Conditions”) shall have been satisfied, as determined by Buyer in its sole and absolute discretion, Seller may request to extend such Termination Date by no more than three hundred sixty-four (364) days from the date of such extension request by giving written notice to Buyer of such request.  In no event shall the Termination Date be extended beyond the Maturity Date.  For purposes of the preceding sentence, the Termination Date Extension Conditions shall be deemed to have been satisfied if:

(i)       Seller shall have given Buyer written notice, not less than sixty (60) days prior but no more than one hundred and eighty (180) days prior to the originally scheduled Termination Date, of Seller’s desire to extend the Termination Date; and if Seller fails to give such notice, Seller shall be deemed to have elected not to extend the Termination Date;

(ii)       no Material Adverse Effect, Default or Event of Default under this Agreement shall have occurred and be continuing as of the date notice is given under subclause (i) above or as of the originally scheduled Termination Date and no “Termination Event,” “Event of Default” or “Potential Event of Default” or any similar event by Seller, however denominated, shall have occurred and be continuing under any Hedging Transaction; and

(iii)       all representations and warranties (other than those contained in Article 8(b)(viii) (as they relate solely to Purchased Assets) and Article 8(b)(x)(D)) shall be true, correct, complete and accurate in all respects as of the scheduled Repurchase Date.

(g)           If prior to the first day of any Pricing Rate Period with respect to any Transaction, (i) Buyer shall have determined in the exercise of its reasonable business judgment (which determination shall be conclusive and binding upon Seller) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining LIBOR for such Pricing Rate Period, or (ii) LIBOR determined or to be determined for such Pricing Rate Period will not adequately and fairly reflect the cost to Buyer (as determined and certified by Buyer) of making or maintaining Transactions during such Pricing Rate Period, Buyer shall give telecopy or telephonic notice thereof to Seller as soon as practicable thereafter.  If such notice is given, the Pricing Rate with respect to such Transaction for such Pricing Rate Period, and for any subsequent Pricing Rate Periods until such notice has been withdrawn by Buyer, shall be a per annum rate equal to the Federal Funds Rate plus the Applicable Spread (the “Alternative Rate”).

(h)           Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for Buyer to enter into or maintain Transactions as contemplated by the Transaction Documents, (a) the commitment of Buyer hereunder to enter into new Transactions and to continue Transactions as such shall forthwith be canceled, and (b) the Transactions then outstanding shall be converted automatically to Alternative Rate Transactions on the last day of the then current Pricing Rate Period or within such earlier period as may be required by law.  If any such conversion of a Transaction occurs on a day that is not the last day of the then current Pricing Rate Period with respect to such Transaction, Seller shall pay to Buyer such amounts, if any, as may be required pursuant to Article 3(l) of this Agreement.

(i)           Upon demand by Buyer, Seller shall indemnify Buyer and hold Buyer harmless from any loss, cost or expense (including, without limitation, attorneys’ fees and disbursements) that Buyer may sustain or incur as a consequence of (i) default by Seller repurchasing any Purchased Asset after Seller has given a notice in accordance with Article 3(e) of an Early Repurchase, (ii) any payment of the Repurchase Price on any day other than a Remittance Date, including Breakage Costs, (iii) a default by Seller in selling Eligible Assets after Seller has notified Buyer of a proposed Transaction and Buyer has agreed to purchase such Eligible Assets in accordance with the provisions of this Agreement, (iv) Buyer’s enforcement of the terms of any of the Transaction Documents, (v) any actions taken to perfect or continue any lien created under any Transaction Documents, and/or (vi) Buyer entering into any of the Transaction Documents or owning any Purchased Item.  A certificate as to such costs, losses, damages and expenses, setting forth the calculations therefor shall be submitted promptly by Buyer to Seller and shall be prima facie evidence of the information set forth therein.

(j)           If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof by any Governmental Authority or compliance by Buyer with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority having jurisdiction over Buyer made subsequent to the date hereof:

(i)       shall subject Buyer to any tax of any kind whatsoever with respect to the Transaction Documents, any Purchased Asset or any Transaction, or change the basis of taxation of payments to Buyer in respect thereof (except for income taxes and any changes in the rate of tax on Buyer’s overall net income);

(ii)       shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of Buyer that is not otherwise included in the determination of LIBOR hereunder; or

(iii)       shall impose on Buyer any other condition;

and the result of any of the foregoing is to increase the cost to Buyer, by an amount that Buyer deems, in the exercise of its reasonable business judgment, to be material, of entering into, continuing or maintaining Transactions or to reduce any amount receivable under the Transaction Documents in respect thereof; then, in any such case, Seller shall promptly pay Buyer, upon its demand, any additional amounts necessary to compensate Buyer for such increased cost or reduced amount receivable.  If Buyer becomes entitled to claim any additional amounts pursuant to this Article 3(j), it shall, within ten (10) Business Days of such event, notify Seller of the event by reason of which it has become so entitled.  Such notification as to the calculation of any additional amounts payable pursuant to this subsection shall be submitted by Buyer to Seller and shall be prima facie evidence of such additional amounts.  This covenant shall survive the termination of this Agreement and the repurchase by Seller of any or all of the Purchased Assets.

(k)           If Buyer shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by Buyer or any corporation controlling Buyer with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof does or shall have the effect of reducing the rate of return on Buyer’s or such corporation’s capital as a consequence of its obligations hereunder to a level below that which Buyer or such corporation could have achieved but for such adoption, change or compliance (taking into consideration Buyer’s or such corporation’s policies with respect to capital adequacy) by an amount deemed by Buyer, in the exercise of its reasonable business judgment, to be material, then from time to time, after submission by Buyer to Seller of a written request therefor, Seller shall pay to Buyer such additional amount or amounts as will compensate Buyer for such reduction.  Such notification as to the calculation of any additional amounts payable pursuant to this subsection shall be submitted by Buyer to Seller and shall be prima facie evidence of such additional amounts.  This covenant shall survive the termination of this Agreement and the repurchase by Seller of any or all of the Purchased Assets.

(l)           If Seller repurchases Purchased Assets on a day other than the last day of a Pricing Rate Period, Seller shall indemnify Buyer and hold Buyer harmless from any actual losses, costs and/or expenses which Buyer sustains as a direct consequence thereof (“Breakage Costs”), in each case for the remainder of the applicable Pricing Rate Period.  Buyer shall deliver to Seller a statement setting forth the amount and basis of determination of any Breakage Costs in reasonable detail, it being agreed that such statement and the method of its calculation shall be conclusive and binding upon Seller absent manifest error.  This Article 3(l) shall survive termination of this Agreement and the repurchase of all Purchased Assets subject to Transactions hereunder.

ARTICLE 4.
INCOME PAYMENTS AND PRINCIPAL PAYMENTS

(a)           The Depository Account shall be established at the Depository pursuant to the Depository Agreement concurrently with the execution and delivery of this Agreement by Seller and Buyer.  Buyer shall have sole dominion and control over the Depository Account, which shall be subject to the Depository Agreement after the transfer thereof to the Depository pursuant to Article 4(b) below.  All Income in respect of the Purchased Assets and any payments made to Seller in respect of associated Hedging Transactions, as well as any interest received from the reinvestment of such Income, shall be deposited directly by Servicer into the Depository Account in accordance with the Interim Servicing Agreement (or the related Servicer Notice) and shall be remitted by the Depository in accordance with the applicable provisions of Articles 4(c) through 4(e) of this Agreement.

(b)           Immediately upon the sale to Buyer of any Purchased Asset that is serviced primarily by Servicer, Seller shall deliver to each Mortgagor, issuer of a participation, servicer and trustee with respect to each Purchased Asset or borrower under a Purchased Asset an irrevocable direction letter in the form of Exhibit XIV (the “Redirection Letter”), instructing, as applicable, the Mortgagor, issuer of a participation, servicer or trustee with respect to such Purchased Asset or borrower to pay all amounts payable under the related Purchased Asset to Servicer pursuant to the Interim Servicing Agreement, for immediate deposit by Servicer into the  Depository Account pursuant to the Interim Servicing Agreement.  If a Mortgagor, issuer of a participation, servicer or trustee with respect to a Purchased Asset for which Servicer is the Primary Servicer forwards any Income with respect to such Purchased Asset to Seller or any Affiliate of Seller rather than directly to Servicer, Seller shall, or shall cause such Affiliate to, (i) deliver an additional Re-Direction Letter to the applicable Mortgagor, issuer of a participation, servicer or trustee with respect to the Purchased Asset and make other best efforts to cause such Mortgagor, issuer of a participation, servicer or trustee with respect to the Purchased Asset to forward such amounts directly to Servicer for immediate deposit into the Depository Account and (ii) immediately transfer such amounts directly to Servicer.

(c)           So long as no Event of Default with respect to any Purchased Asset shall have occurred and be continuing, all Income received by the Depository in respect of the Purchased Assets (other than scheduled or unscheduled Principal Payments and net sale proceeds) and the associated Hedging Transactions during each Collection Period shall be applied by the Depository on the related Remittance Date in the following order of priority:

(i)       first, pro rata, (A) to Buyer, an amount equal to the Price Differential that has accreted and is outstanding as of such Remittance Date and (B) to any Affiliated Hedge Counterparty, any amount then due and payable to an Affiliated Hedge Counterparty under any Hedging Transaction related to a Purchased Asset;

(ii)       second, to Buyer, an amount equal to any other amounts then due and payable to Buyer or its Affiliates under any Transaction Document;

(iii)       third, to the Seller, the remainder, if any.

(d)           So long as no Event of Default shall have occurred and be continuing, any Principal Payments (whether scheduled or unscheduled, including, without limitation, net sale proceeds) shall be applied by the Depository on the Business Day following the Business Day on which such funds are deposited in the Depository Account in the following order of priority:

(i)       first, pro rata, (A) to Buyer, until the Repurchase Price for such Purchased Asset has been reduced to zero and (B) solely with respect to any Hedging Transaction with an Affiliated Hedge Counterparty related to such Purchased Asset, to such Affiliated Hedge Counterparty an amount equal to any accrued and unpaid breakage costs under such Hedging Transaction related to such Purchased Asset; and

(ii)       second, to Buyer, to reduce the Repurchase Price of all other Purchased Assets until the Repurchase Price for all Purchased Assets has been reduced to zero, each such payment to be allocated in Buyer’s sole discretion among those Purchased Assets with respect to which the Repurchase Price has not been reduced to zero;

(iii)       third, to Buyer, an amount equal to any other amounts due and owing to Buyer or its Affiliates under any Transaction Document; and

(iv)       fourth, in the event that all of Seller’s obligations to Buyer under the Transaction Documents have been satisfied, to the Seller, the remainder, if any.

(e)           If an Event of Default shall have occurred and be continuing, all Income (including, without limitation, any Principal Payments, reserve amounts, or any other amounts received, without regard to their source) received by the Depository in respect of a Purchased Asset shall be applied by the Depository on the Business Day next following the Business Day on which such funds are deposited in the  Depository Account in the following order of priority:

(i)       first, pro rata, (A) to Buyer, an amount equal to the Price Differential that has accreted and is outstanding in respect of all of the Purchased Assets as of such Business Day and (B) to any Affiliated Hedge Counterparty, any amounts then due and payable to an Affiliated Hedge Counterparty under any Hedging Transaction related to such Purchased Asset;

(ii)       second, to Buyer, on account of the Repurchase Price of such Purchased Asset until the Repurchase Price has been reduced to zero;

(iii)       third, to Buyer, an amount equal to any other amounts due and owing to Buyer or its Affiliates under any Transaction Document; and

(iv)       fourth, to Seller, any remainder for its own account; provided, however, that in the event that Buyer has exercised the remedies described in Article 11(b)(iii)(B) with respect to any or all Purchased Assets, Seller shall not be entitled to any proceeds from any eventual sale of such Purchased Assets.

(f)           Notwithstanding anything to the contrary contained in this Article 4, provided no Event of Default has occurred and is then continuing, every month all CNL Principal Income deposited into the Depository Account shall be held in escrow thereunder as additional Collateral by Depository pursuant to the Depository Agreement and the immediately following two sentences.  So long as no Event of Default has occurred and is then continuing, Seller shall be permitted, upon Seller’s prior written request therefor to Buyer and Depository (the “CNL Income Collateral Direction Request”) to receive such portion of the CNL Principal Income necessary to fund CNL Equity Transaction Asset-related expenses and obligations in accordance with the underlying Purchased Asset Documents, provided that such request shall include the underlying notice request received by Seller pursuant to the underlying Purchased Asset Documents requiring such portion of the CNL Principal Income be re-directed downstream to CNL-A LLC, together with any other evidence reasonably requested by Buyer to justify such release of CNL Principal Income.  Provided such CNL Income Collateral Direction Request is reasonably acceptable to Buyer pursuant to the previous sentence (and provided that no Event of Default has occurred and is then continuing), within no later than ten (10) Business Days after receiving such request, Buyer agrees to countersign such request giving Depository instructions necessary to release such requested portion of CNL Principal Income to Seller, in accordance with the Depository Agreement.

ARTICLE 5.
SECURITY INTEREST

(a)           Buyer and Seller intend that the Transactions hereunder be sales to Buyer of the Purchased Assets and not loans from Buyer to Seller secured by the Purchased Assets.  However, in order to preserve Buyer’s rights under this Agreement in the event that a court or other forum re-characterizes the Transactions hereunder as loans and as security for the performance by Seller of all of Seller’s obligations to Buyer under the Transaction Documents and the Transactions entered into hereunder, or in the event that a transfer of a Purchased Asset is otherwise ineffective to effect an outright transfer of such Purchased Asset to Buyer, Seller hereby assigns, pledges and grants a security interest in all of its right, title and interest in, to and under the Purchased Items (as defined below) to Buyer to secure the payment of the Repurchase Price on all Transactions to which it is a party and all other amounts owing by it to Buyer and any of its present or future Affiliates hereunder, including, without limitation, amounts owing pursuant to Article 24, and under the other Transaction Documents, including any obligations of Seller under any Hedging Transaction entered into with any Affiliated Hedge Counterparty (including, without limitation, all amounts anticipated to be paid to Buyer by an Affiliated Hedge Counterparty as provided for in the definition of Repurchase Price) (collectively, the “Repurchase Obligations”).  Seller agrees to mark its computer records and tapes to evidence the interests granted to Buyer hereunder.  All of Seller’s right, title and interest in, to and under each of the following items of property, whether now owned or hereafter acquired, now existing or hereafter created and wherever located, is hereinafter referred to as the “Purchased Items”:

(i)       the Purchased Assets and all “securities accounts” (as defined in Article 8-501(a) of the UCC) to which any or all of the Purchased Assets are credited;

(ii)       the Purchased Asset Documents, Servicing Agreements, Servicing Records, insurance policies relating to the Purchased Assets, and collection and escrow accounts and letters of credit relating to the Purchased Assets;

(iii)       all “general intangibles”, “accounts”, “chattel paper”, “investment property”, “instruments” and “deposit accounts”, each as defined in the UCC, relating to or constituting any and all of the foregoing; and

(iv)       all replacements, substitutions or distributions on or proceeds, payments, Income and profits of, and records (but excluding any financial models or other proprietary information) and files relating to any and all of any of the foregoing.

(b)           Without limiting Article 5(a) hereto, to secure payment of the Repurchase Obligations owing to Buyer, Seller hereby grants to Buyer a security interest in all of Seller’s right, title and interest in, to and under each of the following items of property, whether now owned or hereafter acquired, now existing or hereafter created and wherever located, hereinafter referred to as the “Collateral”:

(i)       the  Depository Account and all monies from time to time on deposit in the  Depository Account;

(ii)       the Purchased Items;

(iii)       any and all replacements, substitutions, distributions on, income relating to or proceeds of any and all of the foregoing; and

(iv)       Seller’s right under each Hedging Transaction, if any, relating to the Purchased Assets to secure the Repurchase Obligations.

(c)           Buyer agrees to act as agent for and on behalf of the Affiliated Hedge Counterparties with respect to the security interest granted hereby to secure the obligations owing to the Affiliated Hedge Counterparties under any Hedging Transactions, including, without limitation, with respect to the Purchased Assets and the Purchased Asset Files held by the Custodian pursuant to the Custodial Agreement.

(d)           Buyer’s security interest in the Collateral shall terminate only upon termination of Seller’s obligations under this Agreement, all Hedging Transactions and the documents delivered in connection herewith and therewith.  Upon such termination, Buyer shall deliver to Seller such UCC termination statements and other release documents as may be commercially reasonable and return the Purchased Assets to Seller and reconvey the Purchased Items to Seller and release its security interest in the Collateral.  For purposes of the grant of the security interest pursuant to this Article 5, this Agreement shall be deemed to constitute a security agreement under the New York Uniform Commercial Code (the “UCC”).  Buyer shall have all of the rights and may exercise all of the remedies of a secured creditor under the UCC and the other laws of the State of New York.  In furtherance of the foregoing, (a) Buyer, at Seller’s sole cost and expense, as applicable, shall cause to be filed in such locations as may be necessary to perfect and maintain perfection and priority of the security interest granted hereby, UCC financing statements and continuation statements (collectively, the “Filings”), and shall forward copies of such Filings to Seller upon completion thereof, and (b) Seller shall from time to time take such further actions as may be requested by Buyer to maintain and continue the perfection and priority of the security interest granted hereby (including marking its records and files to evidence the interests granted to Buyer hereunder).

(e)           Seller and Guarantor each acknowledge that neither has rights to service the Purchased Assets but only has rights as a party to the current Interim Servicing Agreement or any other Servicing Agreement with respect to the Purchased Assets.  Without limiting the generality of the foregoing and in the event that Seller or Guarantor is deemed to retain any residual Servicing Rights, and for the avoidance of doubt, each of Seller and Guarantor grants, assigns and pledges to Buyer a security interest in the Servicing Rights and proceeds related thereto and in all instances, whether now owned or hereafter acquired, now existing or hereafter created.  The foregoing provision is intended to constitute a security agreement or other arrangement or other credit enhancement related to the Agreement and Transactions hereunder as defined under Sections 101(47)(v) and 741(7)(x) of the Bankruptcy Code.

ARTICLE 6.
PAYMENT, TRANSFER AND CUSTODY

(a)           On the Purchase Date for each Transaction, ownership of the Purchased Asset shall be transferred to Buyer or its designee (including the Custodian) against the simultaneous transfer of the Purchase Price in immediately available funds to an account of Seller specified in the Confirmation relating to such Transaction; provided, however, that Seller acknowledges and agrees that with respect to the Scheduled Assets, no such transfer of the Purchase Price shall be required, such Purchase Price having previously been funded pursuant to the terms of the Existing Agreement.

(b)           On or before each Purchase Date, (or with respect to the Scheduled Assets, on or before the Closing Date) Seller shall deliver or cause to be delivered to Buyer or its designee the Custodial Delivery in the form attached hereto as Exhibit IV; provided, that notwithstanding the foregoing, upon request of Seller, Buyer in its sole but good faith discretion may elect to permit Seller to make such delivery by not later than the third (3rd) Business Day after the related Purchase Date, so long as Seller causes an Acceptable Attorney, Title Company or other Person acceptable to Buyer to deliver to Buyer and the Custodian a Bailee Letter on or prior to such Purchase Date; and Buyer hereby permits Seller to make the Custodial Delivery of the Scheduled Assets in this manner.  Subject to Article 6(c) and the previous sentence, in connection with each sale, transfer, conveyance and assignment of a Purchased Asset, on or prior to each Purchase Date with respect to such Purchased Asset, Seller shall deliver or cause to be delivered and released to the Custodian a copy or original of each document as specified in the Asset File (as defined in the Custodial Agreement, and collectively, the “Purchased Asset File”), pertaining to each of the Purchased Assets identified in the Custodial Delivery delivered therewith, together with any other documentation in respect of such Purchased Asset requested by Buyer, in Buyer’s sole but good faith discretion.

(c)           From time to time, Seller shall forward to the Custodian additional original documents or additional documents evidencing any assumption, modification, consolidation or extension of a Purchased Asset approved in accordance with the terms of this Agreement, and upon receipt of any such other documents, the Custodian shall hold such other documents as Buyer shall request from time to time.  With respect to any documents that have been delivered or are being delivered to recording offices for recording and have not been returned to Seller in time to permit their delivery hereunder at the time required, in lieu of delivering such original documents, Seller shall deliver to Buyer a true copy thereof with an officer’s certificate certifying that such copy is a true, correct and complete copy of the original, which has been transmitted for recordation.  Seller shall deliver such original documents to the Custodian promptly when they are received.  With respect to all of the Purchased Assets delivered by Seller to Buyer or its designee (including the Custodian), Seller shall execute an omnibus power of attorney substantially in the form of Exhibit V attached hereto irrevocably appointing Buyer its attorney-in-fact with full power upon the occurrence of an Event of Default to (i) complete and record each assignment of mortgage, (ii) complete the endorsement of each Mortgage Note or Mezzanine Note, (iii) take any action (including exercising voting and/or consent rights) with respect to CMBS, Participation Interests, or intercreditor or participation agreements, (iv) complete the preparation and filing, in form and substance satisfactory to Buyer, of such financing statements, continuation statements, and other UCC forms, as Buyer may from time to time, reasonably consider necessary to create, perfect, and preserve Buyer’s security interest in the Purchased Assets, and (v) take such other steps as may be necessary or desirable to enforce Buyer’s rights against, under or with respect to such Purchased Assets and the related Purchased Asset Files and the Servicing Records.  Buyer shall deposit the Purchased Asset Files representing the Purchased Assets, or direct that the Purchased Asset Files be deposited directly, with the Custodian.  The Purchased Asset Files shall be maintained in accordance with the Custodial Agreement.  If a Purchased Asset File is not delivered to Buyer or its designee (including the Custodian), such Purchased Asset File shall be held in trust by Seller or its designee for the benefit of Buyer as the owner thereof.  Seller or its designee shall maintain a copy of the Purchased Asset File and the originals of the Purchased Asset File not delivered to Buyer or its designee.  The possession of the Purchased Asset File by Seller or its designee is at the will of Buyer for the sole purpose of servicing the related Purchased Asset, and such retention and possession by Seller or its designee is in a custodial capacity only.  The books and records (including, without limitation, any computer records or tapes) of Seller or its designee shall be marked appropriately to reflect clearly the sale of the related Purchased Asset to Buyer.  Seller or its designee (including the Custodian) shall release its custody of the Purchased Asset File only in accordance with written instructions from Buyer, unless such release is required as incidental to the servicing of the Purchased Assets, is in connection with a repurchase of any Purchased Asset by Seller or as otherwise required by law.

(d)           Upon the occurrence and during the continuation of an Event of Default, subject to the provisions of the Purchased Asset Documents, Buyer shall be entitled to exercise all voting and corporate rights with respect to the Purchased Assets without regard to Seller’s instructions (including, but not limited to, if an Act of Insolvency shall occur with respect to Seller, to the extent Seller controls or is entitled to control selection of any servicer, Buyer may transfer any or all of such servicing to an entity satisfactory to Buyer).  The Seller shall give prior written notice to Buyer of its intention to exercise any voting or corporate rights with respect to a Purchased Asset that could materially impair the Market Value of the Purchased Asset.

(e)           Notwithstanding the provisions of Article 6(b) above requiring the execution of the Custodial Delivery and corresponding delivery of the Purchased Asset File to the Custodian on or prior to the related Purchase Date, with respect to each Transaction involving a Purchased Asset that is identified in the related Confirmation as a “Table Funded” Transaction, Seller shall, in lieu of effectuating the delivery of all or a portion of the Purchased Asset File on or prior to the related Purchase Date, (i) deliver to the Custodian by facsimile on or before the related Purchase Date for the Transaction (A) the promissory note(s), original stock certificate or participation certificate in favor of Seller evidencing the making of the Purchased Asset, with Seller’s endorsement of such instrument to Buyer, (B) the mortgage, security agreement or similar item creating the security interest in the related collateral and the applicable assignment document evidencing the transfer to Buyer, (C) such other components of the Purchased Asset File as Buyer may require on a case by case basis with respect to the particular Transaction, and (D) evidence satisfactory to Buyer that all documents necessary to perfect Seller’s (and, by means of assignment to Buyer on the Purchase Date, Buyer’s) interest in the Collateral for the Purchased Asset, and (ii) not later than the third (3rd) Business Day following the Purchase Date, deliver to Buyer the Custodial Delivery and to the Custodian the entire Purchased Asset File.

ARTICLE 7.
SALE, TRANSFER, HYPOTHECATION OR PLEDGE OF PURCHASED ASSETS

(a)           Title to all Purchased Assets and Purchased Items shall pass to Buyer on and as of the applicable Purchase Date, it being understood and agreed that title passed to Buyer with respect to the Scheduled Assets in and as of the Purchase Dates indicated on Annex II, and Buyer shall have free and unrestricted use of all Purchased Assets, subject to the terms of this Agreement.  Nothing in this Agreement or any other Transaction Document shall preclude Buyer from engaging in repurchase transactions with the Purchased Assets or Purchased Items or otherwise selling, transferring, pledging, repledging, hypothecating, or rehypothecating the Purchased Assets or Purchased Items, but no such transaction shall relieve Buyer of its obligations to transfer the Purchased Assets to Seller pursuant to Article 3 of this Agreement or of Buyer’s obligation to credit or pay Income to, or apply Income to the obligations of, Seller pursuant to Article 4 hereof.

(b)           Nothing contained in this Agreement or any other Transaction Document shall obligate Buyer to segregate any Purchased Assets or Purchased Items delivered to Buyer by Seller.  Notwithstanding anything to the contrary in this Agreement or any other Transaction Document, no Purchased Asset shall remain in the custody of Seller or an Affiliate of Seller.

ARTICLE 8.
REPRESENTATIONS AND WARRANTIES

(a)           Each of Buyer and Seller represents and warrants to the other that (i) it is duly authorized to execute and deliver this Agreement, to enter into Transactions contemplated hereunder and to perform its obligations hereunder and has taken all necessary action to authorize such execution, delivery and performance, (ii) it will engage in such Transactions as principal (or, if agreed in writing, in the form of an annex hereto or otherwise, in advance of any Transaction by the other party hereto, as agent for a disclosed principal), (iii) the person signing this Agreement on its behalf is duly authorized to do so on its behalf (or on behalf of any such disclosed principal), (iv) it has obtained all authorizations of any governmental body required in connection with this Agreement and each Transaction and such authorizations are in full force and effect and (v) the execution, delivery and performance of this Agreement and the Transactions hereunder will not violate any law, ordinance or rule applicable to it or its organizational documents or any agreement by which it is bound or by which any of its assets are affected.  On the Purchase Date for any Transaction for the purchase of any Purchased Assets by Buyer from Seller and any Transaction hereunder and covenants that at all times while this Agreement and any Transaction thereunder is in effect, Buyer and Seller shall each be deemed to repeat all the foregoing representations made by it.

(b)           In addition to the representations and warranties in subsection (a) above, Seller represents and warrants to Buyer as of the date of this Agreement and will be deemed to represent and warrant to Buyer as of the Purchase Date for the purchase of any Purchased Assets by Buyer from Seller and any Transaction thereunder and covenants that at all times while this Agreement and any Transaction thereunder is in effect, unless otherwise stated herein:

(i)       Organization.  Seller is duly organized, validly existing and in good standing under the laws and regulations of the jurisdiction of Seller’s incorporation or organization, as the case may be, and is duly licensed, qualified, and in good standing in every state where such licensing or qualification is necessary for the transaction of Seller’s business, except where failure to so qualify could not be reasonably likely to have a Material Adverse Effect.  Seller has the power to own and hold the assets it purports to own and hold, and to carry on its business as now being conducted and proposed to be conducted, and has the power to execute, deliver, and perform its obligations under this Agreement and the other Transaction Documents.

(ii)       Due Execution; Enforceability.  The Transaction Documents have been or will be duly executed and delivered by Seller, for good and valuable consideration.  The Transaction Documents constitute the legal, valid and binding obligations of Seller, enforceable against Seller in accordance with their respective terms subject to bankruptcy, insolvency, and other limitations on creditors’ rights generally and to equitable principles.

(iii)       Ability to Perform.  Seller does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in the Transaction Documents applicable to it to which it is a party.

(iv)       Non-Contravention.  Neither the execution and delivery of the Transaction Documents, nor consummation by Seller of the transactions contemplated by the Transaction Documents (or any of them), nor compliance by Seller with the terms, conditions and provisions of the Transaction Documents (or any of them) will conflict with or result in a breach of any of the terms, conditions or provisions of (i) the organizational documents of Seller, (ii) any contractual obligation to which Seller is now a party or the rights under which have been assigned to Seller or the obligations under which have been assumed by Seller or to which the assets of Seller is subject or constitute a default thereunder, or result thereunder in the creation or imposition of any lien upon any of the assets of Seller, other than pursuant to the Transaction Documents, (iii) any judgment or order, writ, injunction, decree or demand of any court applicable to Seller, or (iv) any applicable Requirement of Law, in the case of clauses (ii) or (iii) above, to the extent that such conflict or breach would have a Material Adverse Effect upon Seller’s ability to perform its obligations hereunder.

(v)       Litigation; Requirements of Law.  As of the date hereof and as of the Purchase Date for any Transaction hereunder, there is no action, suit, proceeding, investigation, or arbitration pending or, to the best knowledge of Seller, threatened against Seller, any Affiliate of Seller or any of their respective assets, nor is there any action, suit, proceeding, investigation, or arbitration pending or threatened against Seller or any Affiliate of Seller that may result in any Material Adverse Effect.  Seller is in compliance in all material respects with all Requirements of Law.  Neither Seller nor any of its Affiliates is in default in any material respect with respect to any judgment, order, writ, injunction, decree, rule or regulation of any arbitrator or Governmental Authority.

(vi)       No Broker.  Seller has not dealt with any broker, investment banker, agent, or other Person (other than Buyer or an Affiliate of Buyer) who may be entitled to any commission or compensation in connection with the sale of Purchased Assets pursuant to any of the Transaction Documents.

(vii)           Good Title to Purchased Assets.  Immediately prior to the purchase of any Purchased Assets by Buyer from Seller, such Purchased Assets are free and clear of any lien, encumbrance or impediment to transfer (including any “adverse claim” as defined in Article 8-102(a)(1) of the UCC), and Seller is the record and beneficial owner of and has good and marketable title to and the right to sell and transfer such Purchased Assets to Buyer and, upon transfer of such Purchased Assets to Buyer, Buyer shall be the owner of such Purchased Assets free of any adverse claim.  In the event the related Transaction is recharacterized as a secured financing of the Purchased Assets, the provisions of this Agreement are effective to create in favor of Buyer a valid “security interest” (as defined in Section 1-201(b)(37) of the UCC) in all rights, title and interest of Seller in, to and under the Purchased Assets and Buyer shall have a valid, perfected first priority security interest in the Purchased Assets (and without limitation on the foregoing, Buyer, as entitlement holder, shall have a “security entitlement” to the Purchased Assets).

(viii)           No Decline in Market Value; No Defaults.  Other than as previously disclosed to Buyer in writing prior to the Closing Date in a Requested Exceptions Report, Seller is not aware of any post-Transaction facts or circumstances that are reasonably likely to cause or have caused the Market Value of any Purchased Asset to decline.  No Default or Event of Default has occurred or exists under or with respect to the Transaction Documents.

(ix)       Authorized Representatives.  The duly authorized representatives of Seller are listed on, and true signatures of such authorized representatives are set forth on, Exhibit II attached to this Agreement.

(x)       Representations and Warranties Regarding Purchased Assets; Delivery of Purchased Asset File.

(A)           As of the date hereof, Seller has not assigned, pledged, or otherwise conveyed or encumbered any Purchased Asset to any other Person, and immediately prior to the sale of such Purchased Asset to Buyer, Seller was the sole owner of such Purchased Asset and had good and marketable title thereto, free and clear of all liens, in each case except for (1) liens to be released simultaneously with the sale to Buyer hereunder and (2) liens granted by Seller in favor of the counterparty to any Hedging Transaction, solely to the extent such liens are expressly subordinate to the rights and interests of Buyer hereunder.

(B)           The provisions of this Agreement and the related Confirmation are effective to either constitute a sale of Purchased Items to Buyer or to create in favor of Buyer a legal, valid and enforceable security interest in all right, title and interest of Seller in, to and under the Purchased Items.

(C)           Upon receipt by the Custodian of each Mortgage Note, Mezzanine Note, B-Note, Participation Certificate or Certificated Membership Interest, endorsed in blank by a duly authorized officer of Seller, either a purchase shall have been completed by Buyer of such Mortgage Note, Mezzanine Note, B-Note, Participation Certificate or Certificated Membership Interest, as applicable, or Buyer shall have a valid and fully perfected first priority security interest in all right, title and interest of Seller in the Purchased Items described therein.

(D)           Each of the representations and warranties made in respect of the Purchased Assets pursuant to Exhibit VI are true, complete and correct, except to the extent disclosed in a Requested Exceptions Report.

(E)           Upon the filing of financing statements on Form UCC-1 naming Buyer as “Secured Party”, Seller as “Debtor” and describing the Purchased Items, in the jurisdiction and recording office listed on Exhibit X attached hereto, the security interests granted hereunder in that portion of the Purchased Items which can be perfected by filing under the Uniform Commercial Code will constitute fully perfected security interests under the Uniform Commercial Code in all right, title and interest of Seller in, to and under such Purchased Items.

(F)           Upon execution and delivery of the Depository Agreement, Buyer shall either be the owner of, or have a valid and fully perfected first priority security interest in, the “investment property” and all “deposit accounts” (each as defined in the Uniform Commercial Code) comprising Purchased Items or any after-acquired property related to such Purchased Items.  Except to the extent disclosed in a Requested Exceptions Report, Seller or its designee is in possession of a complete, true and accurate Purchased Asset File with respect to each Purchased Asset, except for such documents the originals of which have been delivered to the Custodian.

(xi)       Adequate Capitalization; No Fraudulent Transfer.  Seller has, as of such Purchase Date, adequate capital for the normal obligations foreseeable in a business of its size and character and in light of its contemplated business operations.  Seller is generally able to pay, and as of the date hereof is paying, its debts as they come due.  Seller has not become, or is presently, financially insolvent nor will Seller be made insolvent by virtue of Seller’s execution of or performance under any of the Transaction Documents within the meaning of the bankruptcy laws or the insolvency laws of any jurisdiction.  Seller has not entered into any Transaction Document or any Transaction pursuant thereto in contemplation of insolvency or with intent to hinder, delay or defraud any creditor.

(xii)           No Conflicts or Consents.  Neither the execution and delivery of this Agreement and the other Transaction Documents by Seller, nor the consummation of any of the transactions by it herein or therein contemplated, nor compliance with the terms and provisions hereof or with the terms and provisions thereof, will contravene or conflict with or result in the creation or imposition of (or the obligation to create or impose) any lien upon any of the property or assets of Seller pursuant to the terms of any indenture, mortgage, deed of trust, or other agreement or instrument to which Seller is a party or by which Seller may be bound, or to which Seller may be subject, other than liens created pursuant to the Transaction Documents.  No consent, approval, authorization, or order of any third party is required in connection with the execution and delivery by Seller of the Transaction Documents to which it is a party or to consummate the transactions contemplated hereby or thereby which has not already been obtained.

(xiii)           Governmental Approvals.  No order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by, any Governmental Authority is required to authorize, or is required in connection with, (i) the execution, delivery and performance of any Transaction Document to which Seller is or will be a party, (ii) the legality, validity, binding effect or enforceability of any such Transaction Document against Seller or (iii) the consummation of the transactions contemplated by this Agreement (other than the filing of certain financing statements in respect of certain security interests).

(xiv)           Organizational Documents.  Seller has delivered to Buyer certified copies of its organization documents, together with all amendments thereto, if any.

(xv)           No Encumbrances.  There are (i) no outstanding rights, options, warrants or agreements on the part of Seller for a purchase, sale or issuance, in connection with the Purchased Assets, (ii) no agreements on the part of Seller to issue, sell or distribute the Purchased Assets, and (iii) no obligations on the part of Seller (contingent or otherwise) to purchase, redeem or otherwise acquire any securities or interests therein, except as contemplated by the Transaction Documents.

(xvi)           Federal Regulations.  Seller is not required to register as an “investment company,” or a company “controlled by an investment company,” within the meaning of the Investment Company Act of 1940, as amended.  Seller is not a “holding company,” or a “subsidiary company of a holding company,” or an “affiliate” of either a “holding company” or a “subsidiary company of a holding company,” as such terms are defined in the Public Utility Holding Company Act of 2005, as amended.

(xvii)           Taxes.  Seller has filed or caused to be filed all tax returns that, to the knowledge of Seller, would be delinquent if they had not been filed on or before the date hereof and has paid all taxes shown to be due and payable on or before the date hereof on such returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it and any of its assets by any Governmental Authority except for any such taxes as (A) are being appropriately contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves have been provided in accordance with GAAP or (B) are de minimis in amount; no tax liens have been filed against any of Seller’s assets and, no claims are being asserted with respect to any such taxes, fees or other charges.

(xviii)           Judgments/Bankruptcy.  Except as disclosed in writing to Buyer, there are no judgments against Seller unsatisfied of record or docketed in any court located in the United States of America and no Act of Insolvency has ever occurred with respect to Seller.

(xix)           Solvency.  Neither the Transaction Documents nor any Transaction thereunder are entered into in contemplation of insolvency or with intent to hinder, delay or defraud any of Seller’s creditors.  The transfer of the Purchased Assets subject hereto and the obligation to repurchase such Purchased Assets is not undertaken with the intent to hinder, delay or defraud any of Seller’s creditors.  As of the Purchase Date, Seller is not insolvent within the meaning of 11 U.S.C. Section 101(32) or any successor provision thereof and the transfer and sale of the Purchased Assets pursuant hereto and the obligation to repurchase such Purchased Asset (i) will not cause the liabilities of Seller to exceed the assets of Seller, (ii) will not result in Seller having unreasonably small capital, and (iii) will not result in debts that would be beyond Seller’s ability to pay as the same mature.  Seller received reasonably equivalent value in exchange for the transfer and sale of the Purchased Assets and the Purchased Items subject hereto.  No petition in bankruptcy has been filed against Seller in the last ten (10) years, and Seller has not in the last ten (10) years made an assignment for the benefit of creditors or taken advantage of any debtors relief laws.  Seller has only entered into agreements on terms that would be considered arm’s length and otherwise on terms consistent with other similar agreements with other similarly situated entities.  On the Purchase Date for each Transaction, Seller shall be deemed to repeat all of the foregoing representations made by it.

(xx)           Use of Proceeds; Margin Regulations.  All proceeds of each Transaction shall be used by Seller for purposes permitted under Seller’s governing documents, provided that no part of the proceeds of any Transaction will be used by Seller to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.  Neither the entering into of any Transaction nor the use of any proceeds thereof will violate, or be inconsistent with, any provision of Regulation T, U or X of the Board of Governors of the Federal Reserve System.

(xxi)           Full and Accurate Disclosure.  No information contained in the Transaction Documents, or any written statement furnished by or on behalf of Seller pursuant to the terms of the Transaction Documents, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.

(xxii)           Financial Information.  All financial data concerning Seller and the Purchased Assets that has been delivered by or on behalf of Seller to Buyer is true, complete and correct in all material respects.  All financial data concerning Seller has been prepared fairly in accordance with GAAP (except that such financial statement may be consolidated to the extent required under GAAP).  All financial data concerning the Purchased Assets has been prepared in accordance with standard industry practices.  Since the delivery of such data, except as otherwise disclosed in writing to Buyer, there has been no change in the financial position of Seller or the Purchased Assets, or in the results of operations of Seller, which change is reasonably likely to have a Material Adverse Effect on Seller.

(xxiii)           Hedging Transactions.  To the actual knowledge of Seller, as of the Purchase Date for any Purchased Asset that is subject to a Hedging Transaction, each such Hedging Transaction is in full force and effect in accordance with its terms, each counterparty thereto is an Affiliated Hedge Counterparty or a Qualified Hedge Counterparty, and no “Termination Event”, “Event of Default”, “Potential Event of Default” or any similar event, however denominated, has occurred and is continuing with respect thereto.

(xxiv)           Servicing Agreements.  Seller has delivered to Buyer all Servicing Agreements pertaining to the Purchased Assets and to the actual knowledge of Seller, as of the date of this Agreement and as of the Purchase Date for the purchase of any Purchased Assets subject to a Servicing Agreement, each such Servicing Agreement is in full force and effect in accordance with its terms and no default or event of default exists thereunder.

(xxv)           No Reliance.  Seller has made its own independent decisions to enter into the Transaction Documents and each Transaction and as to whether such Transaction is appropriate and proper for it based upon its own judgment and upon advice from such advisors (including without limitation, legal counsel and accountants) as it has deemed necessary.  Seller is not relying upon any advice from Buyer as to any aspect of the Transactions, including without limitation, the legal, accounting or tax treatment of such Transactions.

(xxvi)           Patriot Act.

(A)           Seller is in compliance, in all material respects, with the (i) the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other applicable enabling legislation or executive order relating thereto, and (ii) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA Patriot Act of 2001).  No part of the proceeds of any Transaction will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

(B)           Seller agrees that, from time to time upon the prior written request of Buyer, it shall (i) execute and deliver such further documents, provide such additional information and reports and perform such other acts as Buyer may reasonably request in order to insure compliance with the provisions hereof (including, without limitation, compliance with the USA Patriot Act of 2001 and to fully effectuate the purposes of this Agreement and (ii) provide such opinions of counsel concerning matters relating to this Agreement as Buyer may reasonably request; provided, however, that nothing in this Article 8(b)(xxvi) shall be construed as requiring Buyer to conduct any inquiry or decreasing Seller’s responsibility for its statements, representations, warranties or covenants hereunder.  In order to enable Buyer and its Affiliates to comply with any anti-money laundering program and related responsibilities including, but not limited to, any obligations under the USA Patriot Act of 2001 and regulations thereunder, Seller on behalf of itself and its Affiliates makes the following representations and covenants to Buyer and its Affiliates (for purposes of this Article 8(b)(xxvi), the “Seller Entities”) that neither Seller, nor, to Seller’s actual knowledge, any of its Affiliates, is a Prohibited Investor, and Seller is not acting on behalf of or for the benefit of any Prohibited Investor.  Seller agrees to promptly notify Buyer or a person appointed by Buyer to administer their anti-money laundering program, if applicable, of any change in information affecting this representation and covenant.

(xxvii)                      Environmental Matters.

(A)           No properties owned (directly or indirectly) or leased by Seller and no properties formerly owned (directly or indirectly) or leased by Seller, its predecessors, or any former Subsidiaries or predecessors thereof (the “Properties”), contain, or have previously contained, any Materials of Environmental Concern in amounts or concentrations which constitute or constituted a violation of, or reasonably could be expected to give rise to liability under, Environmental Laws;

(B)           Seller is in compliance with all applicable Environmental Laws, and there is no violation of any Environmental Laws which reasonably would be expected to interfere with the continued operations of Seller;

(C)           Seller has not received any notice of violation, alleged violation, non-compliance, liability or potential liability under any Environmental Law, nor does Seller have knowledge that any such notice will be received or is being threatened;

(D)           Materials of Environmental Concern have not been transported or disposed by Seller in violation of, or in a manner or to a location which reasonably would be expected to give rise to liability under, any applicable Environmental Law, nor has Seller generated, treated, stored or disposed of at, on or under any of the Properties in violation of, or in a manner that reasonably would be expected to give rise to liability under, any applicable Environmental Law;

(E)           No judicial proceedings or governmental or administrative action is pending, or, to the knowledge of Seller, threatened, under any Environmental Law which Seller is or will be named as a party, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements arising out of judicial proceedings or governmental or administrative actions, outstanding under any Environmental Law to which Seller is a party;

(F)           There has been no release or threat of release of Materials of Environmental Concern in violation of or in amounts or in a manner that reasonably would be expected to give rise to liability under any Environmental Law for which Seller may become liable; and

(G)           Each of the representations and warranties set forth in the preceding clauses (A) through (G) is true and correct with respect to each parcel of real property owned or operated by Seller.

(xxviii)          Insider.  Seller is not an “executive officer,” “director,” or “person who directly or indirectly or acting through or in concert with one or more persons owns, controls, or has the power to vote more than 10% of any class of voting securities” (as those terms are defined in 12 U.S.C. § 375(b) or in regulations promulgated pursuant thereto) of Buyer, of a bank holding company of which Buyer is a Subsidiary, or of any Subsidiary, of a bank holding company of which Buyer is a Subsidiary, of any bank at which Buyer maintains a correspondent account or of any lender which maintains a correspondent account with Buyer.

(xxix)           Office of Foreign Assets Control.  Seller is not a person (i) whose property or interest in property is blocked or subject to blocking pursuant to Section 1 of Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)), (ii) who engages in any dealings or transactions prohibited by Section 2 of such executive order, or to the best of Seller’s knowledge,  is otherwise associated with any such person in any manner in violation of Section 2 of such executive order, or (iii) on the current list of Specially Designated Nationals and Blocked Persons or subject to the limitations or prohibitions under any other U.S. Department of Treasury’s Office of Foreign Assets Control regulation or executive order.

(xxx)           Notice Address; Jurisdiction of Organization.  On the date of this Agreement, Seller’s address for notices is as specified on Annex I.  Seller’s jurisdiction of organization is Delaware.  The location where Seller keeps its books and records, including all computer tapes and records relating to the Collateral and Purchased Items, is its notice address.  Seller may change its address for notices and for the location of its books and records by giving Buyer written notice of such change.

(xxxi)           Anti-Money Laundering Laws.  Seller either (1) is entirely exempt from or (2) has otherwise fully complied with all applicable anti-money laundering laws and regulations (collectively, the “Anti-Money Laundering Laws”), by (A) establishing an adequate anti-money laundering compliance program as required by the Anti-Money Laundering Laws, (B) conducting the requisite due diligence in connection with the origination of each Purchased Asset for purposes of the Anti-Money Laundering Laws, including with respect to the legitimacy of the related obligor (if applicable) and the origin of the assets used by such obligor to purchase the property in question, and (C) maintaining sufficient information to identify the related obligor (if applicable) for purposes of the Anti-Money Laundering Laws.

(xxxii)          Ownership.  Seller is and shall remain at all times a wholly owned subsidiary of Guarantor.

ARTICLE 9.
NEGATIVE COVENANTS OF SELLER

On and as of the date hereof and each Purchase Date and until this Agreement is no longer in force with respect to any Transaction, Seller shall not without the prior written consent of Buyer:

(a)           take any action that would directly or indirectly impair or adversely affect Buyer’s title to the Purchased Assets;

(b)           transfer, assign, convey, grant, bargain, sell, set over, deliver or otherwise dispose of, or pledge or hypothecate, directly or indirectly, any interest in the Purchased Assets (or any of them) to any Person other than Buyer, or engage in repurchase transactions or similar transactions with respect to the Purchased Assets (or any of them) with any Person other than Buyer;

(c)           modify in any material respect any Servicing Agreements to which it is a party, without the consent of Buyer in its sole and absolute discretion;

(d)           create, incur or permit to exist any lien, encumbrance or security interest in or on any of the Purchased Assets, the other Collateral or Purchased Items, other than the security interest granted by Seller pursuant to Article 5 of this Agreement;

(e)           create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except for the following, hereinafter referred to as the “Permitted Liens”:

(i)       Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings, provided, that adequate reserves with respect thereto are maintained on the books of the related borrower or its subsidiaries, as the case may be, in conformity with GAAP; and

(ii)       Liens created pursuant to the Transaction Documents;

(f)           enter into any transaction of merger or consolidation or amalgamation, that is likely to have a material adverse effect on the creditworthiness or financial condition of Seller, or liquidate, wind up or dissolve itself (or suffer any liquidation, winding up or dissolution), sell all or substantially all of its assets without the consent of Buyer in its sole and absolute discretion;

(g)           consent or assent to any amendment or supplement to, or termination of, any note, loan agreement, mortgage or guarantee relating to the Purchased Assets or other agreement or instrument relating to the Purchased Assets other than in accordance with Article 26;

(h)           permit the organizational documents or organizational structure of Seller to be amended without the prior written consent of Buyer in its sole and absolute discretion;

(i)           acquire or maintain any right or interest in any Purchased Asset or Underlying Mortgaged Property that is senior to or pari passu with the rights and interests of Buyer therein under this Agreement and the other Transaction Documents;

(j)           use any part of the proceeds of any Transaction hereunder for any purpose which violates, or would be inconsistent with, the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System;

(k)           enter into any Hedging Transaction with respect to any Purchased Asset with any entity that is not an Affiliated Hedge Counterparty or a Qualified Hedge Counterparty;

(l)           (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (i), (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Seller or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing; or

(m)           permit any two (2) of Stephen D. Plavin, Thomas C. Ruffing and Geoffrey G. Jervis to cease to be employed as full-time senior executives by CT Investment Management Co., LLC (or any successor entity with respect to the direct or indirect management of Seller and/or the Purchased Assets), and replacements for such individuals acceptable to Buyer in its sole discretion have not been appointed within thirty (30) days of the date on which the second (2nd) of such individuals ceased to be so employed.

Compliance with covenants in this Article 9 must be evidenced by a compliance certificate furnished together therewith as further provided in Article 10(j)(ii) below, and compliance with all such covenants are subject to verification by Buyer.

ARTICLE 10.
AFFIRMATIVE COVENANTS OF SELLER

(a)           Seller shall promptly notify Buyer of any material adverse change in its business operations and/or financial condition; provided, however, that nothing in this Article 10 shall relieve Seller of its obligations under this Agreement.

(b)           Seller shall provide Buyer with copies of such documents as Buyer may reasonably request evidencing the truthfulness of the representations set forth in Article 8.

(c)           Seller shall (1) defend the right, title and interest of Buyer in and to the Collateral and Purchased Items against, and take such other action as is necessary to remove, the Liens, security interests, claims and demands of all Persons (other than security interests by or through Buyer) and (2) at Buyer’s reasonable request, take all action necessary to ensure that Buyer will have a first priority security interest in the Purchased Assets subject to any of the Transactions in the event such Transactions are recharacterized as secured financings.

(d)           Seller shall notify Buyer and the Depository of the occurrence of any Default or Event of Default with respect to Seller as soon as possible but in no event later than the immediately succeeding Business Day after obtaining actual knowledge of such event.

(e)           Seller shall cause the special servicer rating of the special servicer with respect to all mortgage loans underlying Purchased Assets to be no lower than “average” by S&P to the extent Seller controls or is entitled to control the selection of the special servicer.  In the event the special servicer rating with respect to any Person acting as special servicer for any mortgage loans underlying Purchased Assets shall be below “average” by S&P, or if an Act of Insolvency occurs with respect to Seller or Guarantor, Buyer shall be entitled to transfer special servicing with respect to all Purchased Assets to an entity satisfactory to Buyer, to the extent Seller controls or is entitled to control the selection of the special servicer.

(f)           Seller shall promptly (and in any event not later than two (2) Business Days following receipt) deliver to Buyer (i) any notice of the occurrence of an event of default under or report received by Seller pursuant to the Purchased Asset Documents; (ii) any notice of transfer of servicing under the Purchased Asset Documents and (iii) any other information with respect to the Purchased Assets that may be requested by Buyer from time to time.

(g)           Seller will permit Buyer or its designated representative to inspect Seller’s records with respect to the Collateral and the Purchased Items and the conduct and operation of its business related thereto upon reasonable prior written notice from Buyer or its designated representative, at such reasonable times and with reasonable frequency, and to make copies of extracts of any and all thereof, subject to the terms of any confidentiality agreement between Buyer and Seller.  Buyer shall act in a commercially reasonable manner in requesting and conducting any inspection relating to the conduct and operation of Seller’s business.

(h)           If Seller shall at any time become entitled to receive or shall receive any rights, whether in addition to, in substitution of, as a conversion of, or in exchange for a Purchased Asset, or otherwise in respect thereof, Seller shall accept the same as Buyer’s agent, hold the same in trust for Buyer and deliver the same forthwith to Buyer (or the Custodian, as appropriate) in the exact form received, duly endorsed by Seller to Buyer, if required, together with an undated bond power covering such certificate duly executed in blank to be held by Buyer hereunder as additional collateral security for the Transactions.  If any sums of money or property so paid or distributed in respect of the Purchased Assets shall be received by Seller, Seller shall, until such money or property is paid or delivered to Buyer, hold such money or property in trust for Buyer, segregated from other funds of Seller, as additional collateral security for the Transactions.

(i)           At any time from time to time upon the reasonable request of Buyer, at the sole expense of Seller, Seller will promptly and duly execute and deliver such further instruments and documents and take such further actions as Buyer may deem necessary or desirable to (i) obtain or preserve the security interest granted hereunder, (ii) ensure that such security interest remains fully perfected at all times and remains at all times first in priority as against all other creditors of Seller (whether or not existing as of the Closing Date or in the future) and (iii) obtain or preserve the rights and powers herein granted (including, among other things, filing such UCC financing statements as Buyer may request).  If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any promissory note, other instrument or certificated security, such note, instrument or certificated security shall be promptly delivered to Buyer, duly endorsed in a manner satisfactory to Buyer, to be itself held as Collateral pursuant to the Transaction Documents.

(j)           Seller shall provide, or to cause to be provided, to Buyer the following financial and reporting information:

(i)       Within fifteen (15) calendar days after each month-end, a monthly reporting package substantially in the form of Exhibit III-A attached hereto (the “Monthly Reporting Package”);

(ii)       Within forty-five (45) calendar days after the last day of each of the first three fiscal quarters in any fiscal year, a quarterly reporting package substantially in the form of Exhibit III-B attached hereto (the “Quarterly Reporting Package”);

(iii)       Within ninety (90) calendar days after the last day of its fiscal year, an annual reporting package substantially in the form of Exhibit III-C attached hereto (the “Annual Reporting Package”); and

(iv)       Upon Buyer’s request:

(A)           a listing of any changes in Hedging Transactions with Qualified Hedge Counterparties, the names of the Qualified Hedge Counterparties and the material terms of such Hedging Transactions, delivered within ten (10) days after Buyer’s request; and

(B)           copies of Seller’s and Guarantor’s Federal Income Tax returns, if any, delivered within thirty (30) days after the earlier of (A) filing or (B) the last filing extension period.

Notwithstanding anything to the contrary in Article 11, if Seller fails to deliver the complete Monthly Reporting Package described in clause (j)(i) above as a result of the failure of the related borrower to deliver any information as required by the underlying loan documents, then Seller shall immediately repurchase the related Purchased Asset at the Repurchase Price; provided, however, that Seller shall have a period of seven (7) calendar days from the date of delivery of the incomplete Monthly Reporting Package to provide any missing information.

(k)           Seller shall make a representative available to Buyer every month for attendance at a telephone conference, the date of which to be mutually agreed upon by Buyer and Seller, regarding the status of each Purchased Asset, Seller’s compliance with the requirements of Articles 9 and 10, and any other matters relating to the Transaction Documents or Transactions that Buyer wishes to discuss with Seller.

(l)           Seller shall and shall cause Guarantor to at all times (i) comply with all contractual obligations, (ii) comply in all respects with all laws, ordinances, rules, regulations and orders (including, without limitation, environmental laws) of any Governmental Authority or any other federal, state, municipal or other public authority having jurisdiction over Seller and Guarantor or any of its assets and Seller and Guarantor shall do or cause to be done all things necessary to preserve and maintain in full force and effect its legal existence, and all licenses material to its business and (iii) maintain and preserve its legal existence and all of its material rights, privileges, licenses and franchises necessary for the operation of its business (including, without limitation, preservation of all lending licenses held by Seller and of Seller’s status as a “qualified transferee” (however denominated) under all documents which govern the Purchased Assets).

(m)           Seller shall maintain all of its books, records, financial statements and bank accounts separate from those of its Affiliates (except that such financial statements may be consolidated to the extent consolidation is required under GAAP or as a matter of Requirements of Law; provided, that (i) appropriate notation shall be made on such financial statements to indicate the separateness of the Seller from such Affiliate and to indicate that the Seller’s assets and credit are not available to satisfy the debts and other obligations of such Affiliate or any other Person and (ii) such assets shall also be listed on the Seller’s own separate balance sheet) and file its own tax returns (except to the extent consolidation is required or permitted under Requirements of Law).  Seller shall cause Guarantor to at all times keep proper books of records and accounts in which full, true and correct entries shall be made of its transactions fairly in accordance with GAAP, and set aside on its books from its earnings for each fiscal year all such proper reserves in accordance with GAAP.

(n)           Seller shall observe, perform and satisfy all the terms, provisions, covenants and conditions required to be observed, performed or satisfied by it, and shall pay when due all costs, fees and expenses required to be paid by it, under the Transaction Documents.  Seller shall pay and discharge all taxes, levies, liens and other charges on its assets and on the Collateral that, in each case, in any manner would create any lien or charge upon the Collateral, other than any such taxes that are being appropriately contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves have been provided in accordance with GAAP.

(o)           Seller shall advise Buyer in writing of the opening of any new chief executive office or the closing of any such office of Seller or Guarantor and of any change in Seller’s or Guarantor’s name or the places where the books and records pertaining to the Purchased Assets are held not less than fifteen (15) Business Days prior to taking any such action.

(p)           Seller will maintain records with respect to the Collateral and Purchased Items and the conduct and operation of its business with no less a degree of prudence than if the Collateral and Purchased Items were held by Seller for its own account and will furnish Buyer, upon reasonable request by Buyer or its designated representative, with reasonable information obtainable by Seller with respect to the Collateral and Purchased Items and the conduct and operation of its business.

(q)           Seller shall provide Buyer and its Affiliates with reasonable access plus any such additional reports as Buyer may request.  Upon two (2) Business Day’s prior notice (unless a Default or an Event of Default shall have occurred and is continuing, in which case, no prior notice shall be required), during normal business hours, Seller shall allow Buyer to (i) review any operating statements, occupancy status and other property level information with respect to the underlying real estate directly or indirectly securing or supporting the Purchased Assets that either is in Seller’s possession or is available to Seller, (ii) examine, copy (at Buyer’s expense) and make extracts from its books and records, to inspect any of its Properties, and (iii) discuss Seller’s business and affairs with its officers.

(r)           Seller shall maintain or replace the Hedging Transactions with respect to each of the Hedge-Required Assets that are in place as of the Closing Date, to the extent necessary to hedge interest rate risk associated with the Purchase Price on such Hedge-Required Assets, in a manner reasonably acceptable to Buyer, to the extent that such Hedging Transactions will not give rise to non-qualifying REIT income under Section 856 of the Code.

(s)           Seller shall take all such steps as Buyer deems necessary to perfect the security interest granted pursuant to Article 5 in the Hedging Transactions, shall take such action as shall be necessary or advisable to preserve and protect Seller’s interest under all such Hedging Transactions (including, without limitation, requiring the posting of any required additional collateral thereunder, and hereby authorizes Buyer to take any such action that Seller fails to take after demand therefor by Buyer.  Seller shall provide the Custodian with copies of all documentation relating to Hedging Transactions with Qualified Hedge Counterparties promptly after entering into same.  All Hedging Transactions, if any, entered into by Seller with Buyer or any of its Affiliates in respect of any Purchased Asset shall be terminated contemporaneously with the repurchase of such Purchased Asset on the Repurchase Date therefor.

(t)           Seller shall:

(i)       continue to engage in business of the same general type as now conducted by it or otherwise as approved by Buyer prior to the date hereof and maintain and preserve its legal existence and all of its material rights, privileges, licenses and franchises necessary for the operation of its business (including, without limitation, preservation of all lending licenses held by Seller and of Seller’s status as a “qualified transferee” (however denominated) under all documents which govern the Purchased Assets);

(ii)       comply with all contractual obligations and with the requirements of all applicable laws, rules, regulations and orders of Governmental Authorities (including, without limitation, all environmental laws) if failure to comply with such requirements would be reasonably likely (either individually or in the aggregate) to have a Material Adverse Effect;

(iii)       keep adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied;

(iv)       not (a) cause or permit any change to be made in its name, organizational identification number, identity or corporate structure, or the places where the books and records pertaining to the Purchased Asset are held, (b) cause or permit the opening of any new chief executive office or the closing of any such office of Seller, or (c) change its jurisdiction of organization, unless it shall have provided Buyer thirty (30) days’ prior written notice of such change and shall have first taken all action required by Buyer for the purpose of perfecting or protecting the lien and security interest of Buyer established hereunder;

(v)       pay and discharge all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its Property prior to the date on which penalties attach thereto, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained;

(vi)       own no assets, and shall not engage in any business, other than the assets and transactions specifically contemplated by this Agreement and any other Transaction Document;

(vii)           not incur any Indebtedness or other obligation, secured or unsecured, direct or indirect, absolute or contingent (including guaranteeing any obligation), other than as otherwise permitted under this Agreement;

(viii)           not make any loans or advances to any Affiliate or third party and shall not acquire obligations or securities of its Affiliates, in each case other than in connection with the origination or acquisition of Assets for purchase under the Transaction Documents;

(ix)       pay its debts and liabilities (including, as applicable, shared personnel and overhead expenses) only from its own assets;

(x)       comply with the provisions of its Governing Documents;

(xi)       do all things necessary to observe organizational formalities and to preserve its existence, and shall not amend, modify, waive provisions of or otherwise change its Governing Documents;

(xii)           be, and at all times shall hold itself out to the public as, a legal entity separate and distinct from any other entity (including any Affiliate), shall correct any known misunderstanding regarding its status as a separate entity, shall conduct business in its own name, and shall not identify itself or any of its Affiliates as a division of the other;

(xiii)           maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations and shall remain Solvent;

(xiv)           not engage in or suffer any Change of Control, dissolution, winding up, liquidation, consolidation or merger in whole or in part or convey or transfer all or substantially all of its properties and assets to any Person (except as contemplated herein);

(xv)           not commingle its funds or other assets with those of any Affiliate or any other Person and shall maintain its properties and assets in such a manner that it would not be costly or difficult to identify, segregate or ascertain its properties and assets from those of others;

(xvi)           maintain its properties, assets and accounts separate from those of any Affiliate or any other Person;

(xvii)           not hold itself out to be responsible for the debts or obligations of any other Person;

(xviii)           not enter into any transaction with an Affiliate of Seller except on commercially reasonable terms similar to those available to unaffiliated parties in an arm’s-length transaction;

(xix)           maintain a sufficient number of employees in light of contemplated business operations;

(xx)           use separate stationary, invoices and checks bearing its own name;

(xxi)           allocate fairly and reasonably any overhead for shared office space and for services performed by an employee of an Affiliate;

(xxii)           not pledge its assets to secure the obligations of any other Person; and

(xxiii)           not form, acquire or hold any Subsidiary or own any equity interest in any other entity, except, subject to Buyer’s prior written consent, as may be required to maintain REIT compliance.

(u)           With respect to any Purchased Asset that is not serviced by Buyer, Seller shall cause each servicer of such Purchased Assets to provide to Buyer and to the Custodian via Electronic Transmission, promptly upon request by Buyer a Servicing Tape for the month (or any portion thereof) prior to the date of Buyer’s request; provided, that to the extent any servicer does not provide any such Servicing Tape, Seller shall prepare and provide to Buyer and the Custodian via Electronic Transmission a remittance report containing the servicing information that would otherwise be set forth in the Servicing Tape; provided further, that regardless of whether Seller at any time delivers any such remittance report, Seller shall at all times use commercially reasonable efforts to cause each servicer to provide each Servicing Tape in accordance with this Article 10(u).

(v)           With respect to each Eligible Asset to be purchased hereunder that is an Eligible Loan, Seller shall notify Buyer in writing of the creation of any right or interest in such Eligible Loan or related Underlying Mortgaged Property that is senior to or pari passu with the rights and interests that are to be transferred to Buyer under this Agreement and the other Transaction Documents, and whether any such interest will be held or obtained by Seller or an Affiliate of Seller.

(w)           Seller shall be solely responsible for the fees and expenses of the Custodian, Depository and Servicer.

ARTICLE 11.
EVENTS OF DEFAULT; REMEDIES

(a)           Each of the following events shall constitute an “Event of Default” under this Agreement:

(i)       Seller or Guarantor shall fail to repurchase Purchased Assets upon the applicable Repurchase Date;

(ii)       Buyer shall fail to receive on any Remittance Date the accreted value of the Price Differential (less any amount of such Price Differential previously paid by Seller to Buyer) (including, without limitation, in the event the Income paid or distributed on or in respect of the Purchased Assets is insufficient to make such payment and Seller does not make such payment or cause such payment to be made) (except that such failure shall not be an Event of Default by Seller if sufficient Income, other than Principal Payments, is on deposit in the  Depository Account and the Depository fails to remit such funds to Buyer);

(iii)       Seller or Guarantor shall fail to make any payment not otherwise addressed under this Article 11(a) owing to Buyer that has become due, whether by acceleration or otherwise under the terms of this Agreement, which failure is not remedied within three (3) Business Days of notice thereof;

(iv)       Seller shall default in the observance or performance of any agreement contained in Article 9 of this Agreement and, such default shall not be cured within five (5) Business Days after notice by Buyer to Seller thereof;

(v)       an Act of Insolvency occurs with respect to Seller or Guarantor;

(vi)       either Seller or Guarantor shall admit to any Person its inability to, or its intention not to, perform any of its respective obligations under any Transaction Document;

(vii)           the Custodial Agreement, the Depository Agreement or any other Transaction Document or a replacement therefor acceptable to Buyer shall for whatever reason be terminated or cease to be in full force and effect, or the enforceability thereof shall be contested by Seller;

(viii)           Seller or Guarantor shall be in default under (i) any Indebtedness of Seller or Guarantor, as applicable, which default (1) involves the failure to pay a matured obligation of any amount with respect to Seller or $250,000, with respect to Guarantor or (2) permits the acceleration of the maturity of obligations by any other party to or beneficiary with respect to such Indebtedness with respect to Seller, or if the aggregate amount of the Indebtedness in respect of which such default or defaults shall have occurred is at least $250,000, with respect to Guarantor; or (ii) any other material contract to which Seller or Guarantor is a party which default (1) involves the failure to pay a matured obligation or (2) permits the acceleration of the maturity of obligations by any other party to or beneficiary of such contract in any amount, with respect to Seller or $250,000, with respect to Guarantor;

(ix)       Seller or Guarantor shall be in default under any Indebtedness to Buyer or any of its respective present or future Affiliates, which default (1) involves the failure to pay a matured obligation, or (2) permits the acceleration of the maturity of obligations by any other party to or beneficiary with respect to such Indebtedness;

(x)       (i) Seller or an ERISA Affiliate shall engage in any “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan that is not exempt from such Sections of ERISA and the Code, (ii) any material “accumulated funding deficiency” (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of Seller or any ERISA Affiliate, (iii) a Reportable Event (as referenced in Section 4043(b)(3) of ERISA) shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of Buyer, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Plan shall terminate for purposes of Title IV of ERISA, (v) Seller or any ERISA Affiliate shall, or in the reasonable opinion of Buyer is likely to, incur any liability in connection with a withdrawal from, or the insolvency or reorganization of, a Multiemployer Plan or (vi) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a Material Adverse Effect;

(xi)       either (A) the Transaction Documents shall for any reason not cause, or shall cease to cause, Buyer to be the owner free of any adverse claim of any of the Purchased Assets, and such condition is not cured by Seller within five (5) Business Days after notice thereof from Buyer to Seller, or (B) if a Transaction is recharacterized as a secured financing, and the Transaction Documents with respect to any Transaction shall for any reason cease to create and maintain a valid first priority security interest in favor of Buyer in any of the Purchased Assets;

(xii)           an “Event of Default,” “Termination Event,” “Potential Event of Default” or other default or breach, however defined therein, occurs under any Hedging Transaction on the part of Seller, or the counterparty to Seller on any such Hedging Transaction with a Qualified Hedge Counterparty ceases to be a Qualified Hedge Counterparty, that is otherwise not cured within any applicable cure period thereunder or, if no cure period exists thereunder, which is not cured by Seller within three (3) Business Days after notice thereof from an Affiliated Hedge Counterparty or Qualified Hedge Counterparty to Seller;

(xiii)           any governmental, regulatory, or self-regulatory authority shall have taken any action to remove, limit, restrict, suspend or terminate the rights, privileges, or operations of Seller or Guarantor, which suspension has a Material Adverse Effect in the determination of Buyer and that is not cured by Seller within fifteen (15) Business Days after notice thereof from Buyer to Seller;

(xiv)           any condition shall exist that constitutes a Material Adverse Effect in Buyer’s sole discretion exercised in good faith and that is not cured by Seller within three (3) Business Days after notice thereof from Buyer to Seller;

(xv)           any representation made by Seller to Buyer shall have been incorrect or untrue in any material respect when made or repeated or deemed to have been made or repeated (other than the representations and warranties of Seller set forth in Exhibit VI and Article 8(b)(x)(D) or Article 8(b)(viii) (as they relate solely to the Purchased Assets));

(xvi)           a final non-appealable judgment by any competent court in the United States of America for the payment of money shall have been (a) rendered against Seller or (b) rendered against Guarantor in an amount greater than $250,000, and remained undischarged or unpaid for a period of sixty (60) days, during which period execution of such judgment is not effectively stayed by bonding over or other means acceptable to Buyer;

(xvii)           if Seller shall breach or fail to perform any of the terms, covenants, obligations or conditions of this Agreement, other than as specifically otherwise referred to in this definition of “Event of Default”, and such breach or failure to perform is not remedied within the earlier of fifteen (15) days after (a) delivery of notice thereof to Seller by Buyer, or (b) actual knowledge on the part of Seller of such breach or failure to perform; provided, that, if Buyer determines, in its sole discretion, that any such breach is capable of being cured and such Seller is diligently and continuously pursuing such a cure in good faith but is not able to do so on a timely basis, such Seller shall have an additional period of time, not to exceed thirty (30) additional days, within which to complete such cure;

(xviii)           the Guarantee Agreement or a replacement therefor acceptable to Buyer shall for whatever reason be terminated or cease to be in full force and effect, or the enforceability thereof shall be contested by Guarantor or Seller;

(xix)           the breach by Guarantor of any term or condition set forth in the Guarantee Agreement or of any representation, warranty, certification or covenant made or deemed made in the Guarantee Agreement by Guarantor or if any certificate furnished by Guarantor to Buyer pursuant to the provisions hereof or thereof or any information with respect to the Purchased Assets furnished in writing on behalf of Guarantor shall prove to have been false or misleading in any respect as of the time made or furnished;

(xx)           (A) an Event of Default (as such term is defined in the JPMorgan Facility documents) occurs under the JPMorgan Facility or (B) an Event of Default (as such term is defined in the Citigroup Facility documents) occurs under the Citigroup Facility; and

(xxi)           if Buyer has reasonably determined that Seller is not managing (or causing the management of) the Purchased Assets in the same manner as such Purchased Assets are being managed on the Closing Date and Seller does not exercise commercially reasonable efforts to cure such failure within five (5) Business Days following receipt of written notice from Buyer.

(b)           After the occurrence and during the continuance of an Event of Default, Seller hereby appoints Buyer as attorney-in-fact of Seller for the purpose of carrying out the provisions of this Agreement and taking any action and executing or endorsing any instruments that Buyer may deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable and coupled with an interest.  If an Event of Default shall occur and be continuing with respect to Seller, the following rights and remedies shall be available to Buyer:

(i)       At the option of Buyer, exercised by written notice to Seller (which option shall be deemed to have been exercised, even if no notice is given, immediately upon the occurrence of an Act of Insolvency with respect to Seller or Guarantor), the Repurchase Date for each Transaction hereunder shall, if it has not already occurred, be deemed immediately to occur (the date on which such option is exercised or deemed to have been exercised being referred to hereinafter as the “Accelerated Repurchase Date”).

(ii)       If Buyer exercises or is deemed to have exercised the option referred to in Article 11(b)(i) of this Agreement:

(A)           Seller’s obligations hereunder to repurchase all Purchased Assets shall become immediately due and payable on and as of the Accelerated Repurchase Date; and

(B)           to the extent permitted by applicable law, the Repurchase Price with respect to each Transaction (determined as of the Accelerated Repurchase Date) shall be increased by the aggregate amount obtained by daily application of, on a 360 day per year basis for the actual number of days during the period from and including the Accelerated Repurchase Date to but excluding the date of payment of the Repurchase Price (as so increased), (x) the Pricing Rate for such Transaction multiplied by (y) the Repurchase Price for such Transaction (decreased by (I) any amounts actually remitted to Buyer by the Depository or Seller from time to time pursuant to Article 4 of this Agreement and applied to such Repurchase Price, and (II) any amounts applied to the Repurchase Price pursuant to Article 11(b)(iii) of this Agreement); and

(C)           the Custodian shall, upon the request of Buyer, deliver to Buyer all instruments, certificates and other documents then held by the Custodian relating to the Purchased Assets.

(iii)       Upon the occurrence of an Event of Default with respect to Seller, Buyer may (A) immediately sell, at a public or private sale in a commercially reasonable manner and at such price or prices as Buyer may deem satisfactory any or all of the Purchased Assets, and/or (B) in its sole discretion elect, in lieu of selling all or a portion of such Purchased Assets, to give Seller credit for such Purchased Assets in an amount equal to the Market Value of such Purchased Assets against the aggregate unpaid Repurchase Price for such Purchased Assets and any other amounts owing by Seller under the Transaction Documents.  The proceeds of any disposition of Purchased Assets effected pursuant to this Article 11(b)(iii) shall be applied, (u) first, to the costs and expenses incurred by Buyer in connection with Seller’s default; (v) second, to consequential damages, including, but not limited to, costs of cover and/or Hedging Transactions, if any; (w) third, to actual, out-of-pocket damages incurred by Buyer in connection with Seller’s default, (x) fourth, to the Repurchase Price; (y) fifth, to any Breakage Costs or any other outstanding obligation of Seller to Buyer; and (z) sixth, to return any excess to Seller.

(iv)       The parties recognize that it may not be possible to purchase or sell all of the Purchased Assets on a particular Business Day, or in a transaction with the same purchaser, or in the same manner because the market for such  Purchased Assets may not be liquid.  In view of the nature of the Purchased Assets, the parties agree that liquidation of a Transaction or the Purchased Assets does not require a public purchase or sale and that a good faith private purchase or sale shall be deemed to have been made in a commercially reasonable manner.  Accordingly, Buyer may elect, in its sole discretion, the time and manner of liquidating any Purchased Assets, and nothing contained herein shall (A) obligate Buyer to liquidate any Purchased Assets on the occurrence and during the continuance of an Event of Default or to liquidate all of the Purchased Assets in the same manner or on the same Business Day or (B) constitute a waiver of any right or remedy of Buyer.

(v)       Seller shall be liable to Buyer and its Affiliates and shall indemnify Buyer and its Affiliates for (A) the amount (including in connection with the enforcement of this Agreement) of all actual out-of-pocket losses, costs and expenses, including reasonable legal fees and expenses, actually incurred by Buyer in connection with or as a consequence of an Event of Default with respect to Seller and (B) all costs incurred by Buyer in connection with Hedging Transactions in the event that Seller, from and after an Event of Default, takes any action to impede or otherwise affect Buyer’s remedies under this Agreement.

(vi)       Buyer shall have, in addition to its rights and remedies under the Transaction Documents, all of the rights and remedies provided by applicable federal, state, foreign (where relevant), and local laws (including, without limitation, if the Transactions are recharacterized as secured financings, the rights and remedies of a secured party under the UCC of the State of New York, to the extent that the UCC is applicable, and the right to offset any mutual debt and claim), in equity, and under any other agreement between Buyer and Seller.  Without limiting the generality of the foregoing, Buyer shall be entitled to set off the proceeds of the liquidation of the Purchased Assets against all of Seller’s obligations to Buyer under this Agreement, without prejudice to Buyer’s right to recover any deficiency.

(vii)           Subject to the notice and cure periods set forth herein, Buyer may exercise any or all of the remedies available to Buyer immediately upon the occurrence of an Event of Default with respect to Seller and at any time during the continuance thereof.  All rights and remedies arising under the Transaction Documents, as amended from time to time, are cumulative and not exclusive of any other rights or remedies that Buyer may have.

(viii)           Buyer may enforce its rights and remedies hereunder without prior judicial process or hearing, and Seller hereby expressly waives any defenses Seller might otherwise have to require Buyer to enforce its rights by judicial process.  Seller also waives, to the extent permitted by law, any defense Seller might otherwise have arising from the use of nonjudicial process, disposition of any or all of the Purchased Assets, or from any other election of remedies.  Seller recognizes that nonjudicial remedies are consistent with the usages of the trade, are responsive to commercial necessity and are the result of a bargain at arm’s length.

ARTICLE 12.
SINGLE AGREEMENT

Buyer and Seller acknowledge that, and have entered hereinto and will enter into each Transaction hereunder in consideration of and in reliance upon the fact that, all Transactions hereunder constitute a single business and contractual relationship and have been made in consideration of each other.  Accordingly, each of Buyer and Seller agrees (i) to perform all of its obligations in respect of each Transaction hereunder, and that a default in the performance of any such obligations shall constitute a default by it in respect of all Transactions hereunder, (ii) that each of them shall be entitled to set off claims and apply property held by them in respect of any Transaction against obligations owing to them in respect of any other Transactions hereunder and (iii) that payments, deliveries and other transfers made by either of them in respect of any Transaction shall be deemed to have been made in consideration of payments, deliveries and other transfers in respect of any other Transactions hereunder, and the obligations to make any such payments, deliveries and other transfers may be applied against each other and netted.

ARTICLE 13.
RECORDING OF COMMUNICATIONS

EACH OF BUYER AND SELLER SHALL HAVE THE RIGHT (BUT NOT THE OBLIGATION) FROM TIME TO TIME TO MAKE OR CAUSE TO BE MADE TAPE RECORDINGS OF COMMUNICATIONS BETWEEN ITS EMPLOYEES, IF ANY, AND THOSE OF THE OTHER PARTY WITH RESPECT TO TRANSACTIONS; PROVIDED, HOWEVER, THAT SUCH RIGHT TO RECORD COMMUNICATIONS SHALL BE LIMITED TO COMMUNICATIONS OF EMPLOYEES TAKING PLACE ON THE TRADING FLOOR OF THE APPLICABLE PARTY.  EACH OF BUYER AND SELLER HEREBY CONSENTS TO THE ADMISSIBILITY OF SUCH TAPE RECORDINGS IN ANY COURT, ARBITRATION, OR OTHER PROCEEDINGS, AND AGREES THAT A DULY AUTHENTICATED TRANSCRIPT OF SUCH A TAPE RECORDING SHALL BE DEEMED TO BE A WRITING CONCLUSIVELY EVIDENCING THE PARTIES’ AGREEMENT.

ARTICLE 14.
NOTICES AND OTHER COMMUNICATIONS

Unless otherwise provided in this Agreement, all notices, consents, approvals and requests required or permitted hereunder shall be given in writing and shall be effective for all purposes if hand delivered or sent by (a) hand delivery, with proof of delivery, (b) certified or registered United States mail, postage prepaid, (c) expedited prepaid delivery service, either commercial or United States Postal Service, with proof of delivery or (d) by telecopier (with answerback acknowledged) provided that such telecopied notice must also be delivered by one of the means set forth in (a), (b) or (c) above, to the address specified in Annex I hereto or at such other address and person as shall be designated from time to time by any party hereto, as the case may be, in a written notice to the other parties hereto in the manner provided for in this Article 14.  A notice shall be deemed to have been given: (w) in the case of hand delivery, at the time of delivery, (x) in the case of registered or certified mail, when delivered or the first attempted delivery on a Business Day, (y) in the case of expedited prepaid delivery upon the first attempted delivery on a Business Day, or (z) in the case of telecopier, upon receipt of answerback confirmation, provided that such telecopied notice was also delivered as required in this Article 14.  A party receiving a notice that does not comply with the technical requirements for notice under this Article 14 may elect to waive any deficiencies and treat the notice as having been properly given.

ARTICLE 15.
ENTIRE AGREEMENT; SEVERABILITY

This Agreement shall supersede any existing agreements between the parties containing general terms and conditions for repurchase transactions.  Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

ARTICLE 16.
NON-ASSIGNABILITY

(a)           Subject to Article 16(b) below, Seller may not assign any of its rights or obligations under this Agreement without the prior written consent of Buyer (not to be unreasonably withheld or delayed) and any attempt by Seller to assign any of its rights or obligations under this Agreement without the prior written consent of Buyer shall be null and void.  Buyer may, without consent of Seller, sell to one or more banks, financial institutions or other entities (“Participants”) participating interests in any Transaction, its interest in the Purchased Assets, or any other interest of Buyer under this Agreement.  Buyer may, at any time and from time to time, assign to any Person (an “Assignee” and together with Participants, each a “Transferee” and collectively, the “Transferees”) all or any part of its rights its interest in the Purchased Assets, or any other interest of Buyer under this Agreement.  Each of Seller and Guarantor agree to cooperate with Buyer in connection with any such assignment, transfer or sale of participating interest and to enter into such restatements of, and amendments, supplements and other modifications to, this Agreement in order to give effect to such assignment, transfer or sale.

(b)           Title to all Purchased Assets and Purchased Items shall pass to Buyer and Buyer shall have free and unrestricted use of all Purchased Assets.  Nothing in this Agreement shall preclude Buyer from engaging in repurchase transactions with the Purchased Assets and Purchased Items or otherwise selling, pledging, repledging, transferring, hypothecating, or rehypothecating the Purchased Assets and Purchased Items, all on terms that Buyer may determine in its sole discretion; provided, however, that Buyer shall (i) transfer the Purchased Assets to Seller on the applicable Repurchase Date free and clear of any pledge, lien, security interest, encumbrance, charge or other adverse claim on any of the Purchased Assets and (ii) credit Income and Principal Payments to Seller in accordance with Article 4 hereof.  Nothing contained in this Agreement shall obligate Buyer to segregate any Purchased Assets or Purchased Items transferred to Buyer by Seller.

ARTICLE 17.
GOVERNING LAW

THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

ARTICLE 18.
NO WAIVERS, ETC.

No express or implied waiver of any Event of Default by either party shall constitute a waiver of any other Event of Default and no exercise of any remedy hereunder by any party shall constitute a waiver of its right to exercise any other remedy hereunder.  No modification or waiver of any provision of this Agreement and no consent by any party to a departure herefrom shall be effective unless and until such shall be in writing and duly executed by both of the parties hereto.  Without limitation of any of the foregoing, the failure to give a notice pursuant to Articles 4(a) or 4(b) hereof will not constitute a waiver of any right to do so at a later date.

ARTICLE 19.
USE OF EMPLOYEE PLAN ASSETS

(a)           If assets of an employee benefit plan subject to any provision of ERISA are intended to be used by either party hereto (the “Plan Party”) in a Transaction, the Plan Party shall so notify the other party prior to the Transaction.  The Plan Party shall represent in writing to the other party that the Transaction does not constitute a prohibited transaction under ERISA or is otherwise exempt therefrom, and the other party may proceed in reliance thereon but shall not be required so to proceed.

(b)           Subject to the last sentence of subparagraph (a) of this Article 19, any such Transaction shall proceed only if Seller furnishes or has furnished to Buyer its most recent available audited statement of its financial condition and its most recent subsequent unaudited statement of its financial condition.

(c)           By entering into a Transaction, pursuant to this Article 19, Seller shall be deemed (i) to represent to Buyer that since the date of Seller’s latest such financial statements, there has been no material adverse change in Seller’s financial condition that Seller has not disclosed to Buyer, and (ii) to agree to provide Buyer with future audited and unaudited statements of its financial condition as they are issued, so long as it is Seller in any outstanding Transaction involving a Plan Party.

ARTICLE 20.
INTENT

(a)           The parties recognize that each Transaction is a “repurchase agreement” as that term is defined in Section 101(47) of Title 11 of the United States Code, as amended (except insofar as the type of Assets subject to such Transaction or the term of such Transaction would render such definition inapplicable), and a “securities contract” as that term is defined in Section 741 of Title 11 of the United States Code, as amended (except insofar as the type of assets subject to such Transaction would render such definition inapplicable).

(b)           It is understood that either party’s right to liquidate Assets delivered to it in connection with Transactions hereunder or to exercise any other remedies pursuant to Article 11 hereof is a contractual right to liquidate such Transaction as described in Sections 555, 559 and 561 of Title 11 of the United States Code, as amended.

(c)           The parties agree and acknowledge that if a party hereto is an “insured depository institution,” as such term is defined in the Federal Deposit Insurance Act, as amended (“FDIA”), then each Transaction hereunder is a “qualified financial contract,” as that term is defined in the FDIA and any rules, orders or policy statements thereunder (except insofar as the type of assets subject to such Transaction would render such definition inapplicable).

(d)           It is understood that this Agreement constitutes a “netting contract” as defined in and subject to Title IV of the Federal Deposit Insurance Corporation Improvement Act of 1991 (“FDICIA”) and each payment entitlement and payment obligation under any Transaction hereunder shall constitute a “covered contractual payment entitlement” or “covered contractual payment obligation”, respectively, as defined in and subject to FDICIA (except insofar as one or both of the parties is not a “financial institution” as that term is defined in FDICIA).

(e)           It is understood that this Agreement constitutes a “master netting agreement” as defined in Section 101(38A) of Title 11 of the United States Code, as amended, and as used in Section 561 of Title 11 of the United States Code, as amended.

(f)           It is the intention of the parties that, for U.S. Federal, state and local income and franchise tax purposes and for accounting purposes, each Transaction constitute a financing, and that Seller be (except to the extent that Buyer shall have exercised its remedies following an Event of Default) the owner of the Purchased Assets for such purposes.  Unless prohibited by applicable law, Seller and Buyer agree to treat the Transactions as described in the preceding sentence on any and all filings with any U.S. Federal, state, or local taxing authority.

ARTICLE 21.
DISCLOSURE RELATING TO CERTAIN FEDERAL PROTECTIONS

The parties acknowledge that they have been advised that:

(a)           in the case of Transactions in which one of the parties is a broker or dealer registered with the Securities and Exchange Commission (“SEC”) under Section 15 of the Securities Exchange Act of 1934, the Securities Investor Protection Corporation has taken the position that the provisions of the Securities Investor Protection Act of 1970 (“SIPA”) do not protect the other party with respect to any Transaction hereunder;

(b)           in the case of Transactions in which one of the parties is a government securities broker or a government securities dealer registered with the SEC under Section 15C of the 1934 Act, SIPA will not provide protection to the other party with respect to any Transaction hereunder; and

(c)           in the case of Transactions in which one of the parties is a financial institution, funds held by the financial institution pursuant to a Transaction hereunder are not a deposit and therefore are not insured by the Federal Deposit Insurance Corporation or the National Credit Union Share Insurance Fund, as applicable.

ARTICLE 22.
CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL

(a)           Each party irrevocably and unconditionally (i) submits to the non-exclusive jurisdiction of any United States Federal or New York State court sitting in Manhattan, and any appellate court from any such court, solely for the purpose of any suit, action or proceeding brought to enforce its obligations under this Agreement or relating in any way to this Agreement or any Transaction under this Agreement and (ii) waives, to the fullest extent it may effectively do so, any defense of an inconvenient forum to the maintenance of such action or proceeding in any such court and any right of jurisdiction on account of its place of residence or domicile.

(b)           To the extent that either party has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from set off or any legal process (whether service or notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) with respect to itself or any of its property, such party hereby irrevocably waives and agrees not to plead or claim such immunity in respect of any action brought to enforce its obligations under this Agreement or relating in any way to this Agreement or any Transaction under this Agreement.

(c)           The parties hereby irrevocably waive, to the fullest extent each may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding and irrevocably consent to the service of any summons and complaint and any other process by the mailing of copies of such process to them at their respective address specified herein.  The parties hereby agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Article 22 shall affect the right of Buyer to serve legal process in any other manner permitted by law or affect the right of Buyer to bring any action or proceeding against Seller or its property in the courts of other jurisdictions.

(d)           SELLER HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER TRANSACTION DOCUMENT OR ANY INSTRUMENT OR DOCUMENT DELIVERED HEREUNDER OR THEREUNDER.

ARTICLE 23.
NO RELIANCE

Each of Buyer and Seller hereby acknowledges, represents and warrants to the other that, in connection with the negotiation of, the entering into, and the performance under, the Transaction Documents and each Transaction thereunder:

(a)           It is not relying (for purposes of making any investment decision or otherwise) upon any advice, counsel or representations (whether written or oral) of the other party to the Transaction Documents, other than the representations expressly set forth in the Transaction Documents;

(b)           It has consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisors to the extent that it has deemed necessary, and it has made its own investment, hedging and trading decisions (including decisions regarding the suitability of any Transaction) based upon its own judgment and upon any advice from such advisors as it has deemed necessary and not upon any view expressed by the other party;

(c)           It is a sophisticated and informed Person that has a full understanding of all the terms, conditions and risks (economic and otherwise) of the Transaction Documents and each Transaction thereunder and is capable of assuming and willing to assume (financially and otherwise) those risks;

(d)           It is entering into the Transaction Documents and each Transaction thereunder for the purposes of managing its borrowings or investments or hedging its assets or liabilities and not for purposes of speculation; and

(e)           It is not acting as a fiduciary or financial, investment or commodity trading advisor for the other party and has not given the other party (directly or indirectly through any other Person) any assurance, guarantee or representation whatsoever as to the merits (either legal, regulatory, tax, business, investment, financial accounting or otherwise) of the Transaction Documents or any Transaction thereunder.

ARTICLE 24.
INDEMNITY

Seller hereby agrees to indemnify Buyer, Buyer’s designee, Buyer’s Affiliates and each of its officers, directors, employees and agents (“Indemnified Parties”) from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, taxes (including stamp, excise, sales or other taxes that may be payable or determined to be payable with respect to any of the Purchased Assets, Purchased Items or Collateral or in connection with any of the transactions contemplated by this Agreement and the documents delivered in connection herewith, other than income, withholding or other taxes imposed upon Buyer), fees, costs, expenses (including attorneys’ fees and disbursements) or disbursements (all of the foregoing, collectively “Indemnified Amounts”) that may at any time (including, without limitation, such time as this Agreement shall no longer be in effect and the Transactions shall have been repaid in full) be imposed on or asserted against any Indemnified Party in any way whatsoever arising out of or in connection with, or relating to, this Agreement or any Transactions hereunder or any action taken or omitted to be taken by any Indemnified Party under or in connection with any of the foregoing; provided, that Seller shall not be liable for losses resulting from the gross negligence or willful misconduct of Buyer or any other Indemnified Party.  Without limiting the generality of the foregoing, Seller agrees to hold Buyer harmless from and indemnify Buyer against all Indemnified Amounts with respect to all Purchased Assets relating to or arising out of any violation or alleged violation of any environmental law, rule or regulation or any consumer credit laws, including without limitation ERISA, the Truth in Lending Act and/or the Real Estate Settlement Procedures Act; provided, that Seller shall not be liable for losses resulting from the gross negligence or willful misconduct of Buyer or any other Indemnified Party.  In any suit, proceeding or action brought by Buyer in connection with any Purchased Asset for any sum owing thereunder, or to enforce any provisions of any Purchased Asset, Seller will save, indemnify and hold Buyer harmless from and against all expense (including attorneys’ fees), loss or damage suffered by reason of any defense, set-off, counterclaim, recoupment or reduction or liability whatsoever of the account debtor or obligor thereunder, arising out of a breach by Seller of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such account debtor or obligor or its successors from Seller.  Seller also agrees to reimburse Buyer as and when billed by Buyer for all Buyer’s reasonable costs and out-of-pocket expenses incurred in connection with Buyer’s due diligence reviews with respect to the Purchased Assets (including, without limitation, those incurred pursuant to Article 25 and Article 3 (including, without limitation, all Pre-Purchase Legal Expenses, even if the underlying prospective Transaction for which they were incurred does not take place for any reason) and the enforcement or the preservation of Buyer’s rights under this Agreement, any Transaction Documents or Transaction contemplated hereby, including without limitation the fees and disbursements of its counsel.  Seller hereby acknowledges that the obligation of Seller hereunder is a recourse obligation of Seller.  This Article 24 shall survive the termination of this Agreement and the repurchase by Seller of any or all of the Purchased Assets.

ARTICLE 25.
DUE DILIGENCE

Seller acknowledges that Buyer has the right to perform continuing due diligence reviews with respect to the Purchased Assets, for purposes of verifying compliance with the representations, warranties and specifications made hereunder, or otherwise, and Seller agrees that upon reasonable prior notice to Seller, Buyer or its authorized representatives will be permitted during normal business hours to examine, inspect, and make copies and extracts of, the Purchased Asset Files, Servicing Records and any and all documents, records, agreements, instruments or information relating to such Purchased Assets in the possession or under the control of Seller, any other servicer or subservicer and/or the Custodian.  Seller agrees to reimburse Buyer for any and all reasonable out-of-pocket costs and expenses incurred by Buyer with respect to the Purchased Assets during the term of this Agreement, which shall be paid by Seller to Buyer within five (5) days after receipt of an invoice therefor.  Seller also shall make available to Buyer a knowledgeable financial or accounting officer for the purpose of answering questions respecting the Purchased Asset Files and the Purchased Assets.  Without limiting the generality of the foregoing, Seller acknowledges that Buyer may enter into Transactions with Seller based solely upon the information provided by Seller to Buyer and the representations, warranties and covenants contained herein, and that Buyer, at its option, has the right at any time to conduct a partial or complete due diligence review on some or all of the Purchased Assets.  Buyer may underwrite such Purchased Assets itself or engage a third party underwriter to perform such underwriting.  Seller agrees to cooperate with Buyer and any third party underwriter in connection with such underwriting, including, but not limited to, providing Buyer and any third party underwriter with access to any and all documents, records, agreements, instruments or information relating to such Purchased Assets in the possession, or under the control, of Seller.  Seller further agrees that Seller shall reimburse Buyer for any and all attorneys’ fees, costs and expenses incurred by Buyer in connection with continuing due diligence on Eligible Assets and Purchased Assets.

ARTICLE 26.
SERVICING

(a)           Notwithstanding the purchase and sale of the Purchased Assets hereby, Seller, Servicer or a third party servicer approved by Buyer shall service the Purchased Assets that are Eligible Loans (such Purchased Assets, “Serviced Assets”) for the benefit of Buyer and, if Buyer shall exercise its rights to pledge or hypothecate the Serviced Assets prior to the Repurchase Date pursuant to Article 7, for the benefit of Buyer’s assigns.  Seller shall service or cause Servicer to service the Serviced Assets at Seller’s sole cost and for the benefit of Buyer in accordance with Accepted Servicing Practices approved by Buyer in the exercise of its reasonable business judgment and maintained by other prudent mortgage or mezzanine lenders with respect to mortgage and/or mezzanine loans similar to the Serviced Assets, provided, however, that the obligations of Seller to service any of the Serviced Assets shall cease, at Buyer’s option, upon the earliest of (i) an Event of Default, or (ii) the delivery by Buyer to Seller of at least five (5) days’ prior written notice of the decision by Buyer to transfer the servicing rights of any or all of the Serviced Assets to either Servicer or another third party servicer selected by Buyer.  In either case, Seller shall take all actions necessary to effectuate the underlying servicing transfer as expeditiously as possible.  Notwithstanding the foregoing, neither Seller nor Servicer shall take any action or effect any modification or amendment to any Purchased Asset, sell any Purchased Asset (except in accordance with the terms and conditions of Article 3(e) hereof) or otherwise restructure any Purchased Asset or accept any discounted payoff with respect thereto, without first having given prior notice thereof to Buyer in each such instance and receiving the prior written consent of Buyer.

(b)           Seller agrees that Buyer is the owner of all servicing records, including but not limited to any and all servicing agreements and pooling and servicing agreements (including, without limitation any “Interim Servicing Agreement” with Servicer) (collectively, the “Servicing Agreements”), files, documents, records, data bases, computer tapes, copies of computer tapes, proof of insurance coverage, insurance policies, appraisals, other closing documentation, payment history records, and any other records relating to or evidencing the servicing of Purchased Assets (the “Servicing Records”) so long as the Purchased Assets are subject to this Agreement.  Seller grants Buyer a security interest in all servicing fees and rights relating to the Purchased Assets and all Servicing Records to secure the obligation of Seller or its designee to service in conformity with this Article 26 and any other obligation of Seller to Buyer.  Seller covenants to safeguard such Servicing Records and to deliver them promptly to Buyer or its designee (including the Custodian) at Buyer’s request.

(c)           Upon the occurrence and during the continuance of an Event of Default, Buyer may, in its sole discretion, (i) sell its right to the Purchased Assets on a servicing released basis or (ii) terminate Seller, Servicer or any sub-servicer of the Purchased Assets with or without cause, in each case without payment of any termination fee.

(d)           Seller shall not employ sub-servicers to service the Purchased Assets without the prior written approval of Buyer.  If the Purchased Assets are serviced by a sub-servicer, Seller shall, irrevocably assign all rights, title and interest (if any) in the Servicing Agreements in the Purchased Assets to Buyer.

(e)           Seller shall cause all servicers (other than Servicer) and sub-servicers engaged by Seller to execute a Servicer Notice with Buyer acknowledging Buyer’s security interest and agreeing that each servicer and/or sub-servicer shall immediately transfer all Income with respect to the Purchased Assets to Servicer for deposit into the Depository Account, and so long as a Purchased Asset is subject to a Transaction, following notice from Buyer to Seller of an Event of Default under this Agreement, each such servicer or sub-servicer shall take no action under this Agreement with regard to such Purchased Asset other than as specifically directed by Buyer.

(f)           The payment of servicing fees shall be subordinate to payment of amounts outstanding under any Transaction and this Agreement.

(g)           For the avoidance of doubt, Seller retains no economic rights to the servicing, other than Seller’s rights under the Servicing Agreement or any other servicing agreement related to the Purchased Assets.  As such, Seller expressly acknowledges that the Purchased Assets are sold to Buyer on a “servicing released” basis with such servicing retained by the Servicer.

(h)           Seller shall provide prior written notice to Buyer of any proposed servicing-related decision with regard to the Purchased Asset.

ARTICLE 27.
TERMS OF OTHER REPURCHASE OR CREDIT FACILITIES

In the event that Seller or any Affiliate thereof has amended a repurchase agreement, warehouse facility, credit facility or other similar arrangement after the date hereof with any Person with terms more favorable to Buyer (as determined by Buyer in its sole discretion) with respect to any financial covenant, including without limitation a covenant covering the same or similar subject matter set forth in the Guarantee Agreement or any of the other Transaction Documents, the applicable terms of the Transaction Documents shall be deemed automatically to include such more favorable terms, other than with regard to pricing.

ARTICLE 28.
MISCELLANEOUS

(a)           All rights, remedies and powers of Buyer hereunder and in connection herewith are irrevocable and cumulative, and not alternative or exclusive, and shall be in addition to all other rights, remedies and powers of Buyer whether under law, equity or agreement.  In addition to the rights and remedies granted to it in this Agreement, to the extent this Agreement is determined to create a security interest, Buyer shall have all rights and remedies of a secured party under the UCC.

(b)           The Transaction Documents may be executed in counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.

(c)           The headings in the Transaction Documents are for convenience of reference only and shall not affect the interpretation or construction of the Transaction Documents.

(d)           Without limiting the rights and remedies of Buyer under the Transaction Documents, Seller shall pay Buyer’s reasonable actual out-of-pocket costs and expenses, including reasonable fees and expenses of accountants, attorneys and advisors, incurred in connection with the preparation, negotiation, execution and consummation of, and any amendment, supplement or modification to, the Transaction Documents and the Transactions thereunder, whether or not such Transaction Document (or amendment thereto) or Transaction is ultimately consummated.  Seller agrees to pay Buyer on demand all costs and expenses (including reasonable expenses for legal services of every kind) of any subsequent enforcement of any of the provisions hereof, or of the performance by Buyer of any obligations of Seller in respect of the Purchased Assets, or of the release of any of the Purchased Assets from the terms and provisions of the Transaction Documents or any actual or attempted sale, or any exchange, enforcement, collection, compromise or settlement in respect of any of the Collateral or Purchased Items and for the custody, care or preservation of the Collateral or Purchased Items (including insurance costs) and defending or asserting rights and claims of Buyer in respect thereof, by litigation or otherwise.  In addition, Seller agrees to pay Buyer on demand all reasonable costs and expenses (including reasonable expenses for legal services) incurred in connection with the maintenance of the  Depository Account and registering the Collateral and Purchased Items in the name of Buyer or its nominee.  All such expenses shall be recourse obligations of Seller to Buyer under this Agreement.

(e)           In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of such rights, Seller hereby grants to Buyer and its Affiliates a right of offset, to secure repayment of all amounts owing to Buyer or its Affiliates by Seller under the Transaction Documents, upon any and all monies, securities, collateral or other property of Seller and the proceeds therefrom, now or hereafter held or received by Buyer or its Affiliates or any entity under the control of Buyer or its Affiliates and its respective successors and assigns (including, without limitation, branches and agencies of Buyer, wherever located), for the account of Seller, whether for safekeeping, custody, pledge, transmission, collection, or otherwise, and also upon any and all deposits (general or specified) and credits of Seller at any time existing.  Buyer and its Affiliates are hereby authorized at any time and from time to time upon the occurrence and during the continuance of an Event of Default, without notice to Seller, to offset, appropriate, apply and enforce such right of offset against any and all items hereinabove referred to against any amounts owing to Buyer or its Affiliates by Seller under the Transaction Documents, irrespective of whether Buyer or its Affiliates shall have made any demand hereunder and although such amounts, or any of them, shall be contingent or unmatured and regardless of any other collateral securing such amounts.  Seller shall be deemed directly indebted to Buyer and its Affiliates in the full amount of all amounts owing to Buyer and its Affiliates by Seller under the Transaction Documents, and Buyer and its Affiliates shall be entitled to exercise the rights of offset provided for above.  ANY AND ALL RIGHTS TO REQUIRE BUYER OR ITS AFFILIATES TO EXERCISE THEIR RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL OR PURCHASED ITEMS THAT SECURE THE AMOUNTS OWING TO BUYER OR ITS AFFILIATES BY SELLER UNDER THE TRANSACTION DOCUMENTS, PRIOR TO EXERCISING THEIR RIGHT OF OFFSET WITH RESPECT TO SUCH MONIES, SECURITIES, COLLATERAL, DEPOSITS, CREDITS OR OTHER PROPERTY OF SELLER, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED BY SELLER.

(f)           Each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or be invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

(g)           This Agreement contains a final and complete integration of all prior expressions by the parties with respect to the subject matter hereof and thereof and shall constitute the entire agreement among the parties with respect to such subject matter, superseding all prior oral or written understandings.

(h)           The parties understand that this Agreement is a legally binding agreement that may affect such party’s rights.  Each party represents to the other that it has received legal advice from counsel of its choice regarding the meaning and legal significance of this Agreement and that it is satisfied with its legal counsel and the advice received from it.

(i)           Should any provision of this Agreement require judicial interpretation, it is agreed that a court interpreting or construing the same shall not apply a presumption that the terms hereof shall be more strictly construed against any Person by reason of the rule of construction that a document is to be construed more strictly against the Person who itself or through its agent prepared the same, it being agreed that all parties have participated in the preparation of this Agreement.

(j)           Wherever pursuant to this Agreement, Buyer exercises any right given to it to consent or not consent, or to approve or disapprove, or any arrangement or term is to be satisfactory to, Buyer in its sole discretion, Buyer shall decide to consent or not consent, or to approve or disapprove or to decide that arrangements or terms are satisfactory or not satisfactory, in its sole and absolute discretion and such decision by Buyer shall be final and conclusive.

(k)           Each Affiliated Hedge Counterparty is an intended third party beneficiary of this Agreement and the parties hereto agree that this Agreement shall not be amended or otherwise modified without the written consent of each Affiliated Hedge Counterparty, such consent not to be unreasonably withheld.

(l)           If Seller consists of more than one Person, the liabilities and obligations of all such Persons hereunder shall be joint and several.

[REMAINDER OF PAGE LEFT BLANK]

IN WITNESS WHEREOF, the parties have executed this Agreement as a deed as of the day first written above.

BUYER: MORGAN STANLEY ASSET FUNDING INC., a Delaware corporation

By:	/s/ Cynthia Eckes
	Name:	Cynthia Eckes
	Title:	Authorized Signatory

SELLER: CT LEGACY MS SPV, LLC, a Delaware limited liability company

By:	/s/ Geoffrey G. Jervis
	Name:	Geoffrey G. Jervis
	Title:	Chief Financial Officer

CT XLC HOLDING, LLC, a Delaware limited liability company

By:	/s/ Geoffrey G. Jervis
	Name:	Geoffrey G. Jervis
	Title:	Chief Financial Officer

BELLEVUE C2 HOLDINGS, LLC, a Delaware limited liability company

By:	/s/ Geoffrey G. Jervis
	Name:	Geoffrey G. Jervis
	Title:	Chief Financial Officer

CNL HOTEL JV, LLC, a Delaware limited liability company

By:	/s/ Geoffrey G. Jervis
	Name:	Geoffrey G. Jervis
	Title:	Chief Financial Officer

Acknowledged and agreed: CT LEGACY ASSET, LLC, a Delaware limited liability company, as Guarantor

By:	/s/ Geoffrey G. Jervis
	Name:	Geoffrey G. Jervis
	Title:	Chief Financial Officer

ANNEXES, EXHIBITS AND SCHEDULES

ANNEX I	Names and Addresses for Communications between Parties

ANNEX II	Scheduled Assets

EXHIBIT I	Form of Confirmation

EXHIBIT II	Authorized Representatives of Seller

EXHIBIT III-A	Monthly Reporting Package

EXHIBIT III-B	Quarterly Reporting Package

EXHIBIT III-C	Annual Reporting Package

EXHIBIT IV	Form of Custodial Delivery

EXHIBIT V	Form of Power of Attorney

EXHIBIT VI	Representations and Warranties Regarding Individual Purchased Assets

EXHIBIT VII	Asset Information

EXHIBIT VIII	Advance Procedures

EXHIBIT IX	Form of Bailee Letter

EXHIBIT X	UCC Filing Jurisdictions

EXHIBIT XI	Form of Servicer Notice

EXHIBIT XII	Form of Release Letter

EXHIBIT XIII	Covenant Compliance Certificate

EXHIBIT XIV	Form of Re-Direction Letter

ANNEX I

NAMES AND ADDRESSES FOR COMMUNICATIONS BETWEEN PARTIES

Buyer:
Morgan Stanley Asset Funding Inc.
1585 Broadway, 10th Floor
New York, New York 10036
Attention: Stephen Holmes
Telephone: (212) 761-3646
Telecopy: (212) 507-4859

With a copy to:

Kelley Drye & Warren LLP
101 Park Avenue
New York, New York 10178
Attention: Stephen G. Hauck, Esq.
Telephone: (212) 808-5150
Telecopy: (212) 808-7897

Seller:

CT Legacy MS SPV, LLC
CT XLC Holding, LLC
Bellevue C2 Holdings, LLC
CNL Hotel JV, LLC
c/o Capital Trust, Inc.
410 Park Avenue
New York, New York  10022
Attention: Geoffrey G. Jervis

Telephone: (212) 655-0247
Telecopy: (212) 655-0044

With a copy to:

Paul, Hastings, Janofsky & Walker LLP
75 East 55th Street
New York, New York  10022
Attention: Michael Zuppone, Esq.
Telephone: (212) 318-6906
Telecopy: (212) 230-7752

With a copy to (with respect to notices of Default or Event of Default only):

Five Mile Capital II CT Mezz SPE LLC
c/o Five Mile Capital Partners LLC
Three Stamford Plaza
301 Tresser Boulevard, 12th Floor
Stamford, Connecticut 06901
Attention: James G. Glasgow
Telephone: (203) 905-0950
Telecopy: (203) 905-0954

With a copy to (with respect to notices of Default or Event of Default only):

Goodwin Procter LLP
The New York Times Building
620 Eighth Avenue
New York, New York 10018
Attention: Ross D. Gillman, Esq.
Telephone: (212) 813-8811
Telecopy: (212) 355-3333

ANNEX II

SCHEDULED ASSETS

Asset Name	Purchase Price
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

[***]	Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT I

CONFIRMATION STATEMENT

MORGAN STANLEY ASSET FUNDING INC.

Ladies and Gentlemen:

Seller is pleased to deliver our written CONFIRMATION of our agreement to enter into the Transaction pursuant to which Morgan Stanley Asset Funding Inc. shall purchase from us the Purchased Assets identified on the attached Schedule 1 pursuant to the Amended and Restated Master Repurchase Agreement, dated as of March 31, 2011 (the “Agreement”), between Morgan Stanley Asset Funding Inc. (“Buyer”) and CT Legacy MS SPV, LLC, CT XLC Holding, LLC, Bellevue C2 Holdings, LLC and CNL Hotel JV, LLC (collectively, “Seller”) on the following terms.  Capitalized terms used herein without definition have the meanings given in the Agreement.

Purchase Date:	March [__], 2011
Purchased Asset:	[____Name]:
Aggregate Principal Amount of Purchased Asset:	$[________]
Repurchase Date:	January 31, 2013
Purchase Price:	$[_________]
Pricing Rate:	one month LIBOR plus 2.5%
Governing Agreement:	Amended and Restated Master Repurchase Agreement dated as of March [__], 2011
Name and address for communications:	Buyer:	Morgan Stanley Asset Funding Inc. 1585 Broadway, 10th Floor
New York, New York 10036
		Attention:	Stephen Holmes
		Telephone:	(212) 761-3646
		Telecopy:	(212) 507-4859

With a copy to:	Kelley Drye & Warren LLP 101 Park Avenue
New York, New York 10178
	Attention:	Stephen G. Hauck, Esq.
	Telephone:	(212) 808-5150
	Telecopy:	(212) 808-7897
Seller:	[CT Legacy MS SPV, LLC]

[CT XLC Holding, LLC]
[Bellevue C2 Holdings, LLC]
[CNL Hotel JV, LLC]
c/o Capital Trust, Inc.
410 Park Avenue
New York, New York  10022
Attention: Geoffrey G. Jervis
Telephone: (212) 655-0247
Telecopy: (212) 655-0044

With a copy to:	Paul, Hastings, Janofsky & Walker LLP 75 East 55th Street New York, New York 10022 Attention: Michael Zuppone, Esq. Telephone: (212) 318-6906 Telecopy: (212) 230-7752

[SELLER SIGNATURE BLOCK]

By:
Name:
Title:

AGREED AND ACKNOWLEDGED: MORGAN STANLEY ASSET FUNDING INC.

By:
Name:
Title:

EXHIBIT II

AUTHORIZED REPRESENTATIVES OF SELLER

EXHIBIT III-A

MONTHLY REPORTING PACKAGE

The Monthly Reporting Package shall include, inter alia, the following:

•
Any and all financial statements, rent rolls or other material information received from the borrowers related to each Purchased Asset.  To the extent that Seller fails, after diligent efforts, to obtain on a monthly basis such financial statements, rent rolls and other material information from the borrowers, Seller shall provide such information to Buyer on a quarterly basis.

•
A remittance report containing servicing information, including without limitation, the amount of each periodic payment due, the amount of each periodic payment received, the date of receipt, the date due, and whether there has been any material adverse change to the real property, on a loan by loan basis and in the aggregate, with respect to the Purchased Assets serviced by any servicer (such remittance report, a “Servicing Tape”), or to the extent any servicer does not provide any such Servicing Tape, a remittance report containing the servicing information that would otherwise be set forth in the Servicing Tape.

•	A listing of all Purchased Assets reflecting the payment status of each Purchased Asset and any material changes in the financial or other condition of each Purchased Asset.

•	With respect to a Purchased Asset that is CMBS, B-Note or Participation Interest, the related securitization report.

•	A listing of any existing Potential Events of Default.

•	Trustee remittance reports.

•	All other information as Buyer, from time to time, may reasonably request with respect to Seller or any Purchased Asset, obligor or Underlying Mortgaged Property.

•	A certificate substantially in the form attached hereto as Exhibit XIII to this Agreement (the “Covenant Compliance Certificate”), from a Responsible Officer of Seller.

EXHIBIT III-B

QUARTERLY REPORTING PACKAGE

The Quarterly Reporting Package shall include, inter alia, the following:

•
Consolidated unaudited financial statements of Guarantor presented fairly in accordance with GAAP (except that such financial statements may be consolidated to the extent consolidation is required under GAAP) or, if such financial statements being delivered have been filed with the SEC pursuant to the requirements of the 1934 Act, or similar state securities laws, presented in accordance with applicable statutory and/or regulatory requirements and delivered to Buyer within the same time frame as are required to be filed in accordance with such applicable statutory or regulatory requirements, in either case accompanied by a Covenant Compliance Certificate, including a statement of operations and a statement of changes in cash flows for such quarter and statement of net assets as of the end of such quarter, and certified as being true and correct by a Covenant Compliance Certificate.

EXHIBIT III-C

ANNUAL REPORTING PACKAGE

The Annual Reporting Package shall include, inter alia, the following:

•
Guarantor’s consolidated audited financial statements, prepared by a nationally recognized independent certified public accounting firm and presented fairly in accordance with GAAP (except that such financial statements may be consolidated to the extent consolidation is required under GAAP) or, if such financial statements being delivered have been filed with the SEC pursuant to the requirements of the 1934 Act, or similar state securities laws, presented in accordance with applicable statutory and/or regulatory requirements and delivered to Buyer within the same time frame as are required to be filed in accordance with such applicable statutory and/or regulatory requirements, in either case accompanied by a Covenant Compliance Certificate, including a statement of operations and a statement of changes in cash flows for such quarter and statement of net assets as of the end of such quarter accompanied by an unqualified report of the nationally recognized independent certified public accounting firm that prepared them.

EXHIBIT IV

FORM OF CUSTODIAL DELIVERY

On this ______ of ________, 20__, [INSERT NAME OF APPLICABLE SELLER], a Delaware limited liability company (“Seller”) under that certain Amended and Restated Master Repurchase Agreement, dated as of March 31, 2011 (the “Repurchase Agreement”) between MORGAN STANLEY ASSET FUNDING INC. (“Buyer”) and Seller (together with certain other sellers party thereto), does hereby deliver to Deutsche Bank National Trust Company (“Custodian”), as custodian under that certain Amended and Restated Custodial Agreement, dated as of March 31, 2011 (the “Custodial Agreement”), among Buyer, Custodian and Seller (together with certain other sellers party thereto), the Purchased Asset Files with respect to the Purchased Assets to be purchased by Buyer pursuant to the Repurchase Agreement, which Purchased Assets are listed on the Purchased Asset Schedule attached hereto and which Purchased Assets shall be subject to the terms of the Custodial Agreement on the date hereof.

With respect to the Purchased Asset Files delivered hereby, for the purposes of issuing the Trust Receipt, the Custodian shall review the Purchased Asset Files to ascertain delivery of the documents listed in Section [___] to the Custodial Agreement.

Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Custodial Agreement.

IN WITNESS WHEREOF, Seller has caused its name to be signed hereto by its officer thereunto duly authorized as of the day and year first above written.

[INSERT NAME OF APPLICABLE SELLER]

By:
Name:
Title:

Purchased Asset Schedule to Custodial Delivery

Purchased Assets

EXHIBIT V

FORM OF POWER OF ATTORNEY

Know All Men by These Presents, that each of CT LEGACY MS SPV, LLC, CT XLC HOLDING, LLC, BELLEVUE C2 HOLDINGS, LLC and CNL HOTEL JV, LLC, each a Delaware limited liability company (collectively, “Seller”), does hereby appoint MORGAN STANLEY ASSET FUNDING INC. (“Buyer”), its attorney-in-fact to act in Seller’s name, place and stead in any way that Seller could do with respect to (i) the completion of the endorsements of the Purchased Assets, including without limitation the Mortgage Notes, Mezzanine Notes and Assignments of Mortgages and any transfer documents related thereto, (ii) the recordation of the Assignments of Mortgages, (iii) the preparation and filing, in form and substance satisfactory to Buyer, of such financing statements, continuation statements, and other uniform commercial code forms, as Buyer may from time to time, reasonably consider necessary to create, perfect, and preserve Buyer’s security interest in the Purchased Assets and (iv) the enforcement of Seller’s rights under the Purchased Assets purchased by Buyer pursuant to the Amended and Restated Master Repurchase Agreement, dated as of March 31, 2011 (the “Repurchase Agreement”), between Buyer and Seller, and to take such other steps as may be necessary or desirable to enforce Buyer’s rights against such Purchased Assets, the related Purchased Asset Files and the Servicing Records to the extent that Seller is permitted by law to act through an agent.

TO INDUCE ANY THIRD PARTY TO ACT HEREUNDER, SELLER HEREBY AGREES THAT ANY THIRD PARTY RECEIVING A DULY EXECUTED COPY OR FACSIMILE OF THIS INSTRUMENT MAY ACT HEREUNDER, AND THAT REVOCATION OR TERMINATION HEREOF SHALL BE INEFFECTIVE AS TO SUCH THIRD PARTY UNLESS AND UNTIL ACTUAL NOTICE OR KNOWLEDGE OR SUCH REVOCATION OR TERMINATION SHALL HAVE BEEN RECEIVED BY SUCH THIRD PARTY, AND SELLER ON ITS OWN BEHALF AND ON BEHALF OF SELLER’S ASSIGNS, HEREBY AGREES TO INDEMNIFY AND HOLD HARMLESS ANY SUCH THIRD PARTY FROM AND AGAINST ANY AND ALL CLAIMS THAT MAY ARISE AGAINST SUCH THIRD PARTY BY REASON OF SUCH THIRD PARTY HAVING RELIED ON THE PROVISIONS OF THIS INSTRUMENT.

THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

IN WITNESS WHEREOF, Seller has caused this Power of Attorney to be executed as a deed this 31 day of March, 2011.

[SIGNATURES ON THE FOLLOWING PAGE]

CT LEGACY MS SPV, LLC

By:
Name:
Title:

CT XLC HOLDING, LLC

By:
Name:
Title:

BELLEVUE C2 HOLDINGS, LLC

By:
Name:
Title:

CNL HOTEL JV, LLC

By:
Name:
Title:

EXHIBIT VI

REPRESENTATIONS AND WARRANTIES
REGARDING EACH INDIVIDUAL PURCHASED ASSET THAT IS A
SENIOR MORTGAGE LOAN

(a)           As applicable, each Purchased Asset is either a whole loan and not a participation interest in a whole loan or an A-Note interest in a whole loan.  The sale of the Purchased Assets to Buyer or its designee does not require Seller to obtain any governmental or regulatory approval or consent that has not been obtained.

(b)           No Purchased Asset is 30 days or more delinquent in payment of principal and interest (without giving effect to any applicable grace period) and no Purchased Asset has been 30 days or more (without giving effect to any applicable grace period in the related Mortgage Note) past due.

(c)           Except with respect to the ARD Loans, which provide that the rate at which interest accrues thereon increases after the Anticipated Repayment Date, the Purchased Assets (exclusive of any default interest, late charges or prepayment premiums) are fixed rate mortgage loans or floating rate mortgage loans with terms to maturity, at origination or as of the most recent modification, as set forth in the Purchased Asset Schedule.

(d)           The information pertaining to each Purchased Asset set forth on the Purchased Asset Schedule is true and correct in all material respects as of the Purchase Date.

(e)           At the time of the assignment of the Purchased Assets to Buyer, Seller had good and marketable title to and was the sole owner and holder of, each Purchased Asset, free and clear of any pledge, lien, encumbrance or security interest and such assignment validly and effectively transfers and conveys all legal and beneficial ownership of the Purchased Assets to Buyer free and clear of any pledge, lien, encumbrance or security interest, subject to the rights and obligations of Seller pursuant to the Agreement.

(f)           In respect of each Purchased Asset, (A) the related Mortgagor is an entity organized under the laws of a state of the United States of America, the District of Columbia or the Commonwealth of Puerto Rico and (B) the Mortgagor is not a debtor in any bankruptcy, receivership, conservatorship, reorganization, insolvency, moratorium or similar proceeding.

(g)           Each Purchased Asset is secured by (or in the case of a Participation, the Underlying Mortgage Loan is secured by) a Mortgage that establishes and creates a valid and subsisting first priority lien on the related underlying real estate directly or indirectly securing or supporting such Purchased Asset, or leasehold interest therein, comprising real estate (the “Mortgaged Property”), free and clear of any liens, claims, encumbrances, participation interests, pledges, charges or security interests subject only to Permitted Encumbrances.  Such Mortgage, together with any separate security agreement, UCC financing statement or similar agreement, if any, establishes and creates a first priority security interest in favor of Seller in all personal property owned by the Mortgagor that is used in, and is reasonably necessary to, the operation of the related Mortgaged Property and, to the extent a security interest may be created therein and perfected by the filing of a UCC financing statement under the Uniform Commercial Code as in effect in the relevant jurisdiction, the proceeds arising from the Mortgaged Property and other collateral securing such Purchased Asset, subject only to Permitted Encumbrances.  There exists with respect to such Mortgaged Property an assignment of leases and rents provision, either as part of the related Mortgage or as a separate document or instrument, which establishes and creates a first priority security interest in and to leases and rents arising in respect of the related Mortgaged Property subject only to Permitted Encumbrances.  No person other than the related Mortgagor and the mortgagee owns any interest in any payments due under the related leases.  The related Mortgage or such assignment of leases and rents provision provides for the appointment of a receiver for rents or allows the holder of the related Mortgage to enter into possession of the related Mortgaged Property to collect rent or provides for rents to be paid directly to the holder of the related Mortgage in the event of a default beyond applicable notice and grace periods, if any, under the related Purchased Asset Documents.  As of the origination date, there are no mechanics’ or other similar liens or claims that have been filed for work, labor or materials affecting the related Mortgaged Property that are or may be prior or equal to the lien of the Mortgage, except those that are insured against pursuant to the applicable Title Insurance Policy (as defined below). As of the Purchase Date, there are no mechanics’ or other similar liens or claims that have been filed for work, labor or materials affecting the related Mortgaged Property that are or may be prior or equal in priority to the lien of the Mortgage, except those that are insured against pursuant to the applicable Title Policy (as defined below).  No (a) Mortgaged Property secures any mortgage loan not represented on the Purchased Asset Schedule, (b) Purchased Asset is cross-defaulted with any other mortgage loan, other than a Mortgage Loan listed on the Purchased Asset Schedule, or (c) Purchased Asset is secured by property that is not a Mortgaged Property.

(h)           The related Mortgagor under each Purchased Asset has good and indefeasible fee simple or, with respect to those Purchased Assets described in clause (cc) hereof, leasehold title to the related Mortgaged Property comprising real estate subject to any Permitted Encumbrances.

(i)           Seller has received an American Land Title Association (ALTA) lender’s title insurance policy or a comparable form of lender’s title insurance policy (or escrow instructions binding on the Title Insurer (as defined below) and irrevocably obligating the Title Insurer to issue such title insurance policy, a title policy commitment or pro-forma “marked up” at the closing of the related Purchased Asset and countersigned by the Title Insurer or its authorized agent) as adopted in the applicable jurisdiction (the “Title Policy”), which was issued by a nationally recognized title insurance company (the “Title Insurer”) qualified to do business in the jurisdiction where the applicable Mortgaged Property is located, covering the portion of each Mortgaged Property comprised of real estate and insuring that the related Mortgage is a valid first lien in the original principal amount of the related Purchased Asset on the Mortgagor’s fee simple interest (or, if applicable, leasehold interest) in such Mortgaged Property comprised of real estate subject only to Permitted Encumbrances.  Such Title Policy was issued in connection with the origination of the related Purchased Asset. No claims have been made under such Title Policy.  Such Title Policy is in full force and effect and all premiums thereon have been paid and will provide that the insured includes the owner of the Purchased Asset and its successors and/or assigns. No holder of the related Mortgage has done, by act or omission, anything that would, and Seller has no actual knowledge of any other circumstance that would, impair the coverage under such Title Policy.

(j)           The related Assignment of Mortgage and the related assignment of the Assignment of Leases and Rents executed in connection with each Mortgage, if any, have been recorded in the applicable jurisdiction (or, if not recorded, have been submitted for recording or are in recordable form) and constitute the legal, valid and binding assignment of such Mortgage and the related assignment of leases and rents from Seller to Buyer.  The endorsement of the related Mortgage Note by Seller constitutes the legal, valid, binding and enforceable (except as such enforcement may be limited by anti-deficiency laws or bankruptcy, receivership, conservatorship, reorganization, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally, and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law)) assignment of such Mortgage Note, and together with such Assignment of Mortgage and the related assignment of assignment of leases and rents, legally and validly conveys all right, title and interest in such Purchased Asset and (except in the case of an A Note or a Participation) the Purchased Asset Documents to Buyer.

(k)           The Purchased Asset Documents for each Purchased Asset (or in the case of a Participation, the Underlying Mortgage Loan) provide that such Purchased Asset (or Underlying Mortgage Loan) is non-recourse except that the related Mortgagor and at least one individual or entity shall be fully liable for actual losses, liabilities, costs and damages arising from at least the following acts of the related Mortgagor and/or its principals: (i) fraud or material misrepresentation, (ii) misapplication or misappropriation of rents, insurance proceeds or condemnation awards, (iii) any act of actual waste, and (iv) any breach of the environmental covenants contained in the related Purchased Asset Documents.

(l)           The Purchased Asset Documents for each Purchased Asset contain enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, non judicial foreclosure, and there is no exemption available to the related Mortgagor that would interfere with such right of foreclosure except (i) any statutory right of redemption or (ii) any limitation arising under anti deficiency laws or by bankruptcy, receivership, conservatorship, reorganization, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally, and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

(m)           Each of the related Mortgage Notes and Mortgages are the legal, valid and binding obligations of the related Mortgagor named on the Purchased Asset Schedule and each of the other related Purchased Asset Documents is the legal, valid and binding obligation of the parties thereto (subject to any non recourse provisions therein), enforceable in accordance with its terms, except as such enforcement may be limited by anti deficiency laws or bankruptcy, receivership, conservatorship, reorganization, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally, and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law), and except that certain provisions of such Purchased Asset Documents are or may be unenforceable in whole or in part under applicable state or federal laws, but the inclusion of such provisions does not render any of the Purchased Asset Documents invalid as a whole, and such Purchased Asset Documents taken as a whole are enforceable to the extent necessary and customary for the practical realization of the principal rights and benefits afforded thereby.

(n)           The terms of the Purchased Assets or the related Purchased Asset Documents, (including, in the case of a Participation, the documents evidencing the Underlying Mortgage Loan) have not been altered, impaired, modified or waived in any material respect, except prior to the Purchase Date by written instrument duly submitted for recordation, to the extent required, and as specifically set forth by a document in the related Purchased Asset File.

(o)           With respect to each Mortgage that is a deed of trust, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with applicable law, and no fees or expenses are or will become payable to the trustee under the deed of trust, except in connection with a trustee’s sale after default by the Mortgagor other than de minimis fees paid in connection with the release of the related Mortgaged Property or related security for such Purchased Asset following payment of such Purchased Asset in full.

(p)           No Purchased Asset has been satisfied, canceled, subordinated, released or rescinded, in whole or in part, and the related Mortgagor has not been released, in whole or in part, from its obligations under any related Purchased Asset Document.

(q)           Except with respect to the enforceability of any provisions requiring the payment of default interest, late fees, additional interest, prepayment premiums or yield maintenance charges, neither the Purchased Asset nor any of the related Purchased Asset Documents is subject to any right of rescission, set-off, abatement, diminution, valid counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of any such Purchased Asset Documents, or the exercise (in compliance with procedures permitted under applicable law) of any right thereunder, render any Purchased Asset Documents subject to any right of rescission, set-off, abatement, diminution, valid counterclaim or defense, including the defense of usury (subject to anti-deficiency or one form of action laws and to bankruptcy, receivership, conservatorship, reorganization, insolvency, moratorium or other similar laws affecting the enforcement of creditor’s rights generally and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law)), and no such right of rescission, set-off, abatement, diminution, valid counterclaim or defense has been asserted with respect thereto.  None of the Purchased Asset Documents provides for a release of a portion of the Mortgaged Property from the lien of the Mortgage except upon payment or defeasance in full of all obligations under the Mortgage, provided that, notwithstanding the foregoing, certain of the Purchased Assets may allow partial release (a) upon payment or defeasance of an allocated loan amount which may be formula based, but in no event less than 125% of the allocated loan amount, or (b) in the event the portion of the Mortgaged Property being released was not given any material value in connection with the underwriting or appraisal of the related Purchased Asset.

(r)           As of the Purchase Date, there is no payment default, giving effect to any applicable notice and/or grace period, and there is no other material default under any of the related Purchased Asset Documents, giving effect to any applicable notice and/or grace period; no such material default or breach has been waived by Seller or on its behalf or, by Seller’s predecessors in interest with respect to the Purchased Assets; and no event has occurred that, with the passing of time or giving of notice would constitute a material default or breach under the related Purchased Asset Documents.  No Purchased Asset has been accelerated and no foreclosure or power of sale proceeding has been initiated in respect of the related Mortgage.  Seller has not waived any material claims against the related Mortgagor under any non-recourse exceptions contained in the Mortgage Note.

(s)           The principal amount of the Purchased Asset stated on the Purchased Asset Schedule has been fully disbursed as of the Purchase Date (except for certain amounts that were fully disbursed by the mortgagee, but escrowed pursuant to the terms of the related Purchased Asset Documents) and there are no future advances required to be made by the mortgagee under any of the related Purchased Asset Documents.  Any requirements under the related Purchased Asset Documents regarding the completion of any on-site or off-site improvements and to disbursements of any escrow funds therefor have been or are being complied with or such escrow funds are still being held.  The value of the Mortgaged Property relative to the value reflected in the most recent appraisal thereof is not materially impaired by any improvements that have not been completed.  Seller has not, nor, have any of its agents or predecessors in interest with respect to the Purchased Assets, in respect of such Purchased Asset, directly or indirectly, advanced funds or induced, solicited or knowingly received any advance of funds by a party other than the Mortgagor other than (a) interest accruing on such Purchased Asset from the date of such disbursement of such Purchased Asset to the date which preceded by thirty (30) days the first payment date under the related Mortgage Note and (b) application and commitment fees, escrow funds, points and reimbursements for fees and expenses, incurred in connection with the origination and funding of the Purchased Asset.

(t)           No Purchased Asset has capitalized interest included in its principal balance, or provides for any shared appreciation rights or other equity participation therein and no contingent or additional interest contingent on cash flow or, except for ARD Loans, negative amortization accrues or is due thereon.

(u)           Each Purchased Asset identified in the Purchased Asset Schedule as an ARD Loan substantially fully amortizes over its stated term, which term is at least 60 months after the related Anticipated Repayment Date.  Each ARD Loan has an Anticipated Repayment Date not less than seven years following the origination of such Purchased Asset.  If the related Mortgagor elects not to prepay its ARD Loan in full on or prior to the Anticipated Repayment Date pursuant to the existing terms of the Purchased Asset or a unilateral option (as defined in Treasury Regulations under Article 1001 of the Code) in the Purchased Asset exercisable during the term of the Mortgage Loan, (i) the Purchased Asset’s interest rate will step up to an interest rate per annum as specified in the related Purchased Asset Documents; provided, however, that payment of such Excess Interest shall be deferred until the principal of such ARD Loan has been paid in full; (ii) all or a substantial portion of the Excess Cash Flow collected after the Anticipated Repayment Date shall be applied towards the prepayment of such ARD Loan and once the principal balance of an ARD Loan has been reduced to zero all Excess Cash Flow will be applied to the payment of accrued Excess Interest; and (iii) if the property manager for the related Mortgaged Property can be removed by or at the direction of the mortgagee on the basis of a debt service coverage test, the subject debt service coverage ratio shall be calculated without taking account of any increase in the related Mortgage Interest Rate on such Purchased Asset’s Anticipated Repayment Date.  No ARD Loan provides that the property manager for the related Mortgaged Property can be removed by or at the direction of the mortgagee solely because of the passage of the related Anticipated Repayment Date.

(v)           Each Purchased Asset identified in the Purchased Asset Schedule as an ARD Loan with a hard lockbox requires that tenants at the related Mortgaged Property shall (and each Purchased Asset identified in the Purchased Asset Schedule as an ARD Loan with a springing lockbox requires that tenants at the related Mortgaged Property shall, upon the occurrence of a specified trigger event, including, but not limited to, the occurrence of the related Anticipated Repayment Date) make rent payments into a lockbox controlled by the holder of the Purchased Asset and to which the holder of the Purchased Asset has a first perfected security interest; provided however, with respect to each ARD Loan that is secured by a multi-family property with a hard lockbox, or with respect to each ARD Loan that is secured by a multi-family property with a springing lockbox, upon the occurrence of a specified trigger event, including, but not limited to, the occurrence of the related Anticipated Repayment Date, tenants either pay rents to a lockbox controlled by the holder of the Mortgage Loan or deposit rents with the property manager who will then deposit the rents into a lockbox controlled by the holder of the Purchased Asset.

(w)           The terms of the Purchased Asset Documents evidencing such Purchased Asset comply in all material respects with all applicable local, state and federal laws, and regulations and Seller has complied with all material requirements pertaining to the origination, funding and servicing of the Purchased Assets, including but not limited to, usury and any and all other material requirements of any federal, state or local law to the extent non-compliance would have a Material Adverse Effect on the Purchased Asset.

(x)           The related Mortgaged Property is, in all material respects, in compliance with, and is used and occupied in accordance with, all restrictive covenants of record applicable to such Mortgaged Property and applicable zoning laws and all inspections, licenses, permits and certificates of occupancy required by law, ordinance or regulation to be made or issued with regard to the Mortgaged Property have been obtained and are in full force and effect, except to the extent (a) any material non-compliance with applicable zoning laws is insured by an ALTA lender’s title insurance policy (or binding commitment therefor), or the equivalent as adopted in the applicable jurisdiction, or a law and ordinance insurance policy, or (b) the failure to obtain or maintain such inspections, licenses, permits or certificates of occupancy does not materially impair or materially and adversely affect the use and/or operation of the Mortgaged Property as it was used and operated as of the date of origination of the Purchased Asset or the rights of a holder of the related Purchased Asset.

(y)           All (a) taxes, water charges, sewer rents, assessments or other similar outstanding governmental charges and governmental assessments that became due and owing prior to the Purchase Date in respect of the related Mortgaged Property (excluding any related personal property), and that if left unpaid, would be, or might become, a lien on such Mortgaged Property having priority over the related Mortgage and (b) insurance premiums or ground rents that became due and owing prior to the Purchase Date in respect of the related Mortgaged Property (excluding any related personal property), have been paid, or if any such items are disputed, an escrow of funds in an amount sufficient (together with escrow payments required to be made prior to delinquency) to cover such taxes and assessments and any late charges due in connection therewith has been established.  As of the date of origination, the related Mortgaged Property consisted of one or more separate and complete tax parcels.  For purposes of this representation and warranty, the items identified herein shall not be considered due and owing until the date on which interest or penalties would be first payable thereon.

(z)           None of the improvements that were included for the purpose of determining the appraised value of the related Mortgaged Property at the time of the origination of such Purchased Asset lies outside the boundaries and building restriction lines of such Mortgaged Property, except to the extent that they are legally nonconforming as contemplated by the representation in clause (48) below, and no improvements on adjoining properties encroach upon such Mortgaged Property, with the exception in each case of (a) immaterial encroachments that do not materially adversely affect the security intended to be provided by the related Mortgage or the use, enjoyment, value or marketability of such Mortgaged Property or (b) encroachments affirmatively covered by the related Title Policy.  With respect to each Purchased Asset, the property legally described in the survey, if any, obtained for the related Mortgaged Property for purposes of the origination thereof is the same as the property legally described in the Mortgage.

(aa)           As of the date of the applicable engineering report (which was performed within 12 months prior to the Purchase Date) related to the Mortgaged Property and, as of the Purchase Date, the related Mortgaged Property is either (i) in good repair, free and clear of any damage that would materially adversely affect the value of such Mortgaged Property as security for such Purchased Asset or the use and operation of the Mortgaged Property as it was being used or operated as of the origination date or (ii) escrows in an amount consistent with the standard utilized by Seller with respect to similar loans it holds for its own account have been established, which escrows will in all events be not less than 100% of the estimated cost of the required repairs.  The Mortgaged Property has not been damaged by fire, wind or other casualty or physical condition (including, without limitation, any soil erosion or subsidence or geological condition), which damage has not either been fully repaired or fully insured, or for which escrows in an amount consistent with the standard utilized by Seller with respect to loans it holds for its own account have not been established.

(bb)           There are no proceedings pending or threatened, for the partial or total condemnation of the relevant Mortgaged Property.

(cc)           The Purchased Assets that are identified as being secured in whole or in part by a leasehold estate (a “Ground Lease”) (except with respect to any Purchased Asset also secured by the related fee interest in the Mortgaged Property), satisfy the following conditions:

I.
such Ground Lease or a memorandum thereof has been or will be duly recorded; such Ground Lease, or other agreement received by the originator of the Purchased Asset from the ground lessor, provides that the interest of the lessee thereunder may be encumbered by the related Mortgage and does not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns, in a manner that would materially and adversely affect the security provided by the Mortgage; as of the date of origination of the Purchased Asset (or in the case of a Participation, the Underlying Mortgage Loan), there was no material change of record in the terms of such Ground Lease with the exception of written instruments that are part of the related Purchased Asset File and there has been no material change in the terms of such Ground Lease since the recordation of the related Purchased Asset, with the exception of written instruments that are part of the related Purchased Asset File;

II.
such Ground Lease is not subject to any liens or encumbrances superior to, or of equal priority with, the related Mortgage, other than the related fee interest and Permitted Encumbrances and such Ground Lease is, and shall remain, prior to any mortgage or other lien upon the related fee interest unless a nondisturbance agreement is obtained from the holder of any mortgage on the fee interest that is assignable to or for the benefit of the related lessee and the related mortgagee;

III.
such Ground Lease provides that upon foreclosure of the related Mortgage or assignment of the Mortgagor’s interest in such Ground Lease in lieu thereof, the mortgagee under such Mortgage is entitled to become the owner of such interest upon notice to, but without the consent of, the lessor thereunder and, in the event that such mortgagee becomes the owner of such interest, such interest is further assignable by such mortgagee and its successors and assigns upon notice to such lessor, but without a need to obtain the consent of such lessor;

IV.
such Ground Lease is in full force and effect and no default of tenant or ground lessor was in existence at origination, or is currently in existence under such Ground Lease, nor at origination was, or is there any condition that, but for the passage of time or the giving of notice, would result in a default under the terms of such Ground Lease; either such Ground Lease or a separate agreement contains the ground lessor’s covenant that it shall not amend, modify, cancel or terminate such Ground Lease without the prior written consent of the mortgagee under such Mortgage and any amendment, modification, cancellation or termination of the Ground Lease without the prior written consent of the related mortgagee, or its successors or assigns is not binding on such mortgagee, or its successor or assigns;

V.
such Ground Lease or other agreement requires the lessor thereunder to give written notice of any material default by the lessee to the mortgagee under the related Mortgage, provided that such mortgagee has provided the lessor with notice of its lien in accordance with the provisions of such Ground Lease; and such Ground Lease or other agreement provides that no such notice of default and no termination of the Ground Lease in connection with such notice of default shall be effective against such mortgagee unless such notice of default has been given to such mortgagee and any related Ground Lease contains the ground lessor’s covenant that it will give to the related mortgagee, or its successors or assigns, any notices it sends to the Mortgagor;

VI.
either (i) the related ground lessor has subordinated its interest in the related Mortgaged Property to the interest of the holder of the Purchased Asset (or in the case of a Participation, the Underlying Mortgage Loan) or (ii) such Ground Lease or other agreement provides that (A) the mortgagee under the related Mortgage is permitted a reasonable opportunity to cure any default under such Ground Lease that is curable, including reasonable time to gain possession of the interest of the lessee under the Ground Lease, after the receipt of notice of any such default before the lessor thereunder may terminate such Ground Lease; (B) in the case of any such default that is not curable by such mortgagee, or in the event of the bankruptcy or insolvency of the lessee under such Ground Lease, such mortgagee has the right, following termination of the existing Ground Lease or rejection thereof by a bankruptcy trustee or similar party, to enter into a new ground lease with the lessor on substantially the same terms as the existing Ground Lease; and (C) all rights of the Mortgagor under such Ground Lease may be exercised by or on behalf of such mortgagee under the related Mortgage upon foreclosure or assignment in lieu of foreclosure;

VII.
such Ground Lease has an original term (or an original term plus one or more optional renewal terms that under all circumstances may be exercised, and will be enforceable, by the mortgagee or its assignee) that extends not less than 20 years beyond the stated maturity date of the related Purchased Asset (or in the case of a Participation, of the Underlying Mortgage Loan);

VIII.
under the terms of such Ground Lease and the related Mortgage, taken together, any related insurance proceeds will be applied either to the repair or restoration of all or part of the related Mortgaged Property, with the mortgagee under such Mortgage or a financially responsible institution acting as trustee appointed by it, or consented to by it, or by the lessor having the right to hold and disburse such proceeds as the repair or restoration progresses (except in such cases where a provision entitling another party to hold and disburse such proceeds would not be viewed as commercially unreasonable by a prudent institutional lender), or to the payment in whole or in part of the outstanding principal balance of such Purchased Asset together with any accrued and unpaid interest thereon; and

IX.
such Ground Lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by Seller; such Ground Lease contains a covenant (or applicable laws provide) that the lessor thereunder is not permitted, in the absence of an uncured default, to disturb the possession, interest or quiet enjoyment of any lessee in the relevant portion of such Mortgaged Property subject to such Ground Lease for any reason, or in any manner, which would materially adversely affect the security provided by the related Mortgage.

(dd)           An Environmental Site Assessment relating to each Mortgaged Property and prepared no earlier than 12 months prior to the Purchase Date was obtained and reviewed by Seller in connection with the origination of such Purchased Asset and a copy is included in the Purchased Asset File.

(ee)           There are no adverse circumstances or conditions with respect to or affecting the Mortgaged Property that would constitute or result in a material violation of any applicable federal, state or local environmental laws, rules and regulations (collectively, “Environmental Laws”), other than with respect to a Mortgaged Property (i) for which environmental insurance is maintained, or (ii) that would require (x) any expenditure less than or equal to 5% of  the outstanding principal balance of the Mortgage Loan to achieve or maintain compliance in all material respects with any Environmental Laws or (y) any expenditure greater than 5% of the outstanding principal balance of such Purchased Asset to achieve or maintain compliance in all material respects with any Environmental Laws for which, in connection with this clause (y), adequate sums, but in no event less than 125% of the estimated cost as set forth in the Environmental Site Assessment, were reserved in connection with the origination of the Purchased Asset and for which the related Mortgagor has covenanted to perform, or (iii) as to which the related Mortgagor or one of its affiliates is currently taking or required to take such actions, if any, with respect to such conditions or circumstances as have been recommended by the Environmental Site Assessment or required by the applicable Governmental Authority, or (iv) as to which another responsible party not related to the Mortgagor with assets reasonably estimated by Seller at the time of origination to be sufficient to effect all necessary or required remediation identified in a notice or other action from the applicable Governmental Authority is currently taking or required to take such actions, if any, with respect to such regulatory authority’s order or directive, or (v) as to which the conditions or circumstances identified in the Environmental Site Assessment were investigated further and based upon such additional investigation, an environmental consultant recommended no further investigation or remediation, or (vi) as to which a party with financial resources reasonably estimated to be adequate to cure the condition or circumstance that would give rise to such material violation provided a guarantee or indemnity to the related Mortgagor or to the mortgagee to cover the costs of any required investigation, testing, monitoring or remediation, or (vii) as to which the related Mortgagor or other responsible party obtained a “No Further Action” letter or other evidence reasonably acceptable to a prudent commercial mortgage lender that applicable federal, state, or local Governmental Authorities had no current intention of taking any action, and are not requiring any action, in respect of such condition or circumstance, or (viii) that would not require substantial cleanup, remedial action or other extraordinary response under any Environmental Laws reasonably estimated to cost in excess of 5% of the outstanding principal balance of such Purchased Asset;

(ff)           Except for any hazardous materials being handled in accordance with applicable Environmental Laws, (A) there exists either (i) environmental insurance with respect to such Mortgaged Property or (ii) an amount in an escrow account pledged as security for such Purchased Asset under the relevant Purchased Asset Documents equal to no less than 125% of the amount estimated in such Environmental Site Assessment as sufficient to pay the cost of such remediation or other action in accordance with such Environmental Site Assessment or (B) one of the statements set forth in clause (A)(ii) above is true, (i) such Mortgaged Property is not being used for the treatment or disposal of hazardous materials; (ii) no hazardous materials are being used or stored or generated for off-site disposal or otherwise present at such Mortgaged Property other than hazardous materials of such types and in such quantities as are customarily used or stored or generated for off-site disposal or otherwise present in or at properties of the relevant property type; and (iii) such Mortgaged Property is not subject to any environmental hazard (including, without limitation, any situation involving hazardous materials) that under the Environmental Laws would have to be eliminated before the sale of, or that could otherwise reasonably be expected to adversely affect in more than a de minimis manner the value or marketability of, such Mortgaged Property.

(gg)           The related Mortgage or other Purchased Asset Documents contain covenants on the part of the related Mortgagor requiring its compliance with any present or future federal, state and local Environmental Laws and regulations in connection with the Mortgaged Property.  The related Mortgagor (or an affiliate thereof) has agreed to indemnify, defend and hold Seller, and its successors and assigns (or in the case of a Participation, the lender of record), harmless from and against any and all losses, liabilities, damages, penalties, fines, expenses and claims of whatever kind or nature (including attorneys’ fees and costs) imposed upon or incurred by or asserted against any such party resulting from a breach of the environmental representations, warranties or covenants given by the related Mortgagor in connection with such Purchased Asset.

(hh)           For each of the Purchased Assets that is covered by environmental insurance, each environmental insurance policy is in an amount equal to 125% of the outstanding principal balance of the related Purchased Asset and has a term ending no sooner than the date that is five years after the maturity date (or, in the case of an ARD Loan, the final maturity date) of the related Purchased Asset.  All environmental assessments or updates that were in the possession of Seller and that relate to a Mortgaged Property as being insured by an environmental insurance policy have been delivered to or disclosed to the environmental insurance carrier issuing such policy prior to the issuance of such policy.

(ii)           As of the date of origination of the related Purchased Asset, and, as of the Purchase Date, the Mortgaged Property is covered by insurance policies providing the coverage described below and the Purchased Asset Documents permit the mortgagee to require the coverage described below.  All premiums with respect to the insurance policies insuring each Mortgaged Property have been paid in a timely manner or escrowed to the extent required by the Purchased Asset Documents, and Seller has not received any notice of cancellation or termination.  The relevant Purchased Asset File contains the insurance policy required for such Purchased Asset or a certificate of insurance for such insurance policy.  Each Mortgage requires that the related Mortgaged Property and all improvements thereon be covered by insurance policies providing (a) coverage in the amount of the lesser of full replacement cost of such Mortgaged Property and the outstanding principal balance of the related Purchased Asset (subject to customary deductibles) for fire and extended perils included within the classification “All Risk of Physical Loss” in an amount sufficient to prevent the Mortgagor from being deemed a co-insurer and to provide coverage on a full replacement cost basis of such Mortgaged Property (in some cases exclusive of foundations and footings) with an agreed amount endorsement to avoid application of any coinsurance provision; such policies contain a standard mortgagee clause naming mortgagee and its successor in interest as additional insureds or loss payee, as applicable; (b) business interruption or rental loss insurance in an amount at least equal to (i) 12 months of operations or (ii) in some cases all rents and other amounts customarily insured under this type of insurance of the Mortgaged Property; (c) flood insurance (if any portion of the improvements on the Mortgaged Property is located in an area identified by the Federal Emergency Management Agency (“FEMA”), with respect to certain Purchased Assets and the Secretary of Housing and Urban Development with respect to other Mortgage Loans, as having special flood hazards) in an amount not less than amounts prescribed by FEMA; (d) workers’ compensation, if required by law; (e) comprehensive general liability insurance in an amount equal to not less than $1,000,000; all such insurance policies contain clauses providing they are not terminable and may not be terminated without thirty (30) days prior written notice to the mortgagee (except where applicable law requires a shorter period or except for nonpayment of premiums, in which case not less than ten (10) days prior written notice to the mortgagee is required).  In addition, each Mortgage permits the related mortgagee to make premium payments to prevent the cancellation thereof and shall entitle such mortgagee to reimbursement therefor.  Any insurance proceeds in respect of a casualty, loss or taking will be applied either to the repair or restoration of all or part of the related Mortgaged Property or the payment of the outstanding principal balance of the related Purchased Asset together with any accrued interest thereon.  The related Mortgaged Property is insured by an insurance policy, issued by an insurer meeting the requirements of such Purchased Asset (or in the case of a Participation, of the Underlying Mortgage Loan) and having a claims-paying or financial strength rating of at least A:X from A.M. Best Company or “A” (or the equivalent) from S&P, Fitch or Moody’s.  An architectural or engineering consultant has performed an analysis of each of the Mortgaged Properties located in seismic zones 3 or 4 in order to evaluate the structural and seismic condition of such property, for the sole purpose of assessing the probable maximum loss (“PML”) for the Mortgaged Property in the event of an earthquake.  In such instance, the PML was based on a return period of not less than 100 years, an exposure period of 50 years and a 10% probability of exceedence.  If the resulting report concluded that the PML would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained by an insurer rated at least A:X by A.M. Best Company or “A” (or the equivalent) from S&P, Fitch or Moody’s.  The insurer issuing each of the foregoing insurance policies is qualified to write insurance in the jurisdiction where the related Mortgaged Property is located.

(jj)           All amounts required to be deposited by each Mortgagor at origination under the related Purchased Asset Documents have been deposited at origination and there are no deficiencies with regard thereto.

(kk)           Whether or not a Purchased Asset was originated by Seller, with respect to each Purchased Asset originated by Seller and each Purchased Asset originated by any Person other than Seller, as of the date of origination of the related Purchased Asset, and, with respect to each Purchased Asset originated by Seller and any subsequent holder of the Purchased Asset, as of the Purchase Date, there are no actions, suits, arbitrations or governmental investigations or proceedings by or before any court or other Governmental Authority or agency now pending against or affecting the Mortgagor under any Purchased Asset or any of the Mortgaged Properties that, if determined against such Mortgagor or such Mortgaged Property, would materially and adversely affect the value of such Mortgaged Property, the security intended to be provided with respect to the related Purchased Asset, or the ability of such Mortgagor and/or the current use of such Mortgaged Property to generate net cash flow to pay principal, interest and other amounts due under the related Purchased Asset; and there are no such actions, suits or proceedings threatened against such Mortgagor.

(ll)           Each Purchased Asset complied at origination, in all material respects, with all of the terms, conditions and requirements of Seller’s underwriting standards applicable to such Purchased Asset and since origination, the Purchased Asset has been serviced in all material respects in a legal manner in conformance with Seller’s servicing standards.

(mm)           The originator of the Purchased Asset or Seller has inspected or caused to be inspected each related Mortgaged Property within the 12 months prior to the Purchase Date.

(nn)           The Purchased Asset Documents require the Mortgagor to provide the holder of the Purchased Asset with at least annual operating statements, financial statements and except for Purchased Assets for which the related Mortgaged Property is leased to a single tenant, rent rolls.

(oo)           All escrow deposits and payments required by the terms of each Purchased Asset are in the possession, or under the control of Seller (or in the case of a Participation, the servicer of the related Mortgage Loan), and all amounts required to be deposited by the applicable Mortgagor under the related Purchased Asset Documents have been deposited, and there are no deficiencies with regard thereto (subject to any applicable notice and cure period).  All of Seller’s interest in such escrows and deposits will be conveyed by Seller to Buyer hereunder.

(pp)           Each Mortgagor with respect to a Purchased Asset (and, for each Accommodation Loan, each Mortgagee thereunder) is an entity whose organizational documents or related Purchased Asset Documents provide that it is, and at least so long as the Purchased Asset is outstanding will continue to be, a Single Purpose Entity.  For this purpose, “Single Purpose Entity” shall mean a Person, other than an individual, whose organizational documents provide that it shall engage solely in the business of owning and operating the Mortgaged Property and that does not engage in any business unrelated to such property and the financing thereof, does not have any assets other than those related to its interest in the Mortgaged Property or the financing thereof or any indebtedness other than as permitted by the related Mortgage or other Purchased Asset Documents, and the organizational documents of which require that it have its own separate books and records and its own accounts, in each case that are separate and apart from the books and records and accounts of any other Person, except as permitted by the related Mortgage or other Purchased Asset Documents.

(qq)           Each of the Purchased Assets contain a “due on sale” clause, which provides for the acceleration of the payment of the unpaid principal balance of the Purchased Asset (or in the case of an A Note or a Participation, of the related Mortgage Loan) if, without the prior written consent of the holder of the Purchased Asset (or in the case of an A Note or a Participation, of the holder of title to the Underlying Mortgage Loan), the property subject to the Mortgage, or any controlling interest therein, is directly or indirectly transferred or sold (except that it may provide for transfers by devise, descent or operation of law upon the death of a member, manager, general partner or shareholder of a Mortgagor and that it may provide for assignments subject to the Purchased Asset holder’s approval of transferee, transfers to affiliates, transfers to family members for estate planning purposes, transfers among existing members, partners or shareholders in Mortgagors or transfers of passive interests so long as the key principals or general partner retains control).  The Purchased Asset Documents contain a “due on encumbrance” clause, which provides for the acceleration of the payment of the unpaid principal balance of the Purchased Asset if the property subject to the Mortgage or any controlling interest in the Mortgagor is further pledged or encumbered, unless the prior written consent of the holder of the Purchased Asset is obtained (except that it may provide for assignments subject to the Purchased Asset holder’s approval of transferee, transfers to affiliates or transfers of passive interests so long as the key principals or general partner retains control).  The Mortgage requires the Mortgagor to pay all reasonable fees and expenses associated with securing the consent or approval of the holder of the Mortgage for a waiver of a “due on sale” or “due on encumbrance” clause or a defeasance provision.  As of the Purchase Date, Seller holds no preferred equity interest in any Mortgagor and Seller holds no mezzanine debt related to such Mortgaged Property.

(rr)           Each Purchased Asset containing provisions for defeasance of mortgage collateral requires either (a) the prior written consent of, and compliance with the conditions set by, the holder of the Purchased Asset to any defeasance, or (b)(i) the replacement collateral consist of U.S. “government securities,” within the meaning of Treasury Regulations Article 1.860 G-2(a)(8)(i), in an amount sufficient to make all scheduled payments under the Mortgage Note when due (up to the maturity date for the related Purchased Asset, the Anticipated Repayment Date for ARD Loans or the date on which the Mortgagor may prepay the related Purchased Asset without payment of any prepayment penalty); (ii) the loan may be assumed by a Single Purpose Entity approved by the holder of the Purchased Asset; (iii) counsel provide an opinion that the trustee has a perfected security interest in such collateral prior to any other claim or interest; and (iv) such other documents and certifications as the mortgagee may reasonably require, which may include, without limitation, (A) a certification that the purpose of the defeasance is to facilitate the disposition of the mortgaged real property or any other customary commercial transaction and not to be part of an arrangement to collateralize a REMIC offering with obligations that are not real estate mortgages and (B) a certification from an independent certified public accountant that the collateral is sufficient to make all scheduled payments under the Mortgage Note when due.  Each Purchased Asset containing provisions for defeasance provides that, in addition to any cost associated with defeasance, the related Mortgagor shall pay, as of the date the mortgage collateral is defeased, all scheduled and accrued interest and principal due as well as an amount sufficient to defease in full the Purchased Asset.  In addition, if the related Purchased Asset permits defeasance, then the Mortgage Loan documents provide that the related Mortgagor shall (x) pay all reasonable fees associated with the defeasance of the Purchased Asset and all other reasonable expenses associated with the defeasance, or (y) provide all opinions required under the related Purchased Asset Documents, including a REMIC opinion, and any applicable rating agency letters confirming that no downgrade or qualification shall occur as a result of the defeasance.

(ss)           In the event that a Purchased Asset is secured by more than one Mortgaged Property, then, in connection with a release of less than all of such Mortgaged Properties, a Mortgaged Property may not be released as collateral for the related Purchased Asset unless, in connection with such release, an amount equal to not less than 125% of the Allocated Loan Amount for such Mortgaged Property is prepaid or, in the case of a defeasance, an amount equal to 125% of the Allocated Loan Amount is defeased through the deposit of replacement collateral (as contemplated in clause (34) hereof) sufficient to make all scheduled payments with respect to such defeased amount, or such release is otherwise in accordance with the terms of the Purchased Asset Documents.

(tt)           Each Mortgaged Property is owned in fee by the related Mortgagor, with the exception of (i) Mortgaged Properties that are secured in whole or in a part by a Ground Lease and (ii) out-parcels, and is used and occupied for commercial or multifamily residential purposes in accordance with applicable law.

(uu)           Any material non-conformity with applicable zoning laws constitutes a legal non-conforming use or structure that, in the event of casualty or destruction, may be restored or repaired to the full extent of the use or structure at the time of such casualty, or for which law and ordinance insurance coverage has been obtained in amounts consistent with the standards utilized by Seller.

(vv)           Neither Seller nor any affiliate thereof has any obligation to make any capital contributions to the related Mortgagor under the Purchased Asset.  The Purchased Asset was not originated for the sole purpose of financing the construction of incomplete improvements on the related Mortgaged Property.

(ww)           The following statements are true with respect to the related Mortgaged Property: (a) the Mortgaged Property is located on or adjacent to a dedicated road or has access to an irrevocable easement permitting ingress and egress and (b) the Mortgaged Property is served by public or private utilities, water and sewer (or septic facilities) and otherwise appropriate for the use in which the Mortgaged Property is currently being utilized.

(xx)           None of the Purchased Asset Documents contain any provision that expressly excuses the related borrower from obtaining and maintaining insurance coverage for acts of terrorism and, in circumstances where terrorism insurance is not expressly required, the mortgagee is not prohibited from requesting that the related borrower maintain such insurance, in each case, to the extent such insurance coverage is generally available for like properties in such jurisdictions at commercially reasonable rates. Each Mortgaged Property is insured by an “all-risk” casualty insurance policy that does not contain an express exclusion for (or, alternatively, is covered by a separate policy that insures against property damage resulting from) acts of terrorism.

(yy)           An appraisal of the related Mortgaged Property was conducted in connection with the origination of such Purchased Asset (or in the case of a Participation, the date of origination of the Underlying Mortgage Loan), and such appraisal satisfied the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, in either case as in effect on the date such Purchased Asset (or in the case of a Participation, the Underlying Mortgage Loan) was originated.

Defined Terms

As used in this Exhibit:

The term “Allocated Loan Amount” shall mean, for each Mortgaged Property, the portion of principal of the related Purchased Asset allocated to such Mortgaged Property for certain purposes (including determining the release prices of properties, if permitted) under such Purchased Asset as set forth in the related loan documents.  There can be no assurance, and it is unlikely, that the Allocated Loan Amounts represent the current values of individual Mortgaged Properties, the price at which an individual Mortgaged Property could be sold in the future to a willing buyer or the replacement cost of the Mortgaged Properties.

The term “Anticipated Repayment Date” shall mean, with respect to any Purchased Asset that is indicated on the Purchased Asset Schedule as having a Revised Rate, the date upon which such Purchased Asset commences accruing interest at such Revised Rate.

The term “Assignment of Leases” shall have the meaning specified in paragraph 10 of this Exhibit VI.

The term “Assignment of Mortgage” shall mean, with respect to any Mortgage, an assignment of the mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related property is located to reflect the assignment and pledge of the Mortgage, subject to the terms, covenants and provisions of this Agreement.

The term “ARD Loan” shall mean any Purchased Asset that provides that if the unamortized principal balance thereof is not repaid on its Anticipated Repayment Date, such Purchased Asset will accrue Excess Interest at the rate specified in the related Mortgage Note and the Mortgagor is required to apply excess monthly cash flow generated by the related Mortgaged Property to the repayment of the outstanding principal balance on such Purchased Asset.

The term “Due Date” shall mean the day of the month set forth in the related Mortgage Note on which each monthly payment of interest and/or principal thereon is scheduled to be first due.

The term “Environmental Site Assessment” shall mean a Phase I environmental report meeting the requirements of the American Society for Testing and Materials, and, if in accordance with customary industry standards a reasonable lender would require it, a Phase II environmental report, each prepared by a licensed third party professional experienced in environmental matters.

The term “Excess Cash Flow” shall mean the cash flow from the Mortgaged Property securing an ARD Loan after payments of interest (at the Mortgage Interest Rate) and principal (based on the amortization schedule), and (a) required payments for the tax and insurance fund and ground lease escrows fund, (b) required payments for the monthly debt service escrows, if any, (c) payments to any other required escrow funds and (d) payment of operating expenses pursuant to the terms of an annual budget approved by the servicer and discretionary (lender approved) capital expenditures.

The term “Excess Interest” shall mean any accrued and deferred interest on an ARD Loan in accordance with the following terms.  Commencing on the respective Anticipated Repayment Date each ARD Loan (pursuant to its existing terms or a unilateral option, as defined in Treasury Regulations under Article 1001 of the Code, in the Purchased Assets exercisable during the term of the Purchased Asset) generally will bear interest at a fixed rate (the “Revised Rate”) per annum equal to the Mortgage Interest Rate plus a percentage specified in the related Mortgage Loan Documents.  Until the principal balance of each such Purchased Asset has been reduced to zero (pursuant to its existing terms or a unilateral option, as defined in Treasury Regulations under Article 1001 of the Code, in the Purchased Assets exercisable during the term of the Mortgage Loan), such Purchased Asset will only be required to pay interest at the Mortgage Interest Rate and the interest accrued at the excess of the related Revised Rate over the related Mortgage Interest Rate will be deferred (such accrued and deferred interest and interest thereon, if any, is “Excess Interest”).

The term “Mortgage Interest Rate” shall mean the fixed rate, or the formula applicable to determine the floating rate, of interest per annum that each Purchased Asset bears as of the Purchase Date.

The term “Permitted Encumbrances” shall mean:

I.	the lien of current real property taxes, water charges, sewer rents and assessments not yet delinquent or accruing interest or penalties;

II.
covenants, conditions and restrictions, rights of way, easements and other matters of public record acceptable to mortgage lending institutions generally and referred to in the related mortgagee’s title insurance policy;

III.	other matters to which like properties are commonly subject and which are acceptable to mortgage lending institutions generally, and

IV.	the rights of tenants, as tenants only, whether under ground leases or space leases at the Mortgaged Property that together do not materially and adversely affect the related Mortgagor’s ability to timely make payments on the related Purchased Asset, which do not materially interfere with the benefits of the security intended to be provided by the related Mortgage or the use, for the use currently being made, the operation as currently being operated, enjoyment, value or marketability of such Mortgaged Property, provided, however, that, for the avoidance of doubt, Permitted Encumbrances shall exclude all pari passu, second, junior and subordinated mortgages but shall not exclude mortgages that secure Purchased Assets that are cross-collateralized with other Purchased Assets.

The term “Revised Rate” shall mean, with respect to those Purchased Assets on the Purchased Asset Schedule indicated as having a revised rate, the increased interest rate after the Anticipated Repayment Date (in the absence of a default) for each applicable Purchased Asset, as calculated and as set forth in the related Purchased Asset.

REPRESENTATIONS AND WARRANTIES
REGARDING EACH INDIVIDUAL PURCHASED ASSET
THAT IS A B-NOTE OR PARTICIPATION INTEREST
IN A PERFORMING COMMERCIAL
MORTGAGE LOAN SECURED BY A FIRST LIEN ON
A MULTIFAMILY OR COMMERCIAL PROPERTY

(a)           The representations and warranties set forth in this Exhibit VI regarding the senior mortgage loan from which the Purchased Asset is derived shall be deemed incorporated herein in respect of such senior mortgage loan, provided, however, that, in the event that such senior mortgage loan was not originated by Seller or an Affiliate of Seller, Seller shall be deemed to be making the representations set forth in this Exhibit VI with respect to such senior mortgage loan to the best of Seller’s knowledge.

(b)           The information set forth in the Purchased Asset Schedule is complete, true and correct in all material respects.

(c)           There exists no material default, breach, violation or event of acceleration (and no event that, with the passage of time or the giving of notice, or both, would constitute any of the foregoing) under the documents evidencing or securing the Purchased Asset, in any such case to the extent the same materially and adversely affects the value of the Purchased Asset and the related underlying real property.

(d)           Except with respect to the enforceability of any provisions requiring the payment of default interest, late fees, additional interest, prepayment premiums or yield maintenance charges, neither the Purchased Asset nor any of the related Purchased Asset Documents is subject to any right of rescission, set-off, abatement, diminution, valid counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of any such Purchased Asset Documents, or the exercise (in compliance with procedures permitted under applicable law) of any right thereunder, render any Purchased Asset Documents subject to any right of rescission, set-off, abatement, diminution, valid counterclaim or defense, including the defense of usury (subject to anti-deficiency or one form of action laws and to bankruptcy, receivership, conservatorship, reorganization, insolvency, moratorium or other similar laws affecting the enforcement of creditor’s rights generally and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law)), and no such right of rescission, set-off, abatement, diminution, valid counterclaim or defense has been asserted with respect thereto.

(e)           The Purchased Asset Documents have been duly and properly executed by the originator of the Purchased Asset, and each is the legal, valid and binding obligation of the parties thereto, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws relating to or affecting the rights of creditors generally and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).  The Purchased Asset is not usurious.

(f)           The terms of the related Purchased Asset Documents have not been impaired, waived, altered or modified in any material respect (other than by a written instrument that is included in the related Purchased Asset File).

(g)           The assignment of the Purchased Asset constitutes the legal, valid and binding assignment of such Purchased Asset from Seller to or for the benefit of Buyer enforceable in accordance  with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws relating to or affecting the rights of creditors generally and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

(h)           All representations and warranties in the Purchased Asset Documents and in the underlying documents for the performing commercial mortgage loan secured by a first lien on a multifamily or commercial property to which such Purchased Asset relates are true and correct in all material respects.

(i)           The servicing and collection practices used by Seller for the Purchased Asset have complied with applicable law in all material respects and are consistent with those employed by prudent servicers of comparable Purchased Assets.

(j)           Seller is not a debtor in any state or federal bankruptcy or insolvency proceeding.

(k)           As of the Purchase Date, there is no payment default, giving effect to any applicable notice and/or grace period, and there is no other material default under any of the related Purchased Asset Documents, giving effect to any applicable notice and/or grace period; no such material default or breach has been waived by Seller or on its behalf or by Seller’s predecessors in interest with respect to the Purchased Assets; and no event has occurred that, with the passing of time or giving of notice would constitute a material default or breach; provided, however, that the representations and warranties set forth in this sentence do not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of any subject matter otherwise covered by any other representation or warranty made by Seller in this Exhibit VI.  No Purchased Asset has been accelerated and no foreclosure or power of sale proceeding has been initiated in respect of the related Mortgage.  Seller has not waived any material claims against the related Mortgagor under any non-recourse exceptions contained in the Mortgage Note.

(l)           No Purchased Asset has been satisfied, canceled, subordinated (except to the senior mortgage loan from which the Purchased Asset is derived), released or rescinded, in whole or in part, and the related Mortgagor has not been released, in whole or in part, from its obligations under any related Purchased Asset Document.

REPRESENTATIONS AND WARRANTIES
REGARDING EACH INDIVIDUAL PURCHASED ASSET
THAT IS A CMBS

(a)           The CMBS consists of pass-through certificates representing beneficial ownership interests in one or more REMICs consisting of one or more first lien mortgage loans secured by commercial and/or multifamily properties.

(b)           Immediately prior to the sale, transfer and assignment to Buyer thereof, Seller had good and marketable title to, and was the sole owner and holder of, such CMBS, and Seller is transferring such CMBS free and clear of any and all liens, pledges, encumbrances, charges, security interests or any other ownership interests of any nature encumbering such CMBS.

(c)           Seller has full right, power and authority to sell and assign such CMBS and such CMBS has not been cancelled, satisfied or rescinded in whole or part nor has any instrument been executed that would effect a cancellation, satisfaction or rescission thereof.

(d)           Other than consents and approvals obtained as of the related Purchase Date or those already granted in the related documents governing such CMBS, no consent or approval by any Person is required in connection with Buyer’s acquisition of such CMBS, for Buyer’s exercise of any rights or remedies in respect of such CMBS or for Buyer’s sale or other disposition of such CMBS.  No third party holds any “right of first refusal”, “right of first negotiation”, “right of first offer”, purchase option, or other similar rights of any kind, and no other impediment exists to any such transfer or exercise of rights or remedies.

(e)           Upon consummation of the purchase contemplated to occur in respect of such CMBS on the Purchase Date therefor, Seller will have validly and effectively conveyed to Buyer all legal and beneficial interest in and to such CMBS free and clear of any and all liens, pledges, encumbrances, charges, security interests or any other ownership interests of any nature.

(f)           The CMBS is a physical security in registered form, or is in book-entry form and held through the facilities of (a) The Depository Trust Corporation in New York, New York, or (b) another clearing organization or book-entry system reasonably acceptable to Buyer.

(g)           With respect to any CMBS that is a physical security, Seller has delivered to Buyer or its designee such physical security, along with any and all certificates and assignments necessary to transfer such security under the issuing documents of such CMBS.

(h)           With respect to any CMBS registered with DTC or another clearing organization, Seller has delivered to Buyer or its designee evidence of re-registration to the securities intermediary in Buyer’s name on behalf of Buyer.

(i)           All information contained in the related Purchased Asset File (or as otherwise provided to Buyer) in respect of such CMBS is accurate and complete in all material respects.

(j)           As of the date of its issuance, such CMBS complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the issuance thereof including, without limitation, any registration requirements of the Securities Act of 1933, as amended.

(k)           Except as included in the Purchased Asset File, there is no document that by its terms modifies or affects the rights and obligations of the holder of such CMBS, the terms of the related pooling and servicing agreement or any other agreement relating to the CMBS, and, since issuance, there has been no material change or waiver to any term or provision of any such document, instrument or agreement.

(l)           There is no (i) monetary default, breach or violation of any pooling and servicing agreement or other document governing or pertaining to such CMBS, (ii) material non-monetary default, breach or violation of any such agreement or other document or other document governing or pertaining to such CMBS, or (iii) event that, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration under such documents and agreements.

(m)           No consent, approval, authorization or order of, or registration or filing with, or notice to, any court or governmental agency or body having jurisdiction or regulatory authority over Seller is required for any transfer or assignment of such CMBS.

(n)           Except as included in the Purchased Asset File, (i) no interest shortfalls have occurred and no realized losses have been applied to any CMBS or otherwise incurred with respect to any mortgage loan related to such CMBS nor any class of CMBS issued under the same governing documents as any CMBS, and (ii) Seller has no knowledge of any circumstances that could have a Material Adverse Effect on the CMBS.

(o)           With respect to CMBS backed by a single mortgaged asset, there are no circumstances or conditions with respect to the CMBS, the Underlying Mortgaged Property or the related Mortgagor’s credit standing that can reasonably be expected to have a Material Adverse Effect on the CMBS.

(p)           Seller has not received written notice of any outstanding liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind for which the holder of such CMBS is or may become obligated.

(q)           There is no material inaccuracy in any servicer report or trustee report delivered to it (and, in turn, delivered pursuant to the terms of this Agreement) in connection with such CMBS.

(r)           No servicer of the CMBS has made any advances, directly or indirectly, with respect to the CMBS or to any mortgage loan relating to such CMBS.

REPRESENTATIONS AND WARRANTIES
REGARDING EACH INDIVIDUAL PURCHASED ASSET
THAT IS A CRE CDO

(a)           Immediately prior to the sale, transfer and assignment to Buyer thereof, Seller had good and marketable title to, and was the sole owner and holder of, such CRE CDO, and Seller is transferring such CRE CDO free and clear of any and all liens, pledges, encumbrances, charges, security interests or any other ownership interests of any nature encumbering such CRE CDO.

(b)           Seller has full right, power and authority to sell and assign such CRE CDO and such CRE CDO has not been cancelled, satisfied or rescinded in whole or part nor has any instrument been executed that would effect a cancellation, satisfaction or rescission thereof.

(c)           Other than consents and approvals obtained as of the related Purchase Date or those already granted in the related documents governing such CRE CDO, no consent or approval by any Person is required in connection with Buyer’s acquisition of such CRE CDO, for Buyer’s exercise of any rights or remedies in respect of such CRE CDO or for Buyer’s sale or other disposition of such CRE CDO.  No third party holds any “right of first refusal”, “right of first negotiation”, “right of first offer”, purchase option, or other similar rights of any kind, and no other impediment exists to any such transfer or exercise of rights or remedies.

(d)           Upon consummation of the purchase contemplated to occur in respect of such CRE CDO on the Purchase Date therefor, Seller will have validly and effectively conveyed to Buyer all legal and beneficial interest in and to such CRE CDO free and clear of any and all liens, pledges, encumbrances, charges, security interests or any other ownership interests of any nature.

(e)           The CRE CDO is a physical security in registered form, or is in book-entry form and held through the facilities of (a) The Depository Trust Corporation in New York, New York, or (b) another clearing organization or book-entry system reasonably acceptable to Buyer.

(f)           With respect to any CRE CDO that is a physical security, Seller has delivered to Buyer or its designee such physical security, along with any and all certificates and assignments necessary to transfer such security under the issuing documents of such CRE CDO.

(g)           With respect to any CRE CDO registered with DTC or another clearing organization, Seller has delivered to Buyer or its designee evidence of re-registration to the securities intermediary in Buyer’s name on behalf of Buyer.

(h)           All information contained in the related Purchased Asset File (or as otherwise provided to Buyer) in respect of such CRE CDO is accurate and complete in all material respects.

(i)           To the knowledge of Seller, as of the date of its issuance, such CRE CDO complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the issuance thereof including, without limitation, any registration requirements of the Securities Act of 1933, as amended.

(j)           Except as included in the Purchased Asset File, there is no document that by its terms modifies or affects the rights and obligations of the holder of such CRE CDO, the terms of the related pooling and servicing agreement or any other agreement relating to the CRE CDO, and, since issuance, there has been no material change or waiver to any term or provision of any such document, instrument or agreement.

(k)           There is no (i) monetary default, breach or violation exists with respect to any pooling and servicing agreement, indenture, or other document governing or pertaining to such CRE CDO, (ii) material non-monetary default, breach or violation exists with respect to any such agreement, indenture, or other document governing or pertaining to such CRE CDO, or (iii) event that, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration under such documents and agreements.

(l)           No consent, approval, authorization or order of, or registration or filing with, or notice to, any court or governmental agency or body having jurisdiction or regulatory authority over Seller is required for any transfer or assignment of such CRE CDO.

(m)           Except as included in the Purchased Asset File, (i) no interest shortfalls have occurred and no realized losses have been applied to any CRE CDO or otherwise incurred with respect to any mortgage loan related to such CRE CDO nor any class of CRE CDO issued under the same governing documents as any CRE CDO, and (ii) Seller has no knowledge of any circumstances that could have a Material Adverse Effect on the CRE CDO.

(n)           Seller has not received written notice of any outstanding liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind for which the holder of such CRE CDO is or may become obligated.

(o)           There is no material inaccuracy in any servicer report or trustee report delivered to it (and, in turn, delivered pursuant to the terms of this Agreement) in connection with such CRE CDO.

(p)           No fraudulent acts were committed by Seller in connection with its acquisition of such CRE CDO.

(q)           No servicer of the CRE CDO has made any advances, directly or indirectly, with respect to the CRE CDO or to any mortgage loan relating to such CRE CDO.

REPRESENTATIONS AND WARRANTIES
REGARDING EACH INDIVIDUAL PURCHASED ASSET
THAT IS A MEZZANINE LOAN

(a)           The Mezzanine Loan is a performing mezzanine loan secured by a pledge of all of the Capital Stock of a Mortgagor that owns income producing commercial real estate.

(b)           As of the Purchase Date, such Mezzanine Loan complies in all material respects with, or is exempt from, all requirements of federal, state or local law relating to such Mezzanine Loan.

(c)           Immediately prior to the sale, transfer and assignment to Buyer thereof, Seller had good and marketable title to, and was the sole owner and holder of, such Mezzanine Loan, and Seller is transferring such Mezzanine Loan free and clear of any and all liens, pledges, encumbrances, charges, security interests or any other ownership interests of any nature encumbering such Mezzanine Loan.  Upon consummation of the purchase contemplated to occur in respect of such Mezzanine Loan on the Purchase Date therefor, Seller will have validly and effectively conveyed to Buyer all legal and beneficial interest in and to such Mezzanine Loan free and clear of any pledge, lien, encumbrance or security interest.

(d)           No fraudulent acts were committed by Seller in connection with its acquisition or origination of such Mezzanine Loan nor were any fraudulent acts committed by any Person in connection with the origination of such Mezzanine Loan.

(e)           All information contained in the related Underwriting Package (or as otherwise provided to Buyer) in respect of such Mezzanine Loan is accurate and complete in all material respects.

(f)           Except as included in the Underwriting Package, Seller is not a party to any document, instrument or agreement, and there is no document, that by its terms modifies or affects the rights and obligations of any holder of such Mezzanine Loan and Seller has not consented to any material change or waiver to any term or provision of any such document, instrument or agreement and no such change or waiver exists.

(g)           Such Mezzanine Loan is presently outstanding, the proceeds thereof have been fully and properly disbursed and, except for amounts held in escrow by Seller, there is no requirement for any future advances thereunder.

(h)           Seller has full right, power and authority to sell and assign such Mezzanine Loan and such Mezzanine Loan or any related Mezzanine Note has not been cancelled, satisfied or rescinded in whole or part nor has any instrument been executed that would effect a cancellation, satisfaction or rescission thereof.

(i)           Other than consents and approvals obtained as of the related Purchase Date or those already granted in the documentation governing such Mezzanine Loan (the “Mezzanine Loan Documents”), no consent or approval by any Person is required in connection with Seller’s sale and/or Buyer’s acquisition of such Mezzanine Loan, for Buyer’s exercise of any rights or remedies in respect of such Mezzanine Loan or for Buyer’s sale, pledge or other disposition of such Mezzanine Loan.  No third party holds any “right of first refusal”, “right of first negotiation”, “right of first offer”, purchase option, or other similar rights of any kind, and no other impediment exists to any such transfer or exercise of rights or remedies.

(j)           The Mezzanine Collateral is secured by a pledge of equity ownership interests in the related borrower under the Underlying Mortgage Loan or a direct or indirect owner of the related borrower and the security interest created thereby has been fully perfected in favor of Seller as Mezzanine Lender.

(k)           The Underlying Property Owner has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization, with requisite power and authority to own its assets and to transact the business in which it is now engaged, the sole purpose of the Underlying Property Owner under its organizational documents is to own, finance, sell or otherwise manage the Properties and to engage in any and all activities related or incidental thereto, and the Mortgaged Properties constitute the sole assets of the Underlying Property Owner.

(l)           The Underlying Property Owner has good and marketable title to the Underlying Mortgaged Property, no claims under the title policies insuring the Underlying Property Owner’s title to the Properties have been made, and the Underlying Property Owner has not received any written notice regarding any material violation of any easement, restrictive covenant or similar instrument affecting the Underlying Mortgaged Property.

(m)           The representations and warranties made by the borrower (the “Mezzanine Borrower”) in the Mezzanine Loan Documents were true and correct in all material respects as of the date such representations and warranties were stated to be true therein, and there has been no adverse change with respect to the Mezzanine Loan, the Mezzanine Borrower, the Underlying Mortgaged Property or the Underlying Property Owner that would render any such representation or warranty not true or correct in any material respect as of the Purchase Date.

(n)           The Mezzanine Loan Documents provide for the acceleration of the payment of the unpaid principal balance of the Mezzanine Loan if (i) the related borrower voluntarily transfers or encumbers all or any portion of any related Mezzanine Collateral, or (ii) any direct or indirect interest in the related borrower is voluntarily transferred or assigned, other than, in each case, as permitted under the terms and conditions of the related loan documents.

(o)           Pursuant to the terms of the Mezzanine Loan Documents: (a) no material terms of any related Mortgage may be waived, canceled, subordinated or modified in any material respect and no material portion of such Mortgage or the Underlying Mortgaged Property may be released without the consent of the holder of the Mezzanine Loan; (b) no material action may be taken by the Underlying Property Owner with respect to the Underlying Mortgaged Property without the consent of the holder of the Mezzanine Loan; (c) the holder of the Mezzanine Loan is entitled to approve the budget of the Underlying Property Owner as it relates to the Underlying Mortgaged Property; and (d) the holder of the Mezzanine Loan’s consent is required prior to the Underlying Property Owner incurring any additional indebtedness.

(p)           There is no (i) monetary default, breach or violation with respect to such Mezzanine Loan, the Underlying Mortgage Loan or any other obligation of the owner of the Underlying Mortgaged Property (the “Underlying Property Owner”), (ii) material non-monetary default, breach or violation with respect to such Mezzanine Loan, the Underlying Mortgage Loan or any other obligation of the Underlying Property Owner or (iii) event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration.

(q)           No default or event of default has occurred under any agreement pertaining to any lien or other interest that ranks pari passu with or senior to the interests of the holder of such Mezzanine Loan or with respect to any Underlying Mortgage Loan or other indebtedness in respect of the related Underlying Mortgaged Property and there is no provision in any agreement related to any such lien, interest or loan which would provide for any increase in the principal amount of any such lien, other interest or loan.

(r)           Seller’s security interest in the Mezzanine Loan is covered by a UCC-9 insurance policy (the “UCC-9 Policy”) in the maximum principal amount of the Mezzanine Loan insuring that the related pledge is a valid first priority lien on the collateral pledged in respect of such Mezzanine Loan (the “Mezzanine Collateral”), subject only to the exceptions stated therein (or a pro forma title policy or marked up title insurance commitment on which the required premium has been paid exists which evidences that such UCC-9 Policy will be issued), such UCC-9 Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, no material claims have been made thereunder and no claims have been paid thereunder, Seller has not done, by act or omission, anything that would materially impair the coverage under the UCC-9 Policy and as of the Purchase Date, the UCC-9 Policy (or, if it has yet to be issued, the coverage to be provided thereby) will inure to the benefit of Buyer without the consent of or notice to the insurer.

(s)           The Mezzanine Loan, and each party involved in the origination of the Mezzanine Loan, complied as of the date of origination with, or was exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury.

(t)           Seller has delivered to Buyer or its designee the original promissory note made in respect of such Mezzanine Loan, together with an original assignment thereof executed by Seller in blank.

(u)           Seller has not received any written notice that the Mezzanine Loan may be subject to reduction or disallowance for any reason, including without limitation, any setoff, right of recoupment, defense, counterclaim or impairment of any kind.

(v)           Seller has no obligation to make loans to, make guarantees on behalf of, or otherwise extend credit to, or make any of the foregoing for the benefit of, the Mezzanine Borrower or any other person under or in connection with the Mezzanine Loan.

(w)           The servicing and collection practices used by the servicer of the Mezzanine Loan, and the origination practices of the related originator, have been in all respects legal, proper and prudent and have met customary industry standards by prudent institutional commercial mezzanine lenders and mezzanine loan servicers except to the extent that, in connection with its origination, such standards were modified as reflected in the documentation delivered to Buyer.

(x)           If applicable, the ground lessor consented to and acknowledged that (i) the Mezzanine Loan is permitted / approved, (ii) any foreclosure of the Mezzanine Loan and related change in ownership of the ground lessee will not require the consent of the ground lessor or constitute a default under the ground lease, (iii) copies of default notices would be sent to Mezzanine Lender and (iv) it would accept cure from Mezzanine Lender on behalf of the ground lessee.

(y)           To the extent the Buyer was granted a security interest with respect to the Mezzanine Loan, such interest (i) was given for due consideration, (ii) has attached, (iii) is perfected, (iv) is a first priority Lien, and (v) has been appropriately assigned to the Buyer by the Underlying Property Owner.

(z)           No consent, approval, authorization or order of, or registration or filing with, or notice to, any court or governmental agency or body having jurisdiction or regulatory authority is required for any transfer or assignment by the holder of such Mezzanine Loan.

(aa)           Seller has not received written notice of any outstanding liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind for which the holder of such Mezzanine Loan is or may become obligated.

(bb)           Seller has not advanced funds, or knowingly received any advance of funds from a party other than the borrower relating to such Mezzanine Loan, directly or indirectly, for the payment of any amount required by such Mezzanine Loan.

(cc)           All real estate taxes and governmental assessments, or installments thereof, which would be a lien on any related Underlying Mortgaged Property and that prior to the Purchase Date for the related Purchased Asset have become delinquent in respect of such Underlying Mortgaged Property have been paid, or an escrow of funds in an amount sufficient to cover such payments has been established.  For purposes of this representation and warranty, real estate taxes and governmental assessments and installments thereof shall not be considered delinquent until the earlier of (a) the date on which interest and/or penalties would first be payable thereon and (b) the date on which enforcement action is entitled to be taken by the related taxing authority.

(dd)           As of the Purchase Date for the related Purchased Asset, each related Underlying Mortgaged Property was free and clear of any material damage (other than deferred maintenance for which escrows were established at origination) that would affect materially and adversely the value of such Underlying Mortgaged Property as security for the related Underlying Mortgage Loan and there was no proceeding pending or, based solely upon the delivery of written notice thereof from the appropriate condemning authority, threatened for the total or partial condemnation of such Underlying Mortgaged Property.

(ee)           As of the Purchase Date of the Mezzanine Loan, all insurance coverage required under the Mezzanine Loan Documents and/or any Mortgage Loan related to the Underlying Mortgaged Property, which insurance covered such risks as were customarily acceptable to prudent commercial and multifamily mortgage lending institutions lending on the security of property comparable to the related Underlying Mortgaged Property in the jurisdiction in which such Underlying Mortgaged Property is located, and with respect to a fire and extended perils insurance policy, is in an amount (subject to a customary deductible) at least equal to the lesser of (i) the replacement cost of improvements located on such Underlying Mortgaged Property, or (ii) the outstanding principal balance of the Underlying Mortgage Loan, and in any event, the amount necessary to prevent operation of any co-insurance provisions; and, except if such Underlying Mortgaged Property is operated as a mobile home park, is also covered by business interruption or rental loss insurance, in an amount at least equal to 12 months of operations of the related Underlying Mortgaged Property, all of which was in full force and effect with respect to each related Underlying Mortgaged Property; and, as of the Purchase Date for the related Purchased Asset, all insurance coverage required under the Mezzanine Loan Documents and/or any Underlying Mortgage Loan related to the Underlying Mortgaged Property, which insurance covers such risks and is in such amounts as are customarily acceptable to prudent commercial and multifamily mortgage lending institutions lending on the security of property comparable to the related Underlying Mortgaged Property in the jurisdiction in which such Underlying Mortgaged Property is located, is in full force and effect with respect to each related Underlying Mortgaged Property; all premiums due and payable through the Purchase Date for the related Purchased Asset have been paid; and no notice of termination or cancellation with respect to any such insurance policy has been received by Seller; and except for certain amounts not greater than amounts which would be considered prudent by an institutional commercial and/or multifamily mortgage lender with respect to a similar mortgage loan and which are set forth in the Mezzanine Loan Documents and/or any Underlying Mortgage Loan related to the Underlying Mortgaged Property, any insurance proceeds in respect of a casualty loss, will be applied either (i) to the repair or restoration of all or part of the related Underlying Mortgaged Property or (ii) the reduction of the outstanding principal balance of the Underlying Mortgage Loan, subject in either case to requirements with respect to leases at the related Underlying Mortgaged Property and to other exceptions customarily provided for by prudent institutional lenders for similar loans.  The Underlying Mortgaged Property is also covered by comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Underlying Mortgaged Property, in an amount customarily required by prudent institutional lenders.  An architectural or engineering consultant has performed an analysis of the Underlying Mortgaged Properties located in seismic zone 3 or 4 in order to evaluate the structural and seismic condition of such property, for the sole purpose of assessing the probable maximum loss (“PML”) for the Underlying Mortgaged Property in the event of an earthquake.  In such instance, the PML was based on a 475 year lookback with a 10% probability of exceedance in a 50 year period.  If the resulting report concluded that the PML would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Underlying Mortgaged Property was obtained by an insurer rated at least A-:V by A.M. Best Company or “BBB-” (or the equivalent) from S&P and Fitch or “Baa3” (or the equivalent) from Moody’s.  If the Underlying Mortgaged Property is located in Florida or within 25 miles of the coast of Texas, Louisiana, Mississippi, Alabama, Georgia, North Carolina or South Carolina such Underlying Mortgaged Property is insured by windstorm insurance in an amount at least equal to the lesser of (i) the outstanding principal balance of such Underlying Mortgage Loan and (ii) 100% of the full insurable value, or 100% of the replacement cost, of the improvements located on the related Underlying Mortgaged Property.

(ff)           The insurance policies contain a standard Mortgagee clause naming the Mortgagee, its successors and assigns as loss payee, in the case of a property insurance policy, and additional insured in the case of a liability insurance policy and provide that they are not terminable without 30 days prior written notice to the Mortgagee (or, with respect to non-payment, 10 days prior written notice to the Mortgagee) or such lesser period as prescribed by applicable law.  Each Mortgage requires that the Mortgagor maintain insurance as described above or permits the Mortgagee to require insurance as described above, and permits the Mortgagee to purchase such insurance at the Mortgagor’s expense if Mortgagor fails to do so.

(gg)           There is no material and adverse environmental condition or circumstance affecting the Underlying Mortgaged Property; there is no material violation of any applicable Environmental Law with respect to the Underlying Mortgaged Property; neither Seller nor the Underlying Property Owner has taken any actions which would cause the Underlying Mortgaged Property not to be in compliance with all applicable Environmental Laws; the Underlying Mortgage Loan documents require the borrower to comply with all Environmental Laws; and each Mortgagor has agreed to indemnify the Mortgagee for any losses resulting from any material, adverse environmental condition or failure of the Mortgagor to abide by such Environmental Laws or has provided environmental insurance.

(hh)           No borrower under the Mezzanine Loan nor any Mortgagor under any Underlying Mortgage Loan is a debtor in any state or federal bankruptcy or insolvency proceeding.

(ii)           Each related Underlying Mortgaged Property was inspected by or on behalf of the related originator or an affiliate during the 12 month period prior to the related origination date.

(jj)           There are no material violations of any applicable zoning ordinances, building codes and land laws applicable to the Underlying Mortgaged Property or the use and occupancy thereof which (i) are not insured by an ALTA lender’s title insurance policy (or a binding commitment therefor), or its equivalent as adopted in the applicable jurisdiction, or a law and ordinance insurance policy or (ii) would have a material adverse effect on the value, operation or net operating income of the Underlying Mortgaged Property.  The Mezzanine Loan Documents and the Underlying Mortgage Loan documents require the Underlying Mortgaged Property to comply with all applicable laws and ordinances.

(kk)           None of the material improvements which were included for the purposes of determining the appraised value of any related Underlying Mortgaged Property at the time of the origination of the Mezzanine Loan or any related Underlying Mortgage Loan lies outside of the boundaries and building restriction lines of such property (except Underlying Mortgaged Properties which are legal non-conforming uses), to an extent which would have a material adverse affect on the value of the Underlying Mortgaged Property or the related Mortgagor’s use and operation of such Underlying Mortgaged Property (unless affirmatively covered by title insurance) and no improvements on adjoining properties encroached upon such Underlying Mortgaged Property to any material and adverse extent (unless affirmatively covered by title insurance).

(ll)           As of the Purchase Date for the related Purchased Asset, there was no pending action, suit or proceeding, or governmental investigation of which Seller, the Mezzanine Borrower or the Underlying Property Owner has received notice, against the Mortgagor or the related Underlying Mortgaged Property the adverse outcome of which could reasonably be expected to materially and adversely affect the Mezzanine Loan or the Underlying Mortgage Loan.

(mm)           The improvements located on the Underlying Mortgaged Property are either not located in a federally designated special flood hazard area or, if so located, the Mortgagor is required to maintain or the Mortgagee maintains, flood insurance with respect to such improvements and such policy is in full force and effect in an amount no less than the lesser of (i) the original principal balance of the Underlying Mortgage Loan, (ii) the value of such improvements on the related Underlying Mortgaged Property located in such flood hazard area or (iii) the maximum allowed under the related federal flood insurance program.

(nn)           Except for Mortgagors under Underlying Mortgage Loans the Underlying Mortgaged Property with respect to which includes a Ground Lease, the related Mortgagor (or its affiliate) has title in the fee simple interest in each related Underlying Mortgaged Property.

(oo)           The related Underlying Mortgaged Property is not encumbered, and none of the Mezzanine Loan Documents or any Underlying Mortgage Loan documents permits the related Underlying Mortgaged Property to be encumbered subsequent to the Purchase Date of the related Purchased Asset without the prior written consent of the holder thereof, by any lien securing the payment of money junior to or of equal priority with, or superior to, the lien of the related Mortgage (other than Title Exceptions, taxes, assessments and contested mechanics and materialmens liens that become payable after such Purchase Date).

(pp)           Each related Underlying Mortgaged Property constitutes one or more complete separate tax lots (or the related Mortgagor has covenanted to obtain separate tax lots and a Person has indemnified the Mortgagee for any loss suffered in connection therewith or an escrow of funds in an amount sufficient to pay taxes resulting from a breach thereof has been established) or is subject to an endorsement under the related title insurance policy.

(qq)           An appraisal of the related Underlying Mortgaged Property was conducted in connection with the origination of the Underlying Mortgage Loan; and such appraisal satisfied either (A) the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation, or (B) the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act or 1989, in either case as in effect on the date such Underlying Mortgage Loan was originated.

(rr)           The related Underlying Mortgaged Property is served by public utilities, water and sewer (or septic facilities) and otherwise appropriate for the use in which the Underlying Mortgaged Property is currently being utilized.

(ss)           With respect to each related Underlying Mortgaged Property consisting of a Ground Lease, Seller represents and warrants the following with respect to the related Ground Lease:

I.       Such Ground Lease or a memorandum thereof has been or will be duly recorded no later than 30 days after the Purchase Date of the related Purchased Asset and such Ground Lease permits the interest of the lessee thereunder to be encumbered by the related Mortgage or, if consent of the lessor thereunder is required, it has been obtained prior to the Purchase Date.

II.       Upon the foreclosure of the Underlying Mortgage Loan (or acceptance of a deed in lieu thereof), the Mortgagor’s interest in such Ground Lease is assignable to the Mortgagee under the leasehold estate and its assigns without the consent of the lessor thereunder (or, if any such consent is required, it has been obtained prior to the Purchase Date).

III.       Such Ground Lease may not be amended, modified, canceled or terminated without the prior written consent of the Mortgagee and any such action without such consent is not binding on the Mortgagee, its successors or assigns, except termination or cancellation if (i) an event of default occurs under the Ground Lease, (ii) notice thereof is provided to the Mortgagee and (iii) such default is curable by the Mortgagee as provided in the Ground Lease but remains uncured beyond the applicable cure period.

IV.       Such Ground Lease is in full force and effect, there is no material default under such Ground Lease, and there is no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default under such Ground Lease.

V.       The Ground Lease or ancillary agreement between the lessor and the lessee requires the lessor to give notice of any default by the lessee to the Mortgagee.  The Ground Lease or ancillary agreement further provides that no notice given is effective against the Mortgagee unless a copy has been given to the Mortgagee in a manner described in the Ground Lease or ancillary agreement.

VI.       The Ground Lease (i) is not subject to any liens or encumbrances superior to, or of equal priority with, the Mortgage, subject, however, to only the Title Exceptions or (ii) is subject to a subordination, non-disturbance and attornment agreement to which the Mortgagee on the lessor’s fee interest in the Underlying Mortgaged Property is subject.

VII.       A Mortgagee is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the Ground Lease) to cure any curable default under such Ground Lease before the lessor thereunder may terminate such Ground Lease.

VIII.                  Such Ground Lease has an original term (together with  any extension options, whether or not currently exercised, set forth therein all of which can be exercised by the Mortgagee if the Mortgagee acquires the lessee’s rights under the Ground Lease) that extends not less than 20 years beyond the stated maturity date.

IX.       Under the terms of such Ground Lease, any estoppel or consent letter received by the Mortgagee from the lessor, and the related Mortgage, taken together, any related insurance proceeds or condemnation award (other than in respect of a total or substantially total loss or taking) will be applied either to the repair or restoration of all or part of the related Underlying Mortgaged Property, with the Mortgagee or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment or defeasance of the outstanding principal balance of the Underlying Mortgage Loan, together with any accrued interest (except in cases where a different allocation would not be viewed as commercially unreasonable by any commercial mortgage lender, taking into account the relative duration of the Ground Lease and the related Mortgage and the ratio of the market value of the related Underlying Mortgaged Property to the outstanding principal balance of such Underlying Mortgage Loan).

X.       The Ground Lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by a prudent commercial lender.

XI.       The ground lessor under such Ground Lease is required to enter into a new lease upon termination of the Ground Lease for any reason, including the rejection of the Ground Lease in bankruptcy.

REPRESENTATIONS AND WARRANTIES
REGARDING EACH INDIVIDUAL PURCHASED ASSET
THAT IS A PARTICIPATION INTEREST IN A MEZZANINE LOAN

(a)           The Purchased Asset is a senior participation interest in a Mezzanine Loan (a “Mezzanine Participation”).

(b)           As of the Purchase Date, the Mezzanine Participation complies in all material respects with, or is exempt from, all requirements of federal, state or local law relating to the Mezzanine Participation.

(c)           Immediately prior to the sale, transfer and assignment to Buyer thereof, Seller had good and marketable title to, and was the sole owner and holder of, the Mezzanine Participation, and Seller is transferring the Mezzanine Participation free and clear of any and all liens, pledges, encumbrances, charges, security interests or any other ownership interests of any nature encumbering the Mezzanine Participation.  Upon consummation of the purchase contemplated to occur in respect of the Mezzanine Participation on the Purchase Date therefor, Seller will have validly and effectively conveyed to Buyer all legal and beneficial interest in and to the Mezzanine Participation free and clear of any pledge, lien, encumbrance or security interest.

(d)           No fraudulent acts were committed by Seller in connection with its acquisition or origination of the Mezzanine Participation nor were any fraudulent acts committed by any Person in connection with the origination of the Mezzanine Participation.

(e)           All information contained in the related Underwriting Package (or as otherwise provided to Buyer) in respect of the Mezzanine Participation is accurate and complete in all material respects.

(f)           Seller has full right, power and authority to sell and assign the Mezzanine Participation and the Mezzanine Participation has not been cancelled, satisfied or rescinded in whole or part nor has any instrument been executed that would effect a cancellation, satisfaction or rescission thereof.

(g)           Other than consents and approvals obtained as of the related Purchase Date, no consent or approval by any Person is required in connection with Seller’s sale and/or Buyer’s acquisition of the Mezzanine Participation, for Buyer’s exercise of any rights or remedies in respect of the Mezzanine Participation or for Buyer’s sale, pledge or other disposition of the Mezzanine Participation.  No third party holds any “right of first refusal”, “right of first negotiation”, “right of first offer”, purchase option, or other similar rights of any kind, and no other impediment exists to any such transfer or exercise of rights or remedies.

(h)           No consent, approval, authorization or order of, or registration or filing with, or notice to, any court or governmental agency or body having jurisdiction or regulatory authority is required for any transfer or assignment by the holder of the Mezzanine Participation.

(i)           Seller has delivered to Buyer or its designee the original promissory note, certificate or other similar indicia of ownership of the Mezzanine Participation, however denominated, together with an original assignment thereof, executed by Seller in blank, or, with respect to a participation interest, reissued in Buyer’s name (or such other name as designated by the Buyer).

(j)           No (i) monetary default, breach or violation exists with respect to any agreement or other document governing or pertaining to the Mezzanine Participation, (ii) material non-monetary default, breach or violation exists with respect to the Mezzanine Participation, or (iii) event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration.

(k)           The Mezzanine Participation has not been and shall not be deemed to be a Security within the meaning of the Securities Act of 1933, as amended or the Securities Exchange Act of 1934, as amended.

(l)           Seller has not received written notice of any outstanding liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind for which the holder of the Mezzanine Participation is or may become obligated.

(m)           No issuer of the Mezzanine Participation is a debtor in any state or federal bankruptcy or insolvency proceeding.

(n)           With respect to the Mezzanine Participation, except as set forth in the related documents delivered to Buyer, the terms of the related documents have not been waived, modified, altered, satisfied, impaired, canceled, subordinated or rescinded in any manner which materially interferes with the security intended to be provided by such documents and no such waiver, modification, alteration, satisfaction, impairment, cancellation, subordination or recission has occurred since the date upon which the due diligence file related to the Mezzanine Participation was delivered to Buyer or its designee.

(o)           With respect to the related Mezzanine Loan, the related Mezzanine Loan documents require the Mezzanine Borrower to provide the Mezzanine Lender with certain financial information at the times required under the related Mezzanine Loan documents.

(p)           The Mezzanine Loan is secured by a pledge of equity ownership interests in the related borrower under the Underlying Mortgage Loan or a direct or indirect owner of the related borrower.

(q)           As of the Purchase Date, the related Mezzanine Loan complies in all material respects with, or is exempt from, all requirements of federal, state or local law relating to the related Mezzanine Loan.

(r)           All information contained in the related Underwriting Package (or as otherwise provided to Buyer) in respect of the related Mezzanine Loan is accurate and complete in all material respects.

(s)           Except as included in the Underwriting Package, Seller is not a party to any document, instrument or agreement, and there is no document, that by its terms modifies or affects the rights and obligations of any holder of the Mezzanine Participation or the related Mezzanine Loan and Seller has not consented to any material change or waiver to any term or provision of any such document, instrument or agreement and no such change or waiver exists.

(t)           The related Mezzanine Loan is presently outstanding, the proceeds thereof have been fully and properly disbursed and, except for amounts held in escrow, there is no requirement for any future advances thereunder.

(u)           The Underlying Property Owner has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization, with requisite power and authority to own its assets and to transact the business in which it is now engaged, the sole purpose of the Underlying Property Owner under its organizational documents is to own, finance, sell or otherwise manage the Properties and to engage in any and all activities related or incidental thereto, and the Mortgaged Properties constitute the sole assets of the Underlying Property Owner.

(v)           The Underlying Property Owner has good and marketable title to the Underlying Mortgaged Property, no claims under the title policies insuring the Underlying Property Owner’s title to the Properties have been made, and the Underlying Property Owner has not received any written notice regarding any material violation of any easement, restrictive covenant or similar instrument affecting the Underlying Mortgaged Property.

(w)           The representations and warranties made by the borrower (the “Mezzanine Borrower”) in the Mezzanine Loan Documents were true and correct in all material respects as of the date such representations and warranties were stated to be true therein, and there has been no adverse change with respect to the Mezzanine Loan, the Mezzanine Borrower, the Underlying Mortgaged Property or the Underlying Property Owner that would render any such representation or warranty not true or correct in any material respect as of the Purchase Date.

(x)           The Mezzanine Loan Documents provide for the acceleration of the payment of the unpaid principal balance of the Mezzanine Loan if (i) the related borrower voluntarily transfers or encumbers all or any portion of any related Mezzanine Collateral, or (ii) any direct or indirect interest in the related borrower is voluntarily transferred or assigned, other than, in each case, as permitted under the terms and conditions of the related loan documents.

(y)           Pursuant to the terms of the Mezzanine Loan Documents: (a) no material terms of any related Mortgage may be waived, canceled, subordinated or modified in any material respect and no material portion of such Mortgage or the Underlying Mortgaged Property may be released without the consent of the holder of the Mezzanine Loan; (b) no material action may be taken by the Underlying Property Owner with respect to the Underlying Mortgaged Property without the consent of the holder of the Mezzanine Loan; (c) the holder of the Mezzanine Loan is entitled to approve the budget of the Underlying Property Owner as it relates to the Underlying Mortgaged Property; and (d) the holder of the Mezzanine Loan’s consent is required prior to the Underlying Property Owner incurring any additional indebtedness.

(z)           There is no (i) monetary default, breach or violation with respect to such Mezzanine Loan, the Underlying Mortgage Loan or any other obligation of the owner of the Underlying Mortgaged Property (the “Underlying Property Owner”), (ii) material non-monetary default, breach or violation with respect to such Mezzanine Loan, the Underlying Mortgage Loan or any other obligation of the Underlying Property Owner or (iii) event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration.

(aa)           No default or event of default has occurred under any agreement pertaining to any lien or other interest that ranks pari passu with or senior to the interests of the Mezzanine Participation or the holder of the related Mezzanine Loan or with respect to any Underlying Mortgage Loan or other indebtedness in respect of the related Underlying Mortgaged Property and there is no provision in any agreement related to any such lien, interest or loan which would provide for any increase in the principal amount of any such lien, other interest or loan.

(bb)           Seller’s security interest in the Mezzanine Loan is covered by a UCC-9 insurance policy (the “UCC-9 Policy”) in the maximum principal amount of the Mezzanine Loan insuring that the related pledge is a valid first priority lien on the collateral pledged in respect of such Mezzanine Loan (the “Mezzanine Collateral”), subject only to the exceptions stated therein (or a pro forma title policy or marked up title insurance commitment on which the required premium has been paid exists which evidences that such UCC-9 Policy will be issued), such UCC-9 Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, no material claims have been made thereunder and no claims have been paid thereunder, Seller has not done, by act or omission, anything that would materially impair the coverage under the UCC-9 Policy and as of the Purchase Date, the UCC-9 Policy (or, if it has yet to be issued, the coverage to be provided thereby) will inure to the benefit of Buyer without the consent of or notice to the insurer.

(cc)           The Mezzanine Loan, and each party involved in the origination of the Mezzanine Loan, complied as of the date of origination with, or was exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury.

(dd)           Seller has not received any written notice that the Mezzanine Loan may be subject to reduction or disallowance for any reason, including without limitation, any setoff, right of recoupment, defense, counterclaim or impairment of any kind.

(ee)           Seller has no obligation to make loans to, make guarantees on behalf of, or otherwise extend credit to, or make any of the foregoing for the benefit of, the Mezzanine Borrower or any other person under or in connection with the Mezzanine Loan.

(ff)           The servicing and collection practices used by the servicer of the Mezzanine Loan, and the origination practices of the related originator, have been in all respects legal, proper and prudent and have met customary industry standards by prudent institutional commercial mezzanine lenders and mezzanine loan servicers except to the extent that, in connection with its origination, such standards were modified as reflected in the documentation delivered to Buyer.

(gg)           If applicable, the ground lessor consented to and acknowledged that (i) the Mezzanine Loan is permitted / approved, (ii) any foreclosure of the Mezzanine Loan and related change in ownership of the ground lessee will not require the consent of the ground lessor or constitute a default under the ground lease, (iii) copies of default notices would be sent to Mezzanine Lender and (iv) it would accept cure from Mezzanine Lender on behalf of the ground lessee.

(hh)           To the extent the Buyer was granted a security interest with respect to the Mezzanine Loan, such interest (i) was given for due consideration, (ii) has attached, (iii) is perfected, (iv) is a first priority Lien, and (v) has been appropriately assigned to the Buyer by the Underlying Property Owner.

(ii)           Seller has not received written notice of any outstanding liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind for which the holder of such Mezzanine Loan is or may become obligated.

(jj)           Seller has not advanced funds, or knowingly received any advance of funds from a party other than the borrower relating to such Mezzanine Loan, directly or indirectly, for the payment of any amount required by such Mezzanine Loan.

(kk)           All real estate taxes and governmental assessments, or installments thereof, which would be a lien on any related Underlying Mortgaged Property and that prior to the Purchase Date for the related Purchased Asset have become delinquent in respect of such Underlying Mortgaged Property have been paid, or an escrow of funds in an amount sufficient to cover such payments has been established.  For purposes of this representation and warranty, real estate taxes and governmental assessments and installments thereof shall not be considered delinquent until the earlier of (a) the date on which interest and/or penalties would first be payable thereon and (b) the date on which enforcement action is entitled to be taken by the related taxing authority.

(ll)           As of the Purchase Date for the related Purchased Asset, each related Underlying Mortgaged Property was free and clear of any material damage (other than deferred maintenance for which escrows were established at origination) that would affect materially and adversely the value of such Underlying Mortgaged Property as security for the related Underlying Mortgage Loan and there was no proceeding pending or, based solely upon the delivery of written notice thereof from the appropriate condemning authority, threatened for the total or partial condemnation of such Underlying Mortgaged Property.

(mm)           As of the date of origination of the Mezzanine Loan, all insurance coverage required under the Mezzanine Loan Documents and/or any Mortgage Loan related to the Underlying Mortgaged Property, which insurance covered such risks as were customarily acceptable to prudent commercial and multifamily mortgage lending institutions lending on the security of property comparable to the related Underlying Mortgaged Property in the jurisdiction in which such Underlying Mortgaged Property is located, and with respect to a fire and extended perils insurance policy, is in an amount (subject to a customary deductible) at least equal to the lesser of (i) the replacement cost of improvements located on such Underlying Mortgaged Property, or (ii) the outstanding principal balance of the Underlying Mortgage Loan, and in any event, the amount necessary to prevent operation of any co-insurance provisions; and, except if such Underlying Mortgaged Property is operated as a mobile home park, is also covered by business interruption or rental loss insurance, in an amount at least equal to 12 months of operations of the related Underlying Mortgaged Property, all of which was in full force and effect with respect to each related Underlying Mortgaged Property; and, as of the Purchase Date for the related Purchased Asset, all insurance coverage required under the Mezzanine Loan Documents and/or any Underlying Mortgage Loan related to the Underlying Mortgaged Property, which insurance covers such risks and is in such amounts as are customarily acceptable to prudent commercial and multifamily mortgage lending institutions lending on the security of property comparable to the related Underlying Mortgaged Property in the jurisdiction in which such Underlying Mortgaged Property is located, is in full force and effect with respect to each related Underlying Mortgaged Property; all premiums due and payable through the Purchase Date for the related Purchased Asset have been paid; and no notice of termination or cancellation with respect to any such insurance policy has been received by Seller; and except for certain amounts not greater than amounts which would be considered prudent by an institutional commercial and/or multifamily mortgage lender with respect to a similar mortgage loan and which are set forth in the Mezzanine Loan Documents and/or any Underlying Mortgage Loan related to the Underlying Mortgaged Property, any insurance proceeds in respect of a casualty loss, will be applied either (i) to the repair or restoration of all or part of the related Underlying Mortgaged Property or (ii) the reduction of the outstanding principal balance of the Underlying Mortgage Loan, subject in either case to requirements with respect to leases at the related Underlying Mortgaged Property and to other exceptions customarily provided for by prudent institutional lenders for similar loans.  The Underlying Mortgaged Property is also covered by comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Underlying Mortgaged Property, in an amount customarily required by prudent institutional lenders.  An architectural or engineering consultant has performed an analysis of the Underlying Mortgaged Properties located in seismic zone 3 or 4 in order to evaluate the structural and seismic condition of such property, for the sole purpose of assessing the probable maximum loss (“PML”) for the Underlying Mortgaged Property in the event of an earthquake.  In such instance, the PML was based on a 475 year lookback with a 10% probability of exceedance in a 50 year period.  If the resulting report concluded that the PML would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Underlying Mortgaged Property was obtained by an insurer rated at least A-:V by A.M. Best Company or “BBB-” (or the equivalent) from S&P and Fitch or “Baa3” (or the equivalent) from Moody’s.  If the Underlying Mortgaged Property is located in Florida or within 25 miles of the coast of Texas, Louisiana, Mississippi, Alabama, Georgia, North Carolina or South Carolina such Underlying Mortgaged Property is insured by windstorm insurance in an amount at least equal to the lesser of (i) the outstanding principal balance of such Underlying Mortgage Loan and (ii) 100% of the full insurable value, or 100% of the replacement cost, of the improvements located on the related Underlying Mortgaged Property.

(nn)           The insurance policies contain a standard Mortgagee clause naming the Mortgagee, its successors and assigns as loss payee, in the case of a property insurance policy, and additional insured in the case of a liability insurance policy and provide that they are not terminable without 30 days prior written notice to the Mortgagee (or, with respect to non-payment, 10 days prior written notice to the Mortgagee) or such lesser period as prescribed by applicable law.  Each Mortgage requires that the Mortgagor maintain insurance as described above or permits the Mortgagee to require insurance as described above, and permits the Mortgagee to purchase such insurance at the Mortgagor’s expense if Mortgagor fails to do so.

(oo)           There is no material and adverse environmental condition or circumstance affecting the Underlying Mortgaged Property; there is no material violation of any applicable Environmental Law with respect to the Underlying Mortgaged Property; neither Seller nor the Underlying Property Owner has taken any actions which would cause the Underlying Mortgaged Property not to be in compliance with all applicable Environmental Laws; the Underlying Mortgage Loan documents require the borrower to comply with all Environmental Laws; and each Mortgagor has agreed to indemnify the Mortgagee for any losses resulting from any material, adverse environmental condition or failure of the Mortgagor to abide by such Environmental Laws or has provided environmental insurance.

(pp)           No borrower under the Mezzanine Loan nor any Mortgagor under any Underlying Mortgage Loan is a debtor in any state or federal bankruptcy or insolvency proceeding.

(qq)           Each related Underlying Mortgaged Property was inspected by or on behalf of the related originator or an affiliate during the 12 month period prior to the related origination date.

(rr)           There are no material violations of any applicable zoning ordinances, building codes and land laws applicable to the Underlying Mortgaged Property or the use and occupancy thereof which (i) are not insured by an ALTA lender’s title insurance policy (or a binding commitment therefor), or its equivalent as adopted in the applicable jurisdiction, or a law and ordinance insurance policy or (ii) would have a material adverse effect on the value, operation or net operating income of the Underlying Mortgaged Property.  The Mezzanine Loan Documents and the Underlying Mortgage Loan documents require the Underlying Mortgaged Property to comply with all applicable laws and ordinances.

(ss)           None of the material improvements which were included for the purposes of determining the appraised value of any related Underlying Mortgaged Property at the time of the origination of the Mezzanine Loan or any related Underlying Mortgage Loan lies outside of the boundaries and building restriction lines of such property (except Underlying Mortgaged Properties which are legal non-conforming uses), to an extent which would have a material adverse affect on the value of the Underlying Mortgaged Property or the related Mortgagor’s use and operation of such Underlying Mortgaged Property (unless affirmatively covered by title insurance) and no improvements on adjoining properties encroached upon such Underlying Mortgaged Property to any material and adverse extent (unless affirmatively covered by title insurance).

(tt)           As of the Purchase Date for the related Purchased Asset, there was no pending action, suit or proceeding, or governmental investigation of which Seller, the Mezzanine Borrower or the Underlying Property Owner has received notice, against the Mortgagor or the related Underlying Mortgaged Property the adverse outcome of which could reasonably be expected to materially and adversely affect the Mezzanine Loan or the Underlying Mortgage Loan.

(uu)           The improvements located on the Underlying Mortgaged Property are either not located in a federally designated special flood hazard area or, if so located, the Mortgagor is required to maintain or the Mortgagee maintains, flood insurance with respect to such improvements and such policy is in full force and effect in an amount no less than the lesser of (i) the original principal balance of the Underlying Mortgage Loan, (ii) the value of such improvements on the related Underlying Mortgaged Property located in such flood hazard area or (iii) the maximum allowed under the related federal flood insurance program.

(vv)           With respect to each related Underlying Mortgage Loan, except for Mortgagors under Underlying Mortgage Loans, the Underlying Mortgaged Property with respect to which includes a Ground Lease, the related lessor (or its affiliate) has title in the fee simple interest in each related Underlying Mortgaged Property.

(ww)           The related Underlying Mortgaged Property is not encumbered, and none of the Mezzanine Loan Documents or any Underlying Mortgage Loan documents permits the related Underlying Mortgaged Property to be encumbered subsequent to the Purchase Date of the related Purchased Asset without the prior written consent of the holder thereof, by any lien securing the payment of money junior to or of equal priority with, or superior to, the lien of the related Mortgage (other than Title Exceptions, taxes, assessments and contested mechanics and materialmens liens that become payable after such Purchase Date).

(xx)           Each related Underlying Mortgaged Property constitutes one or more complete separate tax lots (or the related Mortgagor has covenanted to obtain separate tax lots and a Person has indemnified the Mortgagee for any loss suffered in connection therewith or an escrow of funds in an amount sufficient to pay taxes resulting from a breach thereof has been established) or is subject to an endorsement under the related title insurance policy.

(yy)           An appraisal of the related Underlying Mortgaged Property was conducted in connection with the origination of the Underlying Mortgage Loan; and such appraisal satisfied either (A) the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation, or (B) the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act or 1989, in either case as in effect on the date such Underlying Mortgage Loan was originated.

(zz)           The related Underlying Mortgaged Property is served by public utilities, water and sewer (or septic facilities) and otherwise appropriate for the use in which the Underlying Mortgaged Property is currently being utilized.

(aaa)           With respect to each related Underlying Mortgaged Property consisting of a Ground Lease, Seller represents and warrants the following with respect to the related Ground Lease:

I.       Such Ground Lease or a memorandum thereof has been or will be duly recorded no later than 30 days after the Purchase Date of the related Purchased Asset and such Ground Lease permits the interest of the lessee thereunder to be encumbered by the related Mortgage or, if consent of the lessor thereunder is required, it has been obtained prior to the Purchase Date.

II.       Upon the foreclosure of the Underlying Mortgage Loan (or acceptance of a deed in lieu thereof), the Mortgagor’s interest in such Ground Lease is assignable to the Mortgagee under the leasehold estate and its assigns without the consent of the lessor thereunder (or, if any such consent is required, it has been obtained prior to the Purchase Date).

III.       Such Ground Lease may not be amended, modified, canceled or terminated without the prior written consent of the Mortgagee and any such action without such consent is not binding on the Mortgagee, its successors or assigns, except termination or cancellation if (i) an event of default occurs under the Ground Lease, (ii) notice thereof is provided to the Mortgagee and (iii) such default is curable by the Mortgagee as provided in the Ground Lease but remains uncured beyond the applicable cure period.

IV.       Such Ground Lease is in full force and effect, there is no material default under such Ground Lease, and there is no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default under such Ground Lease.

V.       The Ground Lease or ancillary agreement between the lessor and the lessee requires the lessor to give notice of any default by the lessee to the Mortgagee.  The Ground Lease or ancillary agreement further provides that no notice given is effective against the Mortgagee unless a copy has been given to the Mortgagee in a manner described in the Ground Lease or ancillary agreement.

VI.       The Ground Lease (i) is not subject to any liens or encumbrances superior to, or of equal priority with, the Mortgage, subject, however, to only the Title Exceptions or (ii) is subject to a subordination, non-disturbance and attornment agreement to which the Mortgagee on the lessor’s fee interest in the Underlying Mortgaged Property is subject.

VII.       A Mortgagee is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the Ground Lease) to cure any curable default under such Ground Lease before the lessor thereunder may terminate such Ground Lease.

VIII.                  Such Ground Lease has an original term (together with  any extension options, whether or not currently exercised, set forth therein all of which can be exercised by the Mortgagee if the Mortgagee acquires the lessee’s rights under the Ground Lease) that extends not less than 20 years beyond the stated maturity date.

IX.       Under the terms of such Ground Lease, any estoppel or consent letter received by the Mortgagee from the lessor, and the related Mortgage, taken together, any related insurance proceeds or condemnation award (other than in respect of a total or substantially total loss or taking) will be applied either to the repair or restoration of all or part of the related Underlying Mortgaged Property, with the Mortgagee or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment or defeasance of the outstanding principal balance of the Underlying Mortgage Loan, together with any accrued interest (except in cases where a different allocation would not be viewed as commercially unreasonable by any commercial mortgage lender, taking into account the relative duration of the Ground Lease and the related Mortgage and the ratio of the market value of the related Underlying Mortgaged Property to the outstanding principal balance of such Underlying Mortgage Loan).

X.       The Ground Lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by a prudent commercial lender

XI.       The ground lessor under such Ground Lease is required to enter into a new lease upon termination of the Ground Lease for any reason, including the rejection of the Ground Lease in bankruptcy.

REPRESENTATIONS AND WARRANTIES
REGARDING EACH INDIVIDUAL PURCHASED ASSET
THAT IS A CERTIFICATED MEMBERSHIP INTEREST

(a)           Immediately prior to the sale, transfer and assignment to Buyer thereof, Seller had good and marketable title to, and was the sole owner and holder of, such Certificated Membership Interest, and Seller is transferring such Certificated Membership Interest free and clear of any and all liens, pledges, encumbrances, charges, security interests or any other ownership interests of any nature encumbering such Certificated Membership Interest.

(b)           Seller has full right, power and authority to sell and assign such Certificated Membership Interest and such Certificated Membership Interest has not been cancelled, satisfied or rescinded in whole or part nor has any instrument been executed that would effect a cancellation, satisfaction or rescission thereof.

(c)           Other than consents and approvals obtained as of the related Purchase Date or those already granted in the related documents governing such Certificated Membership Interest, no consent or approval by any Person is required in connection with Buyer’s acquisition of such Certificated Membership Interest, for Buyer’s exercise of any rights or remedies in respect of such Certificated Membership Interest or for Buyer’s sale or other disposition of such Certificated Membership Interest.  No third party holds any “right of first refusal”, “right of first negotiation”, “right of first offer”, purchase option, or other similar rights of any kind, and no other impediment exists to any such transfer or exercise of rights or remedies.

(d)           Upon consummation of the purchase contemplated to occur in respect of such Certificated Membership Interest on the Purchase Date therefor, Seller will have validly and effectively conveyed to Buyer all legal and beneficial interest in and to such Certificated Membership Interest free and clear of any and all liens, pledges, encumbrances, charges, security interests or any other ownership interests of any nature.

(e)           The Certificated Membership Interest is evidenced by a physical membership certificate and Seller has delivered to Buyer or its designee such physical certificate, along with any and all certificates and assignments necessary to transfer such certificate under the issuing documents of such Certificated Membership Interest.

(h)           All information contained in the related Purchased Asset File (or as otherwise provided to Buyer) in respect of such Certificated Membership Interest is accurate and complete in all material respects.

(i)           To the knowledge of Seller, as of the date of its issuance, such Certificated Membership Interest complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the issuance thereof including, without limitation, any registration requirements of the Securities Act of 1933, as amended.

(j)           Except as included in the Purchased Asset File, there is no document that by its terms modifies or affects the rights and obligations of the holder of such Certificated Membership Interest or any other agreement relating to the Certificated Membership Interest and, since issuance, there has been no material change or waiver to any term or provision of any such document, instrument or agreement.

(k)           There is no (i) monetary default, breach or violation exists with respect to any agreement or document governing or pertaining to such Certificated Membership Interest, (ii) material non-monetary default, breach or violation exists with respect to any such agreement or other document governing or pertaining to such Certificated Membership Interest, or (iii) event that, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration under such documents and agreements.

(l)           No consent, approval, authorization or order of, or registration or filing with, or notice to, any court or governmental agency or body having jurisdiction or regulatory authority over Seller is required for any transfer or assignment of such Certificated Membership Interest.

(n)           Seller has not received written notice of any outstanding liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind for which the holder of such Certificated Membership Interest is or may become obligated.

(p)           No fraudulent acts were committed by Seller in connection with its acquisition of such Certificated Membership Interest.

EXHIBIT VII

ASSET INFORMATION

Loan ID #:
Borrower Name:
Borrower Address:
Borrower City:
Borrower State:
Borrower Zip Code:
Recourse?
Guaranteed?
Related Borrower Name(s):
Original Principal Balance:
Note Date:
Loan Date:
Loan Type (e.g. fixed/arm):
Current Principal Balance:
Current Interest Rate (per annum):
Paid to date:
Annual P&I:
Next Payment due date:
Index (complete whether fixed or arm):
Gross Spread/Margin (complete whether fixed or arm):
Life Cap:
Life Floor:
Periodic Cap:
Periodic Floor:
Rounding Factor:
Lookback (in days):
Interest Calculation Method (e.g., Actual/360):
Interest rate adjustment frequency:
P&I payment frequency:
First P&I payment due:
First interest rate adjustment date:
First payment adjustment date:
Next interest rate adjustment date:
Next payment adjustment date:
Conversion Date:
Converted Interest Rate Index:
Converted Interest Rate Spread:
Maturity date:
Loan term:
Amortization term:

ASSET INFORMATION (continued)
Hyper-Amortization Flag:
Hyper-Amortization Term:
Hyper-Amortization Rate Increase:
Balloon Amount:
Balloon LTV:
Prepayment Penalty Flag:
Prepayment Penalty Text:
Lockout Period:
Lien Position:
Fee/Leasehold:
Ground Lease Expiration Date:
CTL (Yes/No):
CTL Rating (Moody’s):
CTL Rating (Duff):
CTL Rating (S&P):
CTL Rating (Fitch):
Lease Guarantor:
CTL Lease Type (NNN, NN, Bondable):
Property Name:
Property Address:
Property City:
Property Zip Code:
Property Type (General):
Property Type (Specific):
Cross-collateralized (Yes/No)*:
Property Size:
Year built:
Year renovated:
Actual Average Occupancy:
Occupancy Rent Roll Date:
Underwritten Average Occupancy:
Largest Tenant:
Largest Tenant SF:
Largest Tenant Lease Expiration:
2nd Largest Tenant:
2nd Largest Tenant SF:
2nd Largest Tenant Lease Expiration:
3rd Largest Tenant:
3rd Largest Tenant SF:
3rd Largest Tenant Lease Expiration:
Underwritten Average Rental Rate/ADR:

______________________

* If yes, give property information on each property covered and in aggregate as appropriate.  Loan ID’s should be denoted with a suffix letter to signify loans/collateral.

ASSET INFORMATION (continued)
Underwritten Vacancy/Credit Loss:
Underwritten Other Income:
Underwritten Total Revenues:
Underwritten Replacement Reserves:
Underwritten Management Fees:
Underwritten Franchise Fees:
Underwritten Total Expenses:
Underwritten Leasing Commissions:
Underwritten Tenant Improvement Costs:
Underwritten NOI:
Underwritten NCF:
Underwritten Debt Service Constant:
Underwritten DSCR at NOI:
Underwritten DSCR at NCF:
Underwritten NOI Period End Date:
Hotel Franchise:
Hotel Franchise Expiration Date:
Appraiser Name:
Appraised Value:
Appraisal Date:
Appraisal Cap Rate:
Appraisal Discount Rate:
Underwritten LTV:
Environmental Report Preparer:
Environmental Report Date:
Environmental Report Issues:
Architectural and Engineering Report Preparer:
Architectural and Engineering Report Date:
Deferred Maintenance Amount:
Ongoing Replacement Reserve Requirement per A&E Report:
Immediate Repairs Escrow % (e.g. [___]%):
Replacement Reserve Annual Deposit:
Replacement Reserve Balance:
Tenant Improvement/Leasing Commission Annual Deposits:
Tenant Improvement/Leasing Commission Balance:
Taxes paid through date:
Monthly Tax Escrow:
Tax Escrow Balance:
Insurance paid through date:
Monthly Insurance Escrow:
Insurance Escrow Balance:
Reserve/Escrow Balance as of Date:
Probable Maximum Loss %:
Covered by Earthquake Insurance (Yes/No):
Number of times 30 days late in last 12 months:

ASSET INFORMATION (continued)
Number of times 60 days late in last 12 months:
Number of times 90 days late in last 12 months:
Servicing Fee:
Notes:

EXHIBIT VIII

ADVANCE PROCEDURES

(a)           Submission of Due Diligence Package.  With respect to any Asset other than a Scheduled Asset, no less than fifteen (15) Business Days prior to the proposed Purchase Date, Seller shall deliver to Buyer a due diligence package for Buyer’s review and approval, which shall contain the following items (the “Due Diligence Package”):

1.	Delivery of Purchased Asset Documents. With respect to a New Asset that is a Pre-Existing Asset, each of the Purchased Asset Documents.

2.
Transaction-Specific Due Diligence Materials.  With respect to any New Asset, a summary memorandum outlining the proposed transaction, including potential transaction benefits and all material underwriting risks, all Underwriting Issues and all other characteristics of the proposed transaction that a reasonable buyer would consider material, together with the following due diligence information relating to the New Asset:

A.	With respect to each Eligible Asset that is an Eligible Loan,

(i)       the Asset Information and, if available, maps and photos;

(ii)       a current rent roll and roll over schedule, if applicable;

(iii)       a cash flow pro-forma, plus historical information, if available;

(iv)       copies of appraisal, environmental, engineering and any other third-party reports; provided, that, if same are not available to Seller at the time of Seller’s submission of the Due Diligence Package to Buyer, Seller shall deliver such items to Buyer promptly upon Seller’s receipt of such items;

(v)       a description of the underlying real estate directly or indirectly securing or supporting such Purchased Asset and the ownership structure of the borrower and the sponsor (including, without limitation, the board of directors, if applicable) and, to the extent that real property does not secure such Eligible Loan, the related collateral securing such Eligible Loan, if any;

(vi)       indicative debt service coverage ratios;

(vii)       indicative loan-to-value ratios;

(viii)                  a term sheet outlining the transaction generally;

(ix)       a description of the Mortgagor, including experience with other projects (real estate owned), its ownership structure and financial statements;

(x)       a description of Seller’s relationship with the Mortgagor, if any;

(xi)       copies of documents evidencing such New Asset, or current drafts thereof, including, without limitation, underlying debt and security documents, guaranties, the underlying borrower’s and guarantor’s organizational documents, warrant agreements, and loan and collateral pledge agreements, as applicable, provided that, if same are not available to Seller at the time of Seller’s submission of the Due Diligence Package to Buyer, Seller shall deliver such items to Buyer promptly upon Seller’s receipt of such items;

(xii)       in the case of Subordinate Eligible Assets, all information described in this section 2(A) that would otherwise be provided for the Underlying Mortgage Loan if it were an Eligible Asset, and in addition, all documentation evidencing such Subordinate Eligible Asset; and

(xiii)                  any exceptions to the representations and warranties set forth in Exhibit VI to this Agreement.

B.	With respect to each Eligible Asset that is CMBS,

(i)       the related prospectus or offering circular;

(ii)       all structural and collateral term sheets and all other computational or other similar materials provided to Seller in connection with its acquisition of such CMBS;

(iii)       all distribution date statements issued in respect thereof during the immediately preceding 12 months (or, if less, since the date such CMBS was issued);

(iv)       all monthly CMSA reporting packages issued in respect of such CMBS during the immediately preceding 12 months (or, if less, since the date such CMBS was issued);

(v)       all Rating Agency pre-sale reports;

(vi)       all asset summaries and any other due diligence materials, including, without limitation, reports prepared by third parties, provided to Seller in connection with its acquisition of such CMBS; and

(vii)       the related pooling and servicing agreement.

3.
Environmental and Engineering.  A “Phase 1” (and, if requested by Buyer, “Phase 2”) environmental report, an asbestos survey, if applicable, and an engineering report, each in form reasonably satisfactory to Buyer, by an engineer or environmental consultant reasonably approved by Buyer.

4.
Credit Memorandum.  A credit memorandum, asset summary or other similar document that details cash flow underwriting, historical operating numbers, underwriting footnotes, rent roll and lease rollover schedule.

5.
Appraisal.  Either an appraisal approved by Buyer or a Draft Appraisal, each by an MAI appraiser, if applicable.  If Buyer receives only a Draft Appraisal prior to entering into a Transaction, Seller shall deliver an appraisal approved by Buyer by an MAI appraiser on or before ten (10) calendar days after the Purchase Date.  The related appraisal shall (i) be dated less than twelve (12) months prior to the proposed financing date and (ii) not be ordered by the related borrower or an Affiliate of the related borrower.

6.
Opinions of Counsel.  An opinion to Seller and its successors and assigns from counsel to the underlying obligor on the underlying loan transaction, as applicable, as to enforceability of the loan documents governing such transaction and such other matters as Buyer shall require (including, without limitation, opinions as to due formation, authority, choice of law and perfection of security interests).

7.
Additional Real Estate Matters.  To the extent obtained by Seller from the Mortgagor or the underlying obligor relating to any Eligible Asset at the origination of the Eligible Asset, such other real estate related certificates and documentation as may have been requested by Buyer, such as abstracts of all leases in effect at the real property relating to such Eligible Asset.

8.	Other Documents. Any other documents as Buyer or its counsel shall reasonably deem necessary.

(b)           Submission of Legal Documents.  With respect to a New Asset that is an Originated Asset, no less than seven (7) calendar days prior to the proposed Purchase Date, Seller shall deliver, or cause to be delivered, to counsel for Buyer the following items, where applicable:

1.	Copies of all draft Purchased Asset Documents in substantially final form, blacklined against the approved form Purchased Asset Documents.

2.
Certificates or other evidence of insurance demonstrating insurance coverage in respect of the underlying real estate directly or indirectly securing or supporting such Purchased Asset of types, in amounts, with insurers and otherwise in compliance with the terms, provisions and conditions set forth in the Purchased Asset Documents.  Such certificates or other evidence shall indicate that Seller (or, as to Subordinate Eligible Assets, the lead lender on the whole loan in which Seller is a participant or holder of a note or has an equity interest in the Mortgagor, as applicable), will be named as an additional insured as its interest may appear and shall contain a loss payee endorsement in favor of such additional insured with respect to the policies required to be maintained under the Purchased Asset Documents.

3.	All surveys of the underlying real estate directly or indirectly securing or supporting such Purchased Asset that are in Seller’s possession.

4.
As reasonably requested by Buyer, satisfactory reports of UCC, tax lien, judgment and litigation searches and title updates conducted by search firms and/or title companies reasonably acceptable to Buyer with respect to the Eligible Loan, underlying real estate directly or indirectly securing or supporting such Eligible Loan, Seller and Mortgagor, such searches to be conducted in each location Buyer shall reasonably designate.

5.
An unconditional commitment to issue a Title Policy in favor of Buyer and Buyer’s successors and/or assigns with respect to Buyer’s interest in the related real property and insuring the assignment of the Eligible Asset to Buyer, with an amount of insurance that shall be not less than the maximum principal amount of the Eligible Asset (taking into account the proposed Advance), or an endorsement or confirmatory letter from the title insurance company that issued the existing title insurance policy, in favor of Buyer and Buyer’s successors and/or assigns, that amends the existing title insurance policy by stating that the amount of the insurance is not less than the maximum principal amount of the Eligible Asset (taking into account the proposed Advance).

6.	Certificates of occupancy and letters certifying that the property is in compliance with all applicable zoning laws, each issued by the appropriate Governmental Authority.

(c)           Approval of Eligible Asset.  Conditioned upon the timely and satisfactory completion of Seller’s requirements in clauses (a) through (c) above, Buyer shall, no less than five (5) calendar days prior to the proposed Purchase Date (1) notify Seller in writing (which may take the form of electronic mail format) that Buyer has not approved the proposed Eligible Asset as a Purchased Asset or (2) notify Seller in writing (which may take the form of electronic mail format) that Buyer has approved the proposed Eligible Asset as a Purchased Asset.  Buyer’s failure to respond to Seller on or prior to five (5) calendar days prior to the proposed Purchase Date, shall be deemed to be a denial of Seller’s request that Buyer approve the proposed Eligible Loan, unless Buyer and Seller has agreed otherwise in writing.

(d)           Assignment Documents.  No less than two (2) business days prior to the proposed Purchase Date, Seller shall have executed and delivered to Buyer, in form and substance reasonably satisfactory to Buyer and its counsel, all applicable assignment documents assigning to Buyer the proposed Eligible Asset (and in any Hedging Transactions held by Seller with respect thereto) that shall be subject to no liens except as expressly permitted by Buyer.  Each of the assignment documents shall contain such representations and warranties in writing concerning the proposed Eligible Asset and such other terms as shall be satisfactory to Buyer in its sole discretion.

EXHIBIT IX

FORM OF BAILEE LETTER

_______________ __, 20__

____________________
____________________
____________________

Re:	Bailee Agreement (the “Bailee Agreement”) in connection with the pledge by [Insert Name of Applicable Seller] (“Seller”) to Morgan Stanley Asset Funding Inc. (“Buyer”)

Ladies and Gentlemen:

In consideration of the mutual promises set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller, Buyer and [  ] (the “Bailee”) hereby agree as follows:

(a)           Seller shall deliver to the Bailee in connection with any Purchased Assets delivered to the Bailee hereunder an Identification Certificate in the form of Attachment 1 attached hereto to which shall be attached a Purchased Asset Schedule identifying which Purchased Assets are being delivered to the Bailee hereunder.  Such Purchased Asset Schedule shall contain the following fields of information:  (a) the loan identifying number; (b) the Purchased Asset obligor’s name; (c) the street address, city, state and zip code for the applicable real property; (d) the original balance; and (e) the current principal balance if different from the original balance.

(b)           On or prior to the date indicated on the Custodial Identification Certificate delivered by Seller (the “Funding Date”), Seller shall have delivered to the Bailee, as bailee for hire, the original documents set forth on Schedule A attached hereto (collectively, the “Purchased Asset File”) for each of the Purchased Assets (each a “Purchased Asset” and collectively, the “Purchased Assets”) listed in Exhibit A to Attachment 1 attached hereto (the “Purchased Asset Schedule”).

(c)           The Bailee shall issue and deliver to Buyer and Deutsche Bank National Trust Company (the “Custodian”) on or prior to the Funding Date by facsimile (a) in the name of Buyer, an initial trust receipt and certification in the form of Attachment 2 attached hereto (the “Bailee’s Trust Receipt and Certification”) which Bailee’s Trust Receipt and Certification shall state that the Bailee has received the documents comprising the Purchased Asset File as set forth in the Custodial Identification Certificate (as defined in that certain Amended and Restated Custodial Agreement, dated as of March 31, 2011, among Seller, Buyer and Custodian, in addition to such other documents required to be delivered to Buyer and/or Custodian pursuant to the Amended and Restated Master Repurchase Agreement, dated as of March 31, 2011, between Seller and Buyer (the “Repurchase Agreement”).

(d)           On the applicable Funding Date, in the event that Buyer fails to purchase from Seller the Purchased Assets identified in the related Custodial Identification Certificate, Buyer shall deliver by facsimile to the Bailee at [  ] to the attention of [  ], an authorization (the “Facsimile Authorization”) to release the Purchased Asset Files with respect to the Purchased Assets identified therein to Seller.  Upon receipt of such Facsimile Authorization, the Bailee shall release the Purchased Asset Files to Seller in accordance with Seller’s instructions.

(e)           Following the Funding Date, the Bailee shall forward the Purchased Asset Files to the Custodian at [Insert Address for Custodian], Attention: [__________], by insured overnight courier for receipt by the Custodian no later than 1:00 p.m. on the third Business Day following the applicable Funding Date (the “Delivery Date”).

(f)           From and after the applicable Funding Date until the time of receipt of the Facsimile Authorization or the applicable Delivery Date, as applicable, the Bailee (a) shall maintain continuous custody and control of the related Purchased Asset Files as bailee for Buyer and (b) is holding the related Purchased Assets as sole and exclusive bailee for Buyer unless and until otherwise instructed in writing by Buyer.

(g)           Seller agrees to indemnify and hold the Bailee and its partners, directors, officers, agents and employees harmless against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever, including reasonable attorneys’ fees, that may be imposed on, incurred by, or asserted against it or them in any way relating to or arising out of this Bailee Agreement or any action taken or not taken by it or them hereunder unless such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements (other than special, indirect, punitive or consequential damages, which shall in no event be paid by the Bailee) were imposed on, incurred by or asserted against the Bailee because of the breach by the Bailee of its obligations hereunder, which breach was caused by negligence, lack of good faith or willful misconduct on the part of the Bailee or any of its partners, directors, officers, agents or employees.  The foregoing indemnification shall survive any resignation or removal of the Bailee or the termination or assignment of this Bailee Agreement.

(h)           In the event that the Bailee fails to produce a Mortgage Note, assignment of collateral or any other document related to a Purchased Asset that was in its possession within ten (10) business days after required or requested by Seller or Buyer (a “Delivery Failure”), the Bailee shall indemnify Seller or Buyer in accordance with paragraph (g) above.

(i)           Seller agrees to indemnify and hold Buyer and its respective affiliates and designees harmless against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever, including reasonable attorneys’ fees, that may be imposed on, incurred by, or asserted against it or them in any way relating to or arising out of a Custodial Delivery Failure or the Bailee’s negligence, lack of good faith or willful misconduct.  The foregoing indemnification shall survive any termination or assignment of this Bailee Agreement.

(j)           Seller hereby represents, warrants and covenants that the Bailee is not an affiliate of or otherwise controlled by Seller.  Notwithstanding the foregoing, the parties hereby acknowledge that the Bailee hereunder may act as Counsel to Seller in connection with a proposed transaction and [  ], if acting as Bailee, has represented Seller in connection with negotiation, execution and delivery of the Repurchase Agreement.

(k)           In connection with a pledge of the Purchased Assets as collateral for an obligation of Buyer, Buyer may pledge its interest in the corresponding Purchased Asset Files held by the Bailee for the benefit of Buyer from time to time by delivering written notice to the Bailee that Buyer has pledged its interest in the identified Purchased Assets and Purchased Asset Files, together with the identity of the party to whom the Purchased Assets have been pledged (such party, the “Pledgee”).  Upon receipt of such notice from Buyer, the Bailee shall mark its records to reflect the pledge of the Purchased Assets by Buyer to the Pledgee.  The Bailee’s records shall reflect the pledge of the Purchased Assets by Buyer to the Pledgee until such time as the Bailee receives written instructions from Buyer that the Purchased Assets are no longer pledged by Buyer to the Pledgee, at which time the Bailee shall change its records to reflect the release of the pledge of the Purchased Assets and that the Bailee is holding the Purchased Assets as custodian for, and for the benefit of, Buyer.

(l)           The agreement set forth in this Bailee Agreement may not be modified, amended or altered, except by written instrument, executed by all of the parties hereto.

(m)           This Bailee Agreement may not be assigned by Seller or the Bailee without the prior written consent of Buyer.

(n)           For the purpose of facilitating the execution of this Bailee Agreement as herein provided and for other purposes, this Bailee Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute and be one and the same instrument.

(o)           This Bailee Agreement shall be construed in accordance with the laws of the State of New York, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

(p)           Capitalized terms used herein and defined herein shall have the meanings ascribed to them in the Repurchase Agreement.

Very truly yours,

[INSERT SIGNATURE BLOCK OF APPLICABLE SELLER], as Seller

By:
Name:
Title:

ACCEPTED AND AGREED: [BAILEE]

By:
Name:

ACCEPTED AND AGREED: MORGAN STANLEY ASSET FUNDING INC., Buyer

By:
Name:
Title:

Schedule A

[List of Purchased Asset Documents]

Attachment 1

IDENTIFICATION CERTIFICATE

On this ____ day of ____________, 20__, [INSERT NAME OF APPLICABLE SELLER] (“Seller”), under that certain Bailee Agreement of even date herewith (the “Bailee Agreement”), among Seller, [  ] (the “Bailee”), and MORGAN STANLEY ASSET FUNDING INC., as Buyer, does hereby instruct the Bailee to hold, in its capacity as Bailee, the Purchased Asset Files with respect to the Purchased Assets listed on Exhibit A hereto, which Purchased Assets shall be subject to the terms of the Bailee Agreement as of the date hereof.

Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Bailee Agreement.

IN WITNESS WHEREOF, Seller has caused this Identification Certificate to be executed and delivered by its duly authorized officer as of the day and year first above written.

[INSERT NAME OF APPLICABLE SELLER]

By:
Name:
Title:

Exhibit A to Attachment 1

PURCHASED ASSET SCHEDULE

Attachment 2

FORM OF BAILEE’S TRUST RECEIPT AND CERTIFICATION

____________, 20__

MORGAN STANLEY ASSET FUNDING INC.
1585 Broadway, 10th Floor
New York, New York 10036
Attention:  Stephen Holmes
Telephone: (212) 761-3646
Telecopy: (212) 507-4859

Re:	Bailee Agreement, dated as of ____________ __, 20__ (the “Bailee Agreement”) among [Insert Name of Applicable Seller] (“Seller”), Morgan Stanley Asset Funding Inc. (the “Buyer”) and [ ] (the “Bailee”)

Ladies and Gentlemen:

In accordance with the provisions of Paragraph 3 of the above-referenced Bailee Agreement, the undersigned, as the Bailee, hereby certifies that as to each Purchased Asset described in the Purchased Asset Schedule (Exhibit A to Attachment 1), a copy of which is attached hereto, it has reviewed the Purchased Asset File and has determined that (i) all documents listed in Schedule A attached to the Bailee Agreement are in its possession and (ii) such documents have been reviewed by it and appear regular on their face and relate to such Purchased Asset and (iii) based on its examination, the foregoing documents on their face satisfy the requirements set forth in Paragraph 2 of the Bailee Agreement.

The Bailee hereby confirms that it is holding each such Purchased Asset File as agent and bailee for the exclusive use and benefit of Buyer pursuant to the terms of the Bailee Agreement.

All initially capitalized terms used herein shall have the meanings ascribed to them in the above-referenced Bailee Agreement.

[ ], BAILEE

By:
Name:
Title:

EXHIBIT X

UCC FILING JURISDICTIONS

1.  Delaware Secretary of State

EXHIBIT XI

FORM OF SERVICER NOTICE

[DATE]

[SERVICER]
[ADDRESS]
Attention:  ___________

Re:
Amended and Restated Master Repurchase Agreement, dated as of March 31, 2011 by and between Morgan Stanley Asset Funding Inc. (“Buyer”), CT Legacy MS SPV, LLC, CT XLC Holding, LLC, Bellevue C2 Holdings, LLC and CNL Hotel JV, LLC (collectively, “Seller”) (as amended, restated, supplemented, or otherwise modified and in effect from time to time, the “Master Repurchase Agreement”); (capitalized terms used but not otherwise defined herein shall have the meanings assigned thereto in the Master Repurchase Agreement).

Ladies and Gentlemen:

[SERVICER] (the “Servicer”) is servicing certain mortgage assets for Seller pursuant to one or more Servicing Agreements between Servicer and Seller (the “Purchased Assets”).  Pursuant to the Master Repurchase Agreement, Servicer is hereby notified that Seller has granted a security interest to Buyer in the Purchased Assets which are serviced by Servicer.

Servicer shall segregate all amounts collected on account of the Purchased Assets sold to Buyer under the Master Repurchase Agreement, hold them in trust for the sole and exclusive benefit of Buyer, and, within one (1) Business Day following the receipt thereof by Servicer, remit such collections to Midland Loan Services, a division of PNC Bank, National Association, as successor by merger with Midland Loan Services, Inc. for deposit into the Depository Account which has been established at PNC Bank, National Association, ABA # [_____], Account # [_____].  Servicer acknowledges that the Depository Account is held for the benefit of Buyer, pursuant to the Amended and Restated Depository Agreement, dated as of March 31, 2011, by and between Seller, Buyer and PNC Bank, National Association.  Upon receipt of a notice of Event of Default from Buyer, Servicer shall follow the instructions of Buyer with respect to the Purchased Assets, and shall deliver to Buyer any information with respect to the Purchased Assets reasonably requested by Buyer.

Servicer hereby agrees that, notwithstanding any provision to the contrary in any Servicing Agreement which exists between Servicer and Seller in respect of any Purchased Asset, (i) Servicer is servicing the Purchased Assets for the joint benefit of Seller and Buyer, (ii)  Buyer is expressly intended to be a third-party beneficiary under each Servicing Agreement and (iii) Buyer may, at any time, terminate any such Servicing Agreement immediately upon the delivery of written notice thereof to Servicer and/or in any event transfer servicing to Buyer’s designee, at no cost or expense to Buyer, it being agreed that Seller will pay any and all fees required to terminate any Servicing Agreement and to effectuate the transfer of servicing to the designee of Buyer.

Notwithstanding any contrary information or direction which may be delivered to Servicer by Seller, Servicer may conclusively rely on any information, direction or notice of an Event of Default delivered by Buyer, and Seller shall indemnify and hold Servicer harmless for any and all claims asserted against Servicer for any actions taken in good faith by Servicer in connection with the delivery of such information or notice of Event of Default.

No provision of this letter may be amended, countermanded or otherwise modified without the prior written consent of Buyer.  Buyer is an intended third party beneficiary of this letter.

Please acknowledge receipt and your agreement to the terms of this instruction letter by signing in the signature block below and forwarding an executed copy to Buyer promptly upon receipt.  Any notices to Buyer should be delivered to the following address: 1585 Broadway, 10th Floor, New York, New York 10036, Attn: Stephen Holmes, Telephone: (212) 761-3646, Fax:  (212) 507-4859.

Very truly yours,

[SERVICER]

By:
Name:
Title:

[SIGNATURES CONTINUE ON THE FOLLOWING PAGE]

ACKNOWLEDGED AND AGREED TO: [INSERT NAME OF APPLICABLE SELLER]

By:
Name:
Title:

EXHIBIT XII

FORM OF RELEASE LETTER

[Date]

MORGAN STANLEY ASSET FUNDING INC.
1585 Broadway, 10th Floor
New York, New York 10036
Attention:  Stephen Holmes

Re:
Amended and Restated Master Repurchase Agreement, dated as of March 31, 2011 by and between Morgan Stanley Asset Funding Inc. (“Buyer”) and CT Legacy MS SPV, LLC, CT XLC Holding, LLC, Bellevue C2 Holdings, LLC and CNL Hotel JV, LLC (collectively, “Seller”) (as amended, restated, supplemented, or otherwise modified and in effect from time to time, the “Master Repurchase Agreement”); (capitalized terms used but not otherwise defined herein shall have the meanings assigned thereto in the Master Repurchase Agreement).

Ladies and Gentlemen:

With respect to the Purchased Assets described in the attached Schedule A (the “Purchased Assets”) (a) we hereby certify to you that the Purchased Assets are not subject to a lien of any third party, and (b) we hereby release all right, interest or claim of any kind other than any rights under the Master Repurchase Agreement with respect to such Purchased Assets, such release to be effective automatically without further action by any party upon payment by Buyer of the amount of the Purchase Price contemplated under the Master Repurchase Agreement (calculated in accordance with the terms thereof) in accordance with the wiring instructions set forth in the Master Repurchase Agreement.

Very truly yours,

[INSERT NAME OF APPLICABLE SELLER]

By:
Name:
Title:

Schedule A

[List of Purchased Asset Documents]

EXHIBIT XIII

FORM OF COVENANT COMPLIANCE CERTIFICATE

[  ] [  ], 20[  ]

Morgan Stanley Asset Funding Inc.
1585 Broadway, 10th Floor
New York, New York 10036
Attention:  Stephen Holmes

This Covenant Compliance Certificate is furnished pursuant to that certain Amended and Restated Master Repurchase Agreement, dated as of March 31, 2011 by and between Morgan Stanley Asset Funding Inc. (“Buyer”), CT Legacy MS SPV, LLC, CT XLC Holding, LLC, Bellevue C2 Holdings, LLC and CNL Hotel JV, LLC (collectively, “Seller”) (as amended, restated, supplemented, or otherwise modified and in effect from time to time, the “Master Repurchase Agreement”).  Unless otherwise defined herein, capitalized terms used in this Covenant Compliance Certificate have the respective meanings ascribed thereto in the Master Repurchase Agreement.

THE UNDERSIGNED HEREBY CERTIFIES THAT:

1.	I am a duly elected Responsible Officer of Seller.

2.
All of the financial statements, calculations and other information set forth in this Covenant Compliance Certificate, including, without limitation, in any exhibit or other attachment hereto, are true, complete and correct as of the date hereof.

3.
I have reviewed the terms of the Master Repurchase Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and financial condition of Seller during the accounting period covered by the financial statements attached (or most recently delivered to Buyer if none are attached).

4.
As of the date hereof, and since the date of the certificate most recently delivered pursuant to Article 10(j) of the Master Repurchase Agreement, Seller has observed or performed all of its covenants and other agreements in all material respects, and satisfied in all material respects, every condition, contained in the Master Repurchase Agreement and the related documents to be observed, performed or satisfied by it.

5.
The examinations described in Paragraph 3 above did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes an Event of Default or Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Covenant Compliance Certificate (including after giving effect to any pending Transactions requested to be entered into), except as set forth below.

6.
As of the date hereof, each of the representations and warranties made by Seller in the Master Repurchase Agreement are true, correct and complete in all material respects with the same force and effect as if made on and as of the date hereof, except as to the extent of any exceptions contained in any Requested Exceptions Report.

7.
No condition or event that constitutes a “Termination Event”, “Event of Default”, “Potential Event of Default” or any similar event by Seller, however denominated, has occurred or is continuing under any Hedging Transaction.

8.
Attached as Exhibit 1 hereto is a description of all interests of Affiliates of Seller in any Underlying Mortgaged Property (including without limitation, any lien, encumbrance or other debt or equity position or other interest in the Underlying Mortgaged Property that is senior or junior to, or pari passu with, a Mortgage Asset in right of payment or priority).

9.
Attached as Exhibit 2 hereto are the financial statements required to be delivered pursuant to Article 10 of the Master Repurchase Agreement (or, if none are required to be delivered as of the date of this Covenant Compliance Certificate, the financial statements most recently delivered pursuant to Article 10 of the Master Repurchase Agreement), which financial statements, to the best of my knowledge after due inquiry, fairly and accurately present in all material respects, the financial condition and operations of Seller as of the date or with respect to the period therein specified, determined in accordance with the requirements set forth in Article 10.

10.	Attached as Exhibit 3 hereto are the calculations demonstrating compliance with the financial covenants set forth in Article 9 of the Guarantee Agreement.

To the best of my knowledge, Seller has, during the period since the delivery of the immediately preceding Covenant Compliance Certificate, observed or performed all of its covenants and other agreements in all material respects, and satisfied in all material respects every condition, contained in the Master Repurchase Agreement and the related documents to be observed, performed or satisfied by it, and I have no knowledge of the occurrence during such period, or present existence, of any condition or event which constitutes an Event of Default or Default (including after giving effect to any pending Transactions requested to be entered into), except as set forth below.

Described below are the exceptions, if any, to paragraph 10, listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the Guarantor or Seller has taken, is taking, or proposes to take with respect to each such condition or event:

The foregoing certifications, together with the financial statements, updates, reports, materials, calculations and other information set forth in any exhibit or other attachment hereto, or otherwise covered by this Covenant Compliance Certificate, are made and delivered this [  ] day of [  ], 20[  ].

[INSERT NAME OF APPLICABLE SELLER], a Delaware limited liability company

By:
Name:
Title:

EXHIBIT XIV

FORM OF RE-DIRECTION LETTER

[SELLER LETTERHEAD]

RE-DIRECTION LETTER

AS OF [                      ] [  ], 20[  ]

Ladies and Gentlemen:

Please refer to: (a) that certain [Loan Agreement], dated [  ] [  ], 20[  ], by and between [                      ] (the “Borrower”), as borrower, and [ ] (the “Lender”), as lender; and (b) all documents securing or relating to that certain $[ ] loan made by the Lender to the Borrower on [  ] [  ], 20[  ] (the “Loan”).

You are advised as follows, effective as of the date of this letter.

Assignment of the Loan.  The Lender has entered into an Amended and Restated Master Repurchase Agreement, dated as of March 31, 2011 (as the same may be amended and/or restated from time to time, the “Repurchase Agreement”), with Morgan Stanley Asset Funding Inc. (“Morgan Stanley”), 1585 Broadway, 10th Floor, New York, New York 10036, and has assigned its rights and interests in the Loan (and all of its rights and remedies in respect of the Loan) to Morgan Stanley, subject to the terms of the Repurchase Agreement.  This assignment shall remain in effect unless and until Morgan Stanley has notified Borrower otherwise in writing.

Direction of Funds.  In connection with Lender’s obligations under the Repurchase Agreement, Lender hereby directs Borrower to disburse, by wire transfer, any and all payments to be made under or in respect of the Loan to the following account at [Bank] for the benefit of Morgan Stanley:

[BANK]
ABA # [  ]
Account # [                                ]
FFC: [                      ]
Attn: Morgan Stanley – Buyer’s Repurchase Account
Attn: [                                ]

This direction shall remain in effect unless and until Morgan Stanley has notified Borrower otherwise in writing.

Modifications, Waivers, Etc.  No modification, waiver, deferral, or release (in whole or in part) of any party’s obligations in respect of the Loan, or of any collateral for any obligations in respect of the Loan, shall be effective without the prior written consent of Morgan Stanley.  Notwithstanding the foregoing, neither Seller nor Servicer shall take any material action or effect any modification or amendment to any Purchased Asset without first having given prior notice thereof to Buyer in each such instance and receiving the prior written consent of Buyer.

Please acknowledge your acceptance of the terms and directions contained in this correspondence by executing a counterpart of this correspondence and returning it to the undersigned.

Very truly yours, [INSERT NAME OF APPLICABLE SELLER], a Delaware limited liability company

By:
Name:
Title:
Date:	[ ], 20[ ]

Agreed and accepted this [ ] day of [ ], 20[ ] [ ]

By:
Name:
Title: